UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-12

SEARS HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEARS HOLDINGS CORPORATION

3333 Beverly Road

Hoffman Estates, Illinois 60179

March 28, 2013

EDWARD S. LAMPERT

Chairman of the Board and Chief Executive Officer

Dear Stockholder:

I am pleased to invite you to attend the annual meeting of stockholders of Sears Holdings Corporation (the “Company” or “Sears Holdings”) on Wednesday, May 1, 2013. The meeting will begin at 9:00 a.m. (Central time) in the Sears Holdings General Session Room, 3333 Beverly Road, Hoffman Estates, Illinois.

The notice of annual meeting and proxy statement that follow this letter describe the matters to be voted on during the meeting. Your proxy card and the Company’s 2012 Annual Report on Form 10-K also are enclosed.

Whether or not you plan to attend the meeting in person, please read the proxy statement and vote your shares. Instructions for Internet and telephone voting are included in your proxy card.

ADMISSION TO THE 2013 ANNUAL MEETING

An admission ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the annual meeting. Only stockholders who own Sears Holdings common stock as of the close of business on March 7, 2013 will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

•	If your Sears Holdings shares are registered in your name, an admission ticket is attached to your proxy card.

•

If your Sears Holdings shares are held in a bank or brokerage account, you can attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned shares of Sears Holdings common stock on March 7, 2013. You may also contact your bank or broker to obtain a written legal proxy.

Registration will begin at 7:45 a.m. and seating will begin at 8:00 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Sincerely,

Edward S. Lampert

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Notice of 2013 Annual Meeting of Stockholders

Date:	May 1, 2013
Time:	9:00 a.m. Central time
Place:	Sears Holdings Corporation
General Session Room
3333 Beverly Road
Hoffman Estates, Illinois 60179

We invite you to attend the annual meeting of stockholders of Sears Holdings Corporation (“Sears Holdings,” “Company,” “our company,” “we,” “our” or “us”) to:

1.	Elect six directors;

2.	Hold an advisory vote to approve the compensation of our named executive officers;

3.	Approve the Sears Holdings Corporation 2013 Stock Plan;

4.	Approve an amendment to the performance measures under the Amended and Restated Sears Holdings Corporation Umbrella Incentive Program;

5.	Ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2013; and

6.	Consider any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

The record date for determining stockholders entitled to notice of, and to vote at, this annual meeting is March 7, 2013. Only stockholders of record at the close of business on that date can vote at the meeting.

For more information, please read the accompanying proxy statement.

This notice of 2013 annual meeting of stockholders, as well as the accompanying proxy statement and proxy card, are being mailed to our stockholders commencing on or about April 2, 2013.

It is important that your shares are represented at the meeting. Stockholders may vote their shares (1) in person at the annual meeting, (2) by telephone, (3) through the Internet or (4) by completing and mailing a proxy card. Specific instructions for voting by telephone or through the Internet are included on your proxy card. If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote.

By Order of the Board of Directors.

Dane A. Drobny

Senior Vice President, General Counsel and Corporate Secretary

March 28, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2013.

The Company’s proxy statement for the 2013 annual meeting of stockholders and the 2012 Annual Report on Form 10-K for the fiscal year ended February 2, 2013 are available at www.proxyvote.com.

Proxy Statement

This proxy statement and the accompanying proxy card are being mailed to stockholders of Sears Holdings in connection with the solicitation of proxies by the Board of Directors for the 2013 annual meeting of stockholders being held on May 1, 2013.

QUESTIONS AND ANSWERS

Q:	What is a proxy statement?

A:	A proxy statement is a document, such as this one, required by the SEC that, among other things, explains the items on which you are asked to vote on the proxy card.

Q:	What am I voting on at the Annual Meeting?

A:	At the Sears Holdings 2013 annual meeting of stockholders (the “Annual Meeting”), our stockholders are asked to:

•	elect six directors (see page 8);

•	hold an advisory vote to approve the compensation of our named executive officers as described in this proxy statement (see page 47);

•	approve the Sears Holdings Corporation 2013 Stock Plan (see page 48);

•	approve an amendment to the performance measures under the Amended and Restated Sears Holdings Corporation Umbrella Incentive Program (see page 54);

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2013 (see page 62); and

•	consider any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

Q:	What does it mean to vote by proxy?

A:	It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•	FOR the election of the Board’s nominees for director;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers as described in this proxy statement;

•	FOR the approval of the Sears Holdings Corporation 2013 Stock Plan;

•	FOR the approval of an amendment to the performance measures under the Amended and Restated Sears Holdings Corporation Umbrella Incentive Program; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2013.

Q:	Who is entitled to vote?

A:	Only holders of our common stock at the close of business on March 7, 2013 (the “Record Date”) are entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. There were 106,386,171 shares of common stock outstanding on the Record Date.

Q:	How do I cast my vote?

A:	If you hold your shares directly in your own name, you are a “registered stockholder” and can vote in person at the Annual Meeting or you can complete and submit a proxy through the Internet, by telephone or by mail. If your shares are registered in the name of a broker or other nominee, you are a “street-name stockholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

Q:	How do I vote by telephone or through the Internet?

A:	If you are a registered stockholder, you may vote by telephone or through the Internet following the instructions on the proxy card. If you are a street-name stockholder, your broker or other nominee has provided information for you to use in directing your broker or nominee how to vote your shares.

Q:	Who will count the vote?

A:	A representative of Broadridge Financial Services, Inc., an independent tabulator, will count the vote and act as the inspector of election.

Q:	Can I change my vote after I have voted?

A:	A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered stockholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from the Corporate Secretary at Sears Holdings Corporation, Law Department, 3333 Beverly Road, Hoffman Estates, Illinois 60179, Attn: Corporate Secretary. The last vote received prior to the meeting will be the one counted. If you are a registered stockholder, you may also change your vote by voting in person at the Annual Meeting.

Q:	Can I revoke a proxy?

A:	Yes, registered stockholders may revoke a properly executed proxy at any time before it is exercised by submitting a letter addressed to and received by the Corporate Secretary at the address listed in the answer to the previous question. Street-name stockholders cannot revoke their proxies in person at the Annual Meeting because the actual registered stockholders, the brokers or other nominees, will not be present. Street-name stockholders wishing to change their votes after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Sign and return all proxy cards, or vote each account by telephone or the Internet to ensure that all your shares are voted. We encourage you to register all your accounts in the same name and address. Registered stockholders may contact our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43078, Providence, Rhode Island 02940-3078 (1-800-732-7780). Street-name stockholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.

Q:	What shares are included on my proxy card?

A:	Your proxy card includes all shares registered to your account in the same social security number and address, including any full and fractional shares you own under one or more of the following plans:

•	the Sears Holdings Savings Plan;

•	the Lands’ End, Inc. Retirement Plan;

•	the Sears Holdings Puerto Rico Savings Plan; or

•	the 2006 Associate Stock Purchase Plan.

We refer to the Sears Holdings Savings Plan, the Lands’ End, Inc. Retirement Plan, and the Sears Holdings Puerto Rico Savings Plan, collectively, as the “Savings Plans.”

Q:	How do I vote if I hold my shares through the Savings Plans?

A:	If you participate in a Savings Plan, you may direct the trustee how to vote your shares of common stock that you hold through the Savings Plan through the Internet, by telephone, or by U.S. mail. Your direction will be held in confidence by the Plan trustee. If you do not vote shares that you hold through a Savings Plan (or you submit your proxy card with an unclear voting designation or with no voting designation at all), then the Plan trustee will vote the shares in your account in proportion to the way other participants in the Savings Plans vote their shares, unless contrary to the Employee Retirement Income Security Act of 1974. To allow sufficient time for the trustees of the Savings Plans to tabulate the vote of the Savings Plan shares, you must vote by telephone or internet or return your proxy card so that it is received by 5:00 p.m. Eastern Time on April 28, 2013. Because shares of common stock held in the Savings Plans are registered in the name of the Savings Plan trustee, participants in the Company’s Savings Plans cannot vote Savings Plan shares or revoke prior voting instructions at the Annual Meeting.

Q:	What makes a quorum?

A:	Each outstanding share of our common stock as of the Record Date is entitled to one vote at the Annual Meeting. A majority of the outstanding shares entitled to vote, being present or represented by proxy at the meeting, constitutes a quorum. A quorum is necessary to conduct the Annual Meeting.

Q:	How many votes are needed to approve each of the proposals?

A:	Item 1: The director nominees will be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the Annual Meeting and present in person or represented by proxy. This means that the six nominees who receive the most affirmative votes will be elected as directors.

Item 2: Advisory approval of the compensation of our named executive officers requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Item 3: Approval of the Sears Holdings Corporation 2013 Stock Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Item 4: Approval of an amendment to the performance measures under the Amended and Restated Sears Holdings Corporation Umbrella Incentive Program requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Item 5: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Q:	How are votes counted?

Under Delaware law and our Restated Certificate of Incorporation and Amended and Restated By-Laws, all votes entitled to be cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter, whether those stockholders vote “for,” “against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required to (1) approve, on an advisory basis, the compensation of our named executive officers, (2) approve the Sears Holdings Corporation 2013 Stock Plan, (3) approve an amendment to the performance measures under the Amended and Restated Sears Holdings Corporation Umbrella Incentive Program, and (4) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Q:	What is the effect of an abstention?

Abstentions occur when stockholders are present at the Annual Meeting, but fail to vote. The shares of a stockholder who abstains from voting on a matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the stockholder is present in person or represented by proxy. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded and have no effect. Abstentions may be specified on all other proposals. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote “against” the proposals to approve, on an advisory basis, the compensation of our named executive officers, to approve the Sears Holdings Corporation 2013 Stock Plan, to approve an amendment to the performance measures under the Amended and Restated Sears Holdings Corporation Umbrella Incentive Plan, and to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Q:	How will votes be counted on shares held through brokers?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers are not entitled to vote on the election of directors, the approval of the Sears Holdings Corporation 2013 Stock Plan, the approval of an amendment to the performance measures under the

Amended and Restated Sears Holdings Corporation Umbrella Incentive Plan, or the advisory proposal to approve the compensation of our named executive officers unless they receive voting instructions from the beneficial owner. The shares of a stockholder whose shares are not voted because of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the stockholder is represented by proxy. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Q:	Who may attend the Annual Meeting?

A:	Any stockholder as of the Record Date may attend. Seating and parking are limited and admission is on a first-come basis. If you are a registered stockholder, an admission ticket is attached to your proxy card. Each stockholder may be asked to present valid picture identification (for example, a driver’s license or passport). If you are a street-name stockholder, you will need to bring a copy of a brokerage statement, proxy or letter from the broker or other nominee confirming ownership of Sears Holdings shares as of the Record Date.

Q:	Can I access future annual meeting materials through the Internet rather than receiving them by mail?

A:	Yes. Registered stockholders can sign up for electronic delivery at www.proxyvote.com. If you vote through the Internet, you can also sign up for electronic delivery. Just follow the instructions that appear after you finish voting. You will receive an e-mail next year containing our 2013 Annual Report on Form 10-K and the proxy statement for our 2014 annual meeting. Street-name stockholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees our company incurs in connection with the solicitation of proxies.

Q:	What is “householding”?

A:	Sears Holdings has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, stockholders of record who have the same address and last name and do not receive proxy materials electronically will receive a single set of proxy materials, unless one or more of these stockholders notifies the company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to our company by reducing printing and postage costs.

If you participate in householding and wish to receive a separate set of proxy materials, or if you wish to receive separate copies of future annual reports and proxy statements, please call 1-800-542-1061 or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The Company will deliver the requested documents to you promptly upon your request.

Any stockholders of record who share the same address and currently receive multiple copies of proxy materials who wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

Q:	How do I revoke my consent to the householding program?

A:	If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate annual reports, proxy statements and other disclosure documents, you may revoke your consent by writing to Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You may also revoke your consent by contacting Sears Holdings’ householding agent by calling toll free at 1-800-542-1061 and following the voice prompts. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in street-name, please contact your bank, broker or other holder of record to request information about householding.

CORPORATE GOVERNANCE

Corporate Governance Practices

Our Board of Directors (the “Board”) is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for governance of our company. The Nominating and Corporate Governance Committee reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of Board committees, our Code of Conduct and our Board of Directors Code of Conduct are available on our website at www.searsholdings.com under the heading “Corporate Governance.”

Among other things, the Corporate Governance Guidelines provide that:

•	A majority of the members of the Board must be independent directors to the extent required by the securities laws and the NASDAQ listing rules.

•	Independent directors are to meet regularly, at least twice a year, in executive session without management present.

•

The Board and its committees have the power to engage at the Company’s expense independent legal, financial or other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance.

•	The Board conducts an annual evaluation to assess whether it and its committees are functioning effectively.

Director Independence

Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board of Directors analyzed the independence of each director. In making its independence determinations, the Board considers transactions, relationships and arrangements between Sears Holdings and entities with which directors are associated as executive officers, directors and trustees. When these transactions, relationships and arrangements exist, they are in the ordinary course of business and are of a type customary for a retail company such as Sears Holdings.

As a result of this review, the Board affirmatively determined that the following directors meet the standards of independence under our Corporate Governance Guidelines and the applicable NASDAQ listing rules, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment:

Paul G. DePodesta

William C. Kunkler, III

Steven T. Mnuchin

Ann N. Reese

Emily Scott

Thomas J. Tisch

The Board has also determined that all members of the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under the NASDAQ listing rules. The Board of Directors has further determined that Ann N. Reese, the chair of the Audit Committee, and William C. Kunkler, III are “audit committee financial experts,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

ITEM 1. ELECTION OF DIRECTORS

Item 1 is the election of six nominees to our Board. If elected, six nominees will hold office until the next annual meeting or until their successors are elected and qualified. The persons named in the proxy card (the “proxies”) will vote FOR the election of all of the nominees listed below, unless otherwise instructed.

The number of directors constituting the entire Board of Directors is currently fixed at eight. Two of our current directors, Louis J. D’Ambrosio and Emily Scott, will not stand for re-election to the Board at the Annual Meeting. Mr. D’Ambrosio and Ms. Scott have indicated that they will serve the remainder of their terms as directors until the Annual Meeting. The Board and the Nominating and Corporate Governance Committee are seeking to identify additional persons to serve as directors. You may not vote for a greater number of persons than the number of nominees named in this proxy statement.

The Board of Directors expects all nominees to be available for election. If any of nominee should become unavailable to serve as a director for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case, your shares will be voted for that other person.

Paul G. DePodesta was elected to the Board on December 12, 2012. Mr. DePodesta was known to, and, prior to his election, recommended to, the Nominating and Corporate Governance Committee by a non-management director. Except for Mr. DePodesta, and as otherwise noted below, each of the current members of our Board of Directors has served as a director since at least the consummation of the merger transaction involving Kmart Holding Corporation and Sears, Roebuck and Co. on March 24, 2005 (the “Merger”).

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ELECTION

OF THE SIX NOMINEES FOR DIRECTOR.

The biographies of each of the nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company.

Paul G. DePodesta, 40, is Vice President, Player Development & Amateur Scouting for the New York Mets major league baseball club and has served in that position since November 2010. From November 2008 until November 2010, he served as Executive Vice President for the San Diego Padres major league baseball club. From July 2006 until November 2008, he served as Special Assistant for Baseball Operations with the San Diego Padres. For nine years prior to joining the San Diego Padres, Mr. DePodesta worked in a variety of positions with other major league baseball clubs, including time as the Executive Vice President and General Manager for the Los Angeles Dodgers major league baseball club. Mr. DePodesta brings to the Board extensive experience as a leader and manager, including expertise in evaluating, procuring and developing talent and in creating and using processes and systems to evaluate individuals, teams and organizations.

William C. Kunkler, III, 56, is the Executive Vice President-Operations of CC Industries, Inc., an affiliate of Henry Crown and Company, and has served in that position, as well as other officer positions, since 1994. CC Industries, Inc. is a private equity firm focused on manufacturing companies and real estate investments. Mr. Kunkler has extensive manufacturing company experience and a thorough understanding of business operations, including finance and accounting principles and functions as well as operational methodologies, garnered from his experience as an executive officer and director of various companies. He also has strong ties to the Chicago area, the location of Sears Holdings Corporation’s corporate headquarters. Mr. Kunkler has served as a director of the Company since 2009.

Edward S. Lampert, 50, Chairman of our Board of Directors, became our Chief Executive Officer effective February 1, 2013. He is also the Chairman and Chief Executive Officer of ESL Investments, Inc., which he founded in April 1988. Mr. Lampert has extensive experience in business and finance, and he has invested in many retail companies. He also served as Chairman of the Board of Kmart Holding Corporation, a company that emerged from bankruptcy in 2003 and was transformed into a profitable business prior to its merger with Sears, Roebuck and Co. in 2005.

Steven T. Mnuchin, 50, has served as Chairman and Chief Executive Officer of One West Bank Group LLC, the holding company of OneWest Bank, since January 2009. Mr. Mnuchin is also Chairman and Chief Executive Officer of Dune Capital Management LP, a private investment firm, and he has served in that or a similar capacity since September 2004. Mr. Mnuchin is a trustee of The Museum of Contemporary Art, Los Angeles, LAPD Foundation and New York Presbyterian Hospital. Mr. Mnuchin brings extensive experience in investment strategy and finance to the Sears Holdings Board through his positions at a financial institution and a private investment firm. He also gained extensive information technology experience during his tenure as the Chief Information Officer of Goldman, Sachs & Co. He served as a director of Kmart Holding Corporation, a company that emerged from bankruptcy in 2003 and was transformed into a profitable business prior to its merger with Sears, Roebuck and Co. in 2005.

Ann N. Reese, 60, co-founded the Center for Adoption Policy in New York in 2001 and serves as its Executive Director. Prior to co-founding the Center, Ms. Reese served as a Principal with Clayton, Dubilier & Rice, a private equity investment firm, in 1999 and 2000. From 1995 to 1998, she was Executive Vice President and Chief Financial Officer of ITT Corp., a hotel and gaming company. Ms. Reese is a director of Xerox Corporation and Genesee & Wyoming Inc. Ms. Reese served as a director of Merrill Lynch & Co., Inc. from July 2004 until its acquisition by Bank of America Corporation in January 2009. Ms. Reese also served as director of The Jones Group Inc. from July 2003 to May 2011. Ms. Reese has extensive executive experience in corporate finance, financial reporting and strategic planning through her position as a public company chief financial officer as well as corporate governance expertise gained from her experience on other public company boards. Ms. Reese also served as a director of Kmart Holding Corporation, a company that emerged from bankruptcy in 2003 and was transformed into a profitable business prior to its merger with Sears, Roebuck and Co. in 2005.

Thomas J. Tisch, 58, has served as the Managing Partner of Four Partners, a private investment firm, since 1992. He has served as the Chancellor of Brown University since July 2007, and he is also a trustee of New York University Medical Center. Mr. Tisch brings financial and general business expertise to the Sears Holdings Board from his position at a private investment firm. Mr. Tisch also served as a director of Kmart Holding Corporation, a company that emerged from bankruptcy in 2003 and was transformed into a profitable business prior to its merger with Sears, Roebuck and Co. in 2005.

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent and their economic interest in the Company through meaningful share ownership, as well as consideration of diversity, age, skills and experience in relation to the needs of the Board. Director nominees will be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The ultimate responsibility for selection of director nominees resides with the Board of Directors.

While the Company does not have a formal diversity policy, as mentioned above, the Board considers diversity in identifying director nominees. The Board and the Nominating and Governance Committee believe that it is important that our directors represent diverse viewpoints. In addition to diversity of experience, the Nominating and Corporate Governance Committee seeks director candidates with a broad diversity of professions, skills and backgrounds. The Nominating and Corporate Governance Committee discusses the diversity of the Board annually.

The Board met 11 times during fiscal year 2012 (the fiscal year ended February 2, 2013). A majority of the directors attended 100% of the Board meetings and the meetings of the committees on which they served, and all directors attended at least 75% of such Board meetings and committee meetings. Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors who stood for election at the 2012 annual meeting attended the 2012 annual meeting.

Committees of the Board of Directors

The Board has standing Audit, Compensation, Finance, and Nominating and Corporate Governance Committees. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent, as defined in the NASDAQ listing rules.

The table below reflects the current membership of each committee and the number of meetings held by each committee in fiscal year 2012.

	Audit		Compensation		Finance		Nominating and Corporate Governance
E. Lampert					X	**
L. D’Ambrosio					X
P. DePodesta*
W. Kunkler	X						X
S. Mnuchin					X		X	**
A. Reese	X	**	X
E. Scott			X				X
T. Tisch	X		X	**
2012 Meetings	9		8		3		4

*	Mr. DePodesta has not yet been appointed to any committees of the Board.
**	Committee chair

Each committee operates under a written charter. The charters are available on our corporate website, www.searsholdings.com, under the heading “Corporate Governance.” The principal functions of each Committee are summarized below.

Audit Committee

•	Responsible for compensation and oversight of the work of the independent registered public accounting firm in connection with the annual audit report

•	Hires, subject to stockholder ratification, the independent registered public accounting firm to perform the annual audit

•	Reviews the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition

•	Reviews the reports prepared by the independent registered public accounting firm and management’s responses thereto

•	Pre-approves audit and permitted non-audit services performed by the independent registered public accounting firm

•	Reviews financial reports, internal controls and risk exposures

•	Reviews management’s plan for establishing and maintaining internal controls

•	Reviews the scope of work performed by the internal audit staff

•	Discusses with the Company’s Chief Compliance Officer matters that involve our compliance and ethics policies

In December 2012, the Audit Committee established a Related Party Transactions Subcommittee (the “RPT Subcommittee”) consisting of Ms. Reese and Mr. Kunkler to assist the Audit Committee by reviewing potential related party transactions; material amendments to, or modifications, terminations or extensions of agreements involving related party transactions; and the Company’s guidelines and policies with regard to related party transactions generally. The RPT Subcommittee may approve or pre-approve certain types of related party transactions (and present them to the Audit Committee at its next scheduled meeting) or may, if it deems it advisable, refer them to the Audit Committee for review.

Compensation Committee

•	Reviews recommendations for and approves the compensation of senior executive officers

•	Reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and recommends to the Board the CEO’s overall compensation level

•	Reviews and approves employment agreements, severance arrangements and change in control arrangements affecting the CEO and other senior executives

•	Reviews compensation discussion and analysis for inclusion in the Company’s proxy statement

•	Evaluates whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company

The Company has a standing Stock Plan Committee. The sole member of the Stock Plan Committee for fiscal year 2012 (until February 1, 2013) was Louis J. D’Ambrosio; effective February 1, 2013, Thomas J. Tisch became the sole member of the Stock Plan Committee. The Compensation Committee has delegated authority to the Stock Plan Committee to approve restricted stock awards of up to $150,000 to employees below the level of Senior Vice President, excluding officers who are subject to Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”). The Compensation Committee also has delegated authority to the Stock Plan Committee and to the Senior Vice President and President, Talent and Human Capital Services, to approve increases in base salary of up to 10% and/or annual incentive plan award increases of up to 10% to officers at the level of Senior Vice President and above. The Stock Plan Committee acted solely by written consent in fiscal year 2012.

Finance Committee

•	Establishes and oversees matters related to capital allocation and expenditure policies and budgets

•	Establishes policies and procedures related to our company’s share repurchase programs

•	Oversees financial, capital and insurance risk

•	Reviews our annual business plan

•	Reviews policies and investments related to retirement plans, including our pension and savings plans

•	Reviews operating performance metrics and investment rates of return

Nominating and Corporate Governance Committee

•	Reports annually to the full Board with an assessment of the Board’s performance

•	Recommends to the full Board the nominees for directors

•	Reviews recommended compensation arrangements for the Board

•	Reviews and reassesses the adequacy of our Corporate Governance Guidelines

Communications with the Board of Directors

You may contact any non-employee director, or the entire Board, at any time, subject to the exceptions described below. Your communication should be sent to the Sears Holdings Corporation Board of Directors—Non-employee directors, c/o Corporate Secretary, Sears Holdings Corporation, Law Department, 3333 Beverly Road, Hoffman Estates, Illinois 60179. Additional information regarding our policies on communicating with the Board of Directors can be found in our Corporate Governance Guidelines, located in the Corporate Governance section of our website, www.searsholdings.com.

Communications are distributed to the Board, a committee of the Board, or any Board member as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as

•	spam and other junk mail;

•	product and service complaints or inquiries;

•	new product suggestions;

•	resumes and other job inquiries;

•	surveys; and

•	business solicitations or advertisements.

Material that is unduly hostile, threatening, illegal or similarly unsuitable will also be excluded. We will make available to any director any excluded communication, at that director’s request.

Board Leadership Structure

The Board has no policy that mandates the separation of the offices of Chairman of the Board and Chief Executive Officer. Under our Corporate Governance Guidelines, the Board believes that it is in the best interest of the Company to make such a determination at the time that it elects a new Chief Executive Officer. Effective February 1, 2013, Mr. Lampert, our Chairman of the Board, was elected by the Board to succeed Mr. D’Ambrosio as Chief Executive Officer and thus serves in both capacities. The Board selected Mr. Lampert to ensure continuity of leadership, sharpen the Company’s strategy, continue the momentum of the transformation of the Company and accelerate the progress that the Company has made. The independent directors appoint a lead independent director to preside over each executive session of the independent directors who is chosen, unless determined otherwise by the independent directors at the time of the appointment, by rotation among the respective chairs of our Audit, Compensation and Nominating and Corporate Governance committees.

The Board’s Role in Risk Oversight

Consistent with our leadership structure, our Chief Executive Officer and other members of senior management are responsible for the identification, assessment and management of risks that could affect the Company, and the Board provides oversight in connection with these efforts. Accordingly, we do not believe that the Board’s role in risk oversight has an effect on the Company’s leadership structure. The Board’s oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of the Audit Committee, Compensation Committee and the Finance Committee above and in the charters of the Audit Committee, the Compensation Committee and the Finance Committee. The full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company, including our Chief Financial Officer and our General Counsel.

Nomination of Director Candidates

Directors may be nominated by the Board or by stockholders in accordance with our By-Laws. The Nominating and Corporate Governance Committee will, when appropriate, actively seek individuals qualified to become Board members, and solicit input on director candidates from a variety of sources, including current directors. As a matter of course, the Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the person’s qualifications and independence, economic interest in the Company through meaningful share ownership, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. While the Committee has the ability to retain a third party to assist in the nomination process, the Company did not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees in fiscal year 2012.

Director nominees recommended by the Nominating and Corporate Governance Committee are expected to be committed to representing the long-term interests of our stockholders. The Committee believes that it is important to align the interests of directors with those of our stockholders, and therefore encourages each director and director nominee to own shares of our common stock in an amount that is meaningful to that individual. Board members should possess a high degree of integrity and have broad knowledge, experience and mature judgment. In addition to a meaningful economic commitment to our company as expressed in share ownership, directors and nominees should have predominately business backgrounds, have experience at policy-making levels in business and/or technology, and bring a diverse set of business experiences and perspectives to the Board.

You can nominate a candidate for election to the Board by complying with the nomination procedures in our By-Laws. For an election to be held at an annual meeting of stockholders, nomination by a stockholder must be made by notice in writing delivered to the Corporate Secretary not later than 90 days in advance of such meeting. However, if the annual meeting is not held on or within eight days of the fourth Tuesday in May of a year, and if the Company provides stockholders with less than 100 days notice or public disclosure of the meeting date, the stockholder notice must be given not later than the 10th day following the notice or public disclosure of the meeting date. For an election to be held at a special meeting of stockholders, notice by a stockholder must be given not later than the 10th day following the date on which the Company first provides stockholders with notice or public disclosure of the meeting date.

A stockholder’s notice to the Corporate Secretary must be in writing and be delivered to Sears Holdings Corporation, Law Department, 3333 Beverly Road, Hoffman Estates, Illinois 60179, Attn: Corporate Secretary, and must include:

•	the name and address of the stockholder;

•	the name, age and business address of each nominee proposed in the notice;

•	such other information concerning each nominee as must be disclosed with respect to director nominees in proxy solicitations under the proxy rules of the SEC; and

•	the written consent of each nominee to serve as a director if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. A stockholder’s compliance with these procedures will not require the Company to include information regarding a proposed nominee in the Company’s proxy solicitation materials.

Amount and Nature of Beneficial Ownership

Security Ownership of Directors and Management

Except as otherwise set forth below, the following table sets forth information with respect to the beneficial ownership of our common stock as of February 14, 2013 by:

•	each of our directors;

•	each named executive officer (as defined under “Summary Compensation Table”); and

•	all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Common Stock(2)		Percent of Class(3)
R. Boire	65,075		*
P. DePodesta	500		*
L. D’Ambrosio	91,653		*
D. Drobny	9,567		*
I. Jooma	13,597		*
W. Kunkler	24,720	(4)	*
E. Lampert	58,897,115	(5)	55.3%
S. Mnuchin	27,387	(6)(7)	*
A. Reese	10,000		*
R. Schriesheim	59,349		*
E. Scott	106		*
T. Tisch	3,819,816	(8)	3.6%
Directors and Executive Officers as a group (14 persons)	63,028,063		59.2%

*	Less than 1%

(1)	The address of each beneficial owner is c/o Sears Holdings Corporation, 3333 Beverly Road, Hoffman Estates, Illinois 60179.

(2)	Ownership is as of February 14, 2013 and includes:

•	shares in which the director or executive officer may be deemed to have a beneficial interest; and

•	for executive officers, shares held as nontransferable restricted shares, which are subject to forfeiture under certain circumstances.

Unless otherwise indicated, the directors and executive officers listed in the table have sole voting and investment power with respect to the common stock listed next to their respective names. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(3)	There were 106,422,459 shares of our common stock outstanding as of February 14, 2013.

(4)	Includes 23,147 shares that Mr. Kunkler has pledged as security for a loan to JPMorgan Chase Bank, N.A and 1,573 shares held by his spouse. Mr. Kunkler disclaims beneficial ownership of the shares held by his spouse.

(5)	Please see footnotes (b) and (c) to the Security Ownership of 5% Beneficial Owners on page 15.

(6)	Includes 8,000 shares owned by the Steven T. Mnuchin 2002 Family Trust and 600 shares owned by other family trusts and custodial accounts, the beneficial interests of which are owned by members of Mr. Mnuchin’s immediate family.

(7)

Does not include (1) 200 common shares held by the Trust fbo Michael Paul Mortara 1992, (2) 200 common shares held by the Trust fbo Matthew Peter Mortara 1992, (3) 14,800 common shares held by the Virginia Mortara 2007 Annuity Trust, and (4) 16,000 common shares held by the Mortara Trust U Article 6th . Mr. Mnuchin acts as trustee for each of these trusts and has no pecuniary interest in the holdings or transactions of such trusts. Mr. Mnuchin disclaims beneficial ownership of these shares.

(8)	Includes 2,694,704 shares owned by Andrew H. Tisch, Daniel R. Tisch and James S. Tisch, brothers of Thomas J. Tisch, or by trusts of which they are the managing trustees and beneficiaries, in respect of which Thomas J. Tisch has sole voting power and 45,810 owned by two foundations over which Mr. Tisch exercises shared voting power. Thomas J. Tisch disclaims beneficial ownership of these shares.

Security Ownership of 5% Beneficial Owners

The following table sets forth information with respect to beneficial ownership of our common stock by persons known by us to beneficially own 5% or more of our outstanding common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Class
ESL Investments, Inc. and related entities(b) 1170 Kane Concourse Bay Harbour, Florida 33154	58,897,115	(c)	55.3	%(d)

Fairholme Capital Management, L.L.C.(e) 4400 Biscayne Boulevard, 9th Floor Miami, Florida 33137	18,146,573	(f)	17.1	%(d)

Baker Street Capital Management, LLC(g) 12400 Wilshire Boulevard, Suite 940 Los Angeles, California 90025	7,183,152	(h)	6.7	%(d)

(a)	Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(b)	Beneficial ownership is based on the Schedule 13D/A filed by the following persons reporting their ownership as of March 20, 2013. The persons (“ESL Entities”) consist of ESL Investments, Inc., a Delaware corporation (“Investments”); Edward S. Lampert; ESL Institutional Partners, L.P., a Delaware limited partnership (“Institutional”); CRK Partners, L.L.C., a Delaware limited liability company (“CRK LLC”); ESL Partners, L.P., a Delaware limited partnership (“Partners”); SPE I Partners, LP, a Delaware limited partnership (“SPE Partners”); SPE Master I, LP, a Delaware limited partnership (“SPE Master”); RBS Partners, L.P., a Delaware limited partnership (“RBS”); and RBS Investment Management, L.L.C., a Delaware limited liability company (“RBSIM”). Mr. Lampert is the sole stockholder, chief executive officer and director of Investments. Investments is the general partner of RBS, the sole member of CRK LLC and the manager of RBSIM. RBS is the general partner of Partners, SPE Partners and SPE Master. RBSIM is the general partner of Institutional.

(c)	Investments has sole voting power and sole dispositive power as to 33,856,069 shares and shared dispositive power as to 25,041,046 shares; Edward S. Lampert has sole voting power as to 58,897,115 shares and sole dispositive power as to 33,856,069 shares and shared dispositive power as to 25,041,046 shares; CRK LLC has sole voting power and sole dispositive power as to 747 shares; RBS has sole voting power and sole dispositive power as to 33,845,092 shares and shared dispositive power as to 25,041,046 shares; Partners has sole voting power and sole dispositive power as to 29,410,437 shares and shared dispositive power as to 25,041,046 shares; RBSIM has sole voting power and sole dispositive power as to 10,230 shares; Institutional has sole voting power and sole dispositive power as to 10,230 shares; SPE Partners has sole voting power and sole dispositive power as to 1,939,872 shares; and SPE Master has sole voting power and sole dispositive power as to 2,494,783 shares. The aggregate number of shares beneficially owned by the ESL Entities does not include shares issued, or to be issued, to Mr. Lampert pursuant to Mr. Lampert’s offer letter from the Company dated March 18, 2013 (See “Compensation Discussion and Analysis—Fiscal Year 2013 Compensation Decisions—Fiscal Year 2013 CEO Compensation.”)

(d)	There were 106,422,459 shares of our common stock outstanding as of February 14, 2013. The “Percent of Class” for each of the ESL Entities, Fairholme Capital Management, L.L.C. and Baker Street Capital Management, LLC was calculated by using the disclosed number of beneficially owned shares as the numerator, respectively, and the number of the Company’s outstanding common shares as of February 14, 2013 as the denominator.

(e)	Beneficial ownership is based on the Schedule 13G filed by Fairholme Capital Management, L.L.C. reporting its ownership as of December 31, 2012.

(f)	The shares of common stock are owned, in the aggregate, by Bruce R. Berkowitz and various investment vehicles managed by Fairholme Capital Management, L.L.C. (“FCM”), of which 14,212,673 shares are owned by The Fairholme Fund and 472,100 shares are owned by The Fairholme Allocation Fund, each a series of Fairholme Funds, Inc. Bruce R. Berkowitz disclosed sole voting power and sole dispositive power as to 517,200 shares. FCM disclosed shared voting power as to 15,854,573 shares and shared dispositive power as to 17,629,373 shares. Fairholme Funds, Inc. disclosed shared voting power and shared dispositive power as to 14,684,773 shares. Because Mr. Bruce R. Berkowitz, in his capacity as the Managing Member of FCM or as President of Fairholme Funds, Inc., has voting or dispositive power over all shares beneficially owned by FCM, he is deemed to have beneficial ownership of all of the shares.

(g)	Beneficial ownership is based on the Schedule 13G filed by Baker Street Capital Management, LLC reporting its ownership as of February 19, 2013.

(h)	The shares (which include 7,000,000 shares subject to certain options exercisable within 60 days) are owned directly by Baker Street Capital L.P. (“BSC”). Baker Street Capital Management, LLC (“BSCM”) is the general partner of BSC. Vadim Perelman is the managing member of BSCM. By virtue of these relationships, each of BSCM and Mr. Perelman may be deemed to beneficially own the shares owned directly by BSC. Mr. Perelman has disclosed sole voting power and sole dispositive power as to 7,183,152 shares. BSCM has disclosed sole voting power and sole dispositive power to 7,183,152 shares. BSC has disclosed sole voting power and sole dispositive power as to 7,183,152 shares.

Certain Relationships and Transactions

Our Board has delegated authority to direct investment of our surplus cash to Edward S. Lampert, subject to various limitations that have been or may be from time to time adopted by the Board of Directors and/or the Finance Committee of the Board of Directors. Mr. Lampert is Chairman of our Board of Directors and its Finance Committee and became our Chief Executive Officer effective February 1, 2013. Mr. Lampert is the Chairman and Chief Executive Officer of ESL Investments, Inc. (together with its affiliated funds, “ESL”). Neither Mr. Lampert nor ESL will receive compensation for any such investment activities undertaken on our behalf, other than Mr. Lampert’s compensation as our Chief Executive Officer. ESL beneficially owned 56.5% of our outstanding common stock as of February 2, 2013.

Further, to clarify the expectations that the Board of Directors has with respect to the investment of our surplus cash, the Board has renounced, in accordance with Delaware law, any interest or expectancy of the Company associated with any investment opportunities in securities that may come to the attention of Mr. Lampert or any employee, officer, director or advisor to ESL and its affiliated investment entities (each, a “Covered Party”) who also serves as an officer or director of the Company other than (a) investment opportunities that come to such Covered Party’s attention directly and exclusively in such Covered Party’s capacity as a director, officer or employee of the Company, (b) control investments in companies in the mass merchandising, retailing, commercial appliance distribution, product protection agreements, residential and commercial product installation and repair services and automotive repair and maintenance industries and (c) investment opportunities in companies or assets with a significant role in our retailing business, including investment in real estate currently leased by the Company or in suppliers for which the Company is a substantial customer representing over 10% of such companies’ revenues, but excluding investments of ESL that were existing as of as of May 23, 2005.

Sears Holdings, through its subsidiaries, engages in commercial transactions with AutoNation, Inc. and its controlled affiliates (collectively, “AutoNation”) in the ordinary course of business. In fiscal year 2012, we paid AutoNation approximately $107,000 for automotive parts, accessories and services, and AutoNation paid us approximately $47,000 for automotive parts and accessories. ESL owns 41.3% of the outstanding common stock of AutoNation, Inc. (based on publicly available data as of February 19, 2013).

During fiscal year 2012, ESL and its affiliates purchased unsecured commercial paper issued by Sears Roebuck Acceptance Corp. (“SRAC”), an indirect wholly owned subsidiary of Sears Holdings. For the commercial paper outstanding to ESL, the weighted average of each of maturity, annual interest rate, and principal amount outstanding for this commercial paper in fiscal year 2012 was 31.6 days, 2.38% and $202,000,000, respectively. The largest aggregate amount of principal outstanding to ESL at any time since the beginning of fiscal year 2012 was $325,000,000 and the aggregate amount of interest paid by SRAC to ESL during fiscal year 2012 was $4,400,000. As of February 2, 2013, ESL held $285,000,000 in principal amount of commercial paper, which includes $169,000,000 held by Mr. Lampert. The commercial paper purchases were made in the ordinary course of business on substantially the same terms, including interest rates, as terms prevailing for comparable transactions with other persons, and did not present features unfavorable to the Company.

From time to time, Mr. Lampert and ESL may purchase from third parties the Company’s 6 5/8% Senior Secured Notes due 2018 (the “6 5/8% Notes”) and unsecured notes issued by SRAC and another indirect wholly owned subsidiary of Sears Holdings, Sears DC Corp. (the “Subsidiary Notes”). In fiscal year 2011, Mr. Lampert and ESL purchased an aggregate of $95,000,000 of principal amount of 6 5/8% Notes and $10,000,000 of principal amount of Subsidiary Notes. As of February 2, 2013, Mr. Lampert and ESL owned an aggregate of $95,000,000 of principal amount of 6 5/8 Notes and $3,000,000 of principal amount of Subsidiary Notes and received an aggregate of $6,732,689 in interest on such Notes in fiscal year 2012.

In connection with the spin-off of its interest in Orchard Supply Hardware Stores Corporation (“Orchard”), the Company entered into a series of agreements with Orchard. The spin-off was effective on December 30, 2011. ESL owns 40.4% of the outstanding Class A Common Stock of Orchard, based on the Schedule 13G/A filed by ESL on February 14, 2013. Orchard paid the Company $159,921 in fiscal year 2012 for providing certain support services pursuant to a transition services agreement. In fiscal year 2012 the Company paid Orchard commissions of $1,116,578 on sales by Orchard of certain consigned merchandise. In fiscal year 2012, Orchard paid the Company an aggregate of $2,167,425 for sales of certain Company-branded products pursuant to three brands license agreements. Finally, a tax sharing agreement entered into in 2005 governs the respective rights, responsibilities and obligations of the Company and Orchard with respect to, among other things, liabilities for U.S. federal, state, local and other taxes and addresses the preparation and filing of tax returns for such taxes and disputes, if any, with taxing authorities.

On January 26, 2012, ESL entered into an agreement with a financial institution to acquire from the financial institution an undivided participating interest in a certain percentage of its rights and obligations under trade receivable put agreements that were entered into with certain vendors of the Company. These agreements generally provide that, in the event of a bankruptcy filing by the Company, the financial institution will purchase such vendors’ accounts receivable arising from the sale of goods or services to the Company. ESL may from time to time choose to purchase an 80% undivided participating interest in the rights and obligations arising under future trade receivable put agreements that the financial institution enters into with our vendors during the term of its agreement. The Company is neither a party nor will it become a party to any of these agreements. As of February 2, 2013, ESL held a participation interest totaling $233,500,000 in the financial institution’s agreements relating to the Company.

ESL provided consulting services to the Company pursuant to an agreement entered into as of January 30, 2011 that terminated on June 2, 2012. The consulting services involved, among other things, strategic planning, financings and other financial matters, legal risk analysis and management, personnel, mergers, acquisitions and divestitures, new business and business development, and general corporate, operational, and organizational matters. In fiscal year 2012, the Company paid ESL $166,667 under the consulting agreement. The Company has granted rights to indemnification and advancement of defense expenses to ESL and its directors, officers, controlling persons, agents, representatives and employees in connection with legal proceedings to which the indemnified person is made a party or is threatened to be made a party by reason of the services provided under the consulting agreement.

On October 11, 2012, the Company completed the separation of our Sears Hometown and Outlet businesses through a rights offering (the “separation”). ESL owns approximately 62.5% of the outstanding common stock of

Sears Hometown and Outlet Stores, Inc. (“Sears Hometown”) (based on publicly available data as of October 11, 2012). The Company, and certain of its subsidiaries, engage in transactions with Sears Hometown pursuant to various agreements with Sears Hometown which, among other things, (1) govern the principal transactions relating to the rights offering and certain aspects of our relationship with Sears Hometown following the separation, (2) establish terms under which Holdings and certain of its subsidiaries provide Sears Hometown with services, including the leasing or subleasing of certain properties by Sears Hometown from the Company, and (3) establish terms pursuant to which Holdings and certain of its subsidiaries obtain merchandise for Sears Hometown. These agreements were made in the context of a parent-subsidiary relationship and were negotiated in the overall context of the separation. A summary of the nature of related party transactions is as follows:

•

Sears Hometown obtains a significant amount of its merchandise from the Company. We also have entered into certain agreements with Sears Hometown to provide logistics, handling, warehouse and transportation services. Sears Hometown also pays a royalty related to the sale of Kenmore, Craftsman and DieHard products and fees for participation in the SHOP YOUR WAY program.

•	Sears Hometown receives commissions from the Company for the sale of merchandise made through sears.com, extended service agreements, delivery and handling services and credit revenues.

•	The Company provides Sears Hometown with shared corporate services. These services include accounting and finance, human resources, information technology and real estate.

Amounts due to or from Sears Hometown are non-interest bearing, settled on a net basis, and have payment terms of 10 days after the invoice date. The Company invoices Sears Hometown on a weekly basis. In fiscal year 2012, Sears Hometown paid the Company an aggregate of $621,510,328 and the Company paid Sears Hometown an aggregate of $62,640,021 under the foregoing arrangements.

Also in connection with the separation, the Company entered into an agreement with Sears Hometown and the agent under Sears Hometown’s secured credit facility, whereby the Company committed to continue to provide services to Sears Hometown in connection with a realization on the lender’s collateral after a default under the secured credit facility, notwithstanding such a default by Sears Hometown under the underlying agreement with us, and to provide certain notices and services to the agent, for so long as any obligations remain outstanding under the secured credit facility.

ESL is the beneficial owner of approximately 55.4% of the outstanding common stock of the Company. The Company owns approximately 51.0% of the outstanding common shares of Sears Canada Inc. (“Sears Canada”), while ESL directly owns approximately 27.6% of the outstanding common shares of Sears Canada. ESL thus directly or indirectly owns approximately 55.8% of the outstanding common shares of Sears Canada. The Company and certain of its subsidiaries engage in transactions with Sears Canada pursuant to the following agreements and arrangements: (1) a licensing agreement pursuant to which the Company gives Sears Canada a royalty-free license to use the name “Sears” as part of Sears Canada’s corporate name, as well as to use other brand names such as Kenmore, Craftsman and DieHard; (2) a cross border vendor agreement that allows the Company and Sears Canada to use each other’s websites to sell merchandise in the U.S. and Canada; (3) an information technology agreement pursuant to which the Company and Sears Canada share information technology and software development, ownership and costs; (4) an import services agreement pursuant to which a subsidiary of the Company will perform certain import services at Sears Canada’s request, including coordination of merchandise shipments and inspections of imported merchandise; and (5) the performance by the Company of other services for Sears Canada outside the scope of the foregoing agreements on market terms and conditions which may include, among other services, financial advisory, operations and maintenance, development, and operations management. In fiscal year 2012, Sears Canada paid the Company or its subsidiaries an aggregate of approximately $5,000,000, and the Company or its subsidiaries paid Sears Canada approximately $3,000,000, under the foregoing arrangements.

The Company employs or employed certain persons who were employees of ESL during a portion of fiscal year 2012. William R. Harker, a Senior Vice President of the Company for part of fiscal year 2012, served as

Executive Vice President and General Counsel of ESL and our Senior Vice President of Real Estate was employed by ESL.

In March 2013, the RPT Subcommittee approved the Company entering into an agreement with George L. Mikan III, President of ESL Investments, Inc., to provide consulting services to the Company. The consulting services will involve general corporate, operational, organizational and other matters. The agreement provides for payments to Mr. Mikan of a monthly fee of $100,000, plus reasonable out of pocket expenses. The agreement also contains confidentiality, non-solicit and non-compete covenants as well as cross-indemnity provisions. Either party is permitted to terminate the agreement at any time, with or without cause.

Review and Approval of Transactions with Related Persons

The Company’s Audit Committee charter requires that the Audit Committee review and approve all related party transactions required to be disclosed pursuant to SEC rules. The Audit Committee has adopted a written Related Party Transactions Policy that governs the Audit Committee’s practices with respect to related party transactions. In doing so, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company or its subsidiaries than would be obtained in a comparable arm’s-length transaction and the extent of the related person’s interest in the transaction. In addition, the Audit Committee has established the RPT Subcommittee to assist the Audit Committee by reviewing potential related party transactions; any material amendments to, or modifications, terminations or extensions of agreements involving related party transactions; and the Company’s guidelines and policies with regard to related party transactions generally. See, “Election of Directors—Committees of the Board of Directors—Audit Committee.”

The related party transactions described in this proxy statement have been approved or ratified by the Audit Committee or the RPT Subcommittee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Summary

We are a leading integrated retailer with full-line and specialty retail stores in the United States operating through Kmart Holding Corporation and Sears, Roebuck and Co. and full-line and specialty retail stores in Canada operating through Sears Canada Inc., a 51%-owned subsidiary. We also are the home of SHOP YOUR WAYSM, a social shopping experience where Members have the ability to earn points and receive benefits across a wide variety of physical and digital formats through shopyourway.com. Further, we operate a number of websites under the sears.com and kmart.com banners which offer more than 60 million products and provide the capability for our customers to engage in cross-channel transactions such as buy online/pick-up in store; buy in store/ship to home;and buy online, return in store. The Company is the leading home appliance retailer as well as a leader in tools, lawn and garden, fitness equipment and automotive repair and maintenance. Key proprietary brands include Kenmore®, Craftsman® and DieHard.® We also maintain a broad apparel offering including such well-known labels as Lands’ End® , the Kardashian Kollection, Jaclyn Smith and Joe Boxer, as well as Sofia by Sofia Vergara and the Country Living Home Collection. We are the nation’s largest provider of home services, with more than 14 million service calls made annually.

The retail industry is changing rapidly. The progression of the Internet, mobile technology, social networking and social media is fundamentally reshaping the way we interact with our core customers and members. As a result, we are transitioning to a Membership company. Our focus continues to be on our core customers, our Members, and finding ways to provide them value and convenience through integrated retail and our SHOP YOUR WAY Membership platform. We have invested significantly in our online ecommerce platforms, our Membership rewards program and the technology needed to support these initiatives.

Our compensation policies and objectives during fiscal year 2012 were influenced by a variety of factors. Key factors included our recent operating performance and the retail market conditions that have impacted our financial results. As a result of the uncertainty related to the retail market conditions and how these conditions would impact our business, the Compensation Committee continued to take a fiscally conservative approach to compensation programs in fiscal year 2012.

Highlighted below are some of the key actions and decisions with respect to our executive compensation programs for fiscal year 2012 as approved by the Compensation Committee:

•	Incentive Compensation Awards. Our executive compensation is linked with performance or is otherwise “at risk.”

•

As with past years, we adopted an annual incentive program through which participants, including certain of our named executive officers, were eligible to earn cash incentive compensation awards based upon achievement of a specific financial goal or goals for fiscal year 2012 approved by the Compensation Committee that were designed to challenge the executive officers identified in the Summary Compensation Table (the “named executive officers”) to high performance.

•

Consistent with prior years, we adopted a long-term incentive program through which participants, including certain of the named executive officers, are eligible to earn incentive compensation based upon achievement of financial goals during our 2012 through 2014 fiscal years that is designed to motivate our participating named executive officers to focus on long-term company performance.

Compensation Practices. We have maintained compensation practices that we believe contribute to prudent governance.

•	We maintain a recoupment or “clawback” provision in the annual incentive plan and the long-term incentive program. These clawback provisions provide that the Company will seek reimbursement from executive officers if the Company’s financial statements or approved financial measures under the annual incentive program or the long-term incentive program are subject to restatement due to error or misconduct, to the extent permitted by law.

•

The Compensation Committee’s charter provides that the Compensation Committee will evaluate whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company.

•

The Compensation Committee’s charter also provides that it has the sole authority (1) to retain and terminate any compensation consultant to be used to assist it in the evaluation of executive compensation and (2) to approve the consultant’s fees and the other terms and conditions of the consultant’s retention. Neither the Compensation Committee nor the Company’s management retained a consultant that played a role in determining or recommending the amount or form of executive compensation in fiscal year 2012.

Executive Compensation Philosophy and Objectives

Sears Holdings believes that the long-term success of the Company is directly related to our ability to attract, motivate and retain highly talented associates who are committed to our company’s vision, mission and values. The Compensation Committee has developed a pay-for-performance compensation philosophy for our executive officers. Total annual compensation paid to the named executive officers generally depends on company financial performance, the level of job responsibility and individual performance, as well as the need to attract top executive talent or motivate key executives. The total compensation package provided to the named executive officers generally includes both annual and long-term incentive programs that are linked with performance or are otherwise “at risk” due to market fluctuations and risk of forfeiture. The Company’s compensation packages are thus designed to motivate and encourage employees to drive performance and achieve superior results for our company and our company’s stockholders. The Compensation Committee also believes that compensation should reflect the value of the job in the marketplace. While the Compensation Committee’s objective is to approve compensation and benefits packages that reflect the pay-for-performance compensation philosophy, it recognizes that the Company must sometimes provide additional inducements to recruit, motivate and retain top-qualified executives. The Compensation Committee also noted the approval of executive compensation by the Company’s stockholders by a large majority in the advisory vote on this subject held at last year’s annual meeting and believes this affirms our stockholders’ support for the Company’s approach to executive compensation.

Competitive Pay Practices

Our experience demonstrates that in order to attract qualified external candidates and motivate valuable executive officers, we must offer executive compensation packages that are competitive with the packages offered by companies with which Sears Holdings competes for talent. In making compensation recommendations for the executive officers we analyze internal compensation and external market data. We gather market data with a focus, where appropriate, on retail-specific and online-specific organizations. We do not benchmark against a set list of competitors or a peer group. We believe that our competitive pay analyses provide a reference point in validating proposed or recommended compensation, thereby assuring that we are offering competitive pay packages to the named executive officers.

Executive Compensation Program: Key Elements

The key elements of our compensation program for the named executive officers include base salary and incentive opportunities. Incentive opportunities include annual and long-term performance-based programs designed to drive long-term performance through effective decision making while also incenting appropriate short-term decision making. In addition, time-based cash and/or equity awards (i.e., equity that vests with the passage of time and thus is “at risk”) are made to provide additional motivation and encourage retention.

Annual Compensation

•	Base Salary—Base salary is the fixed element of each named executive officer’s cash compensation.

•

Annual Incentive Plan—Our annual incentive program is a pay-for-performance program providing for annual cash awards to eligible employees based on achievement of financial performance goals relating to a specific fiscal year. The purpose of our annual incentive program is to motivate participants, including our participating named executive officers, to achieve financial performance goals by making their cash incentive award variable and dependent upon Sears Holdings’ or the respective business unit’s annual financial performance.

•

Annual Equity Award to Mr. Lampert—During each of the first three calendar years that Mr. Lampert serves as our Chief Executive Officer, he will receive an award of restricted stock. See “Fiscal Year 2013 Compensation Decisions—Fiscal Year 2013 CEO Compensation.”

Long-Term Compensation

•

Time-Based Cash and Equity Compensation—Awards of time-based cash and equity are “at risk” and encourage executive officers to adopt longer term approaches to our business and, with respect to time-based equity compensation, provide alignment with stockholders as value received will be consistent with return to stockholders, with vesting schedules that generally range from two to four years.

•

Long-Term Performance-Based Programs—Our long-term incentive programs include performance-based programs that are designed to motivate our executive officers to focus on long-term company performance through awards generally based on three-year performance periods and reinforce accountability by linking executive compensation to aggressive performance goals. Sears Holdings believes that these programs are an important instrument in aligning the goals of the participating named executive officers with our company’s strategic direction and initiatives, which our company believes will result in increased stockholder returns.

When making individual compensation decisions for our named executive officers, the Compensation Committee takes many factors into account, including the individual’s performance and experience; the performance of the Company overall; retention risk; the responsibilities, impact and importance of the position within our company; the individual’s expected future contributions to our company; the individual’s historical compensation; and internal pay equity. There is not a pre-established policy or target for the allocation between annual and long-term incentive compensation. Instead, the Compensation Committee takes a holistic approach to executive compensation and balances the compensation elements for each named executive officer individually.

How Elements Are Used to Achieve Our Compensation Objectives

In fiscal year 2012, the Compensation Committee sought to achieve the objectives of our compensation program through the grant of annual or long-term incentive awards, or both, to our named executive officers, except Mr. Lampert. The 2012 annual incentive awards offer participating named executive officers an opportunity for cash compensation based upon SHC EBITDA or a combination of SHC EBITDA and business unit operating profit (“BOP”) performance during the fiscal year, and, therefore, reward participating named executive officers for achieving short-term financial performance goals. The Compensation Committee also granted long-term performance-based awards to certain of our named executive officers that become payable following the three-year performance cycle upon achievement of EBITDA or a combination of EBITDA and BOP targets in any year during the three-year performance period. The 2012 long-term incentive awards are designed to motivate our participating named executive officers to focus on long-term financial performance of the Company.

The Compensation Committee also believes that the most fair and effective way to motivate the Company’s named executive officers to produce the best results for its stockholders is to increase the proportion of an executive officer’s total compensation that is performance-based or otherwise “at risk”, including properly deployed time-based cash and equity compensation, as the executive’s ability to affect those results increases.

Additionally, the Compensation Committee believes that the value of incentive compensation depends upon the performance of the Company and/or its business units in a given performance period or over the applicable vesting period. Under our incentive compensation structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. This approach provides an incentive to manage our company for the long term, while minimizing excessive risk taking in the short term.

The annual incentive plan (“AIP”) targets for the Company’s participating named executive officers in fiscal year 2012 were calculated based on a multiple of base salary. The multiple, which ranged from 0.75 to 2.0, is based upon the participating named executive officer’s relative level of responsibility and potential to affect the Company’s overall performance. AIP opportunities for the participating named executive officers are generally established when the Compensation Committee approves a new annual incentive plan or at the time the Compensation Committee otherwise approves a compensation package for a participating named executive officer. Due to the fact that the participating named executive officer’s base salary is determined, in part, on his or her past performance, an award that is based on a multiple of that base salary also reflects, in part, his or her past performance. The performance-based long-term awards granted to the Company’s participating named executive officers under the long-term incentive plan in fiscal year 2012 were calculated based on a multiple of base salary. The multiple, which ranged from 1.0 to 1.5, is based upon the participating named executive officer’s relative level of responsibility and potential to affect the Company’s overall performance.

The Compensation Committee determines whether the applicable financial performance targets have been attained under our applicable annual and long-term incentive programs. The Compensation Committee has not exercised its discretion to adjust performance targets or payout amounts for any of our participating named executive officers. While the Compensation Committee historically has considered the requirements of Internal Revenue Code Section 162(m) (“Section 162(m)”), the Compensation Committee retains the ability to exercise both positive and negative discretion in relation to the annual and long-term incentive awards granted to our named executive officers. The impact of Section 162(m) on compensation awarded to our named executive officers is described in “Certain Tax Consequences” on page 34 of this proxy statement.

Fiscal Year 2012 Compensation Decisions

During fiscal year 2012, the Compensation Committee worked with our then-Chief Executive Officer and President, Louis J. D’Ambrosio, our chief human resources officer, Dean E. Carter, and, in selected cases, the Chairman and current Chief Executive Officer, Edward S. Lampert, in determining named executive officers’ total compensation. The Compensation Committee considered each named executive officer’s total compensation in fiscal year 2012. As appropriate, Mr. Lampert generally played an advisory role to the Compensation Committee during this process.

The Company’s annual and long-term incentive programs adopted in fiscal year 2012 contained executive compensation recovery provisions. The relevant provisions provide that the Company will seek reimbursement from executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

2012 Base Salaries

We set base salaries to reflect a named executive officer’s performance and experience; the individual’s expected future contributions to our company; the responsibilities, impact and importance of the position within our company; internal pay equity; and competitive pay research. The timing and amount of base salary increases depend on the named executive officer’s past performance, promotion or other change in responsibilities, expected future contributions to our company and current market competitiveness; provided, however, that Mr. Lampert’s annual base salary of $1 does not fully reflect the foregoing factors.

The base salaries of Messrs. D’Ambrosio, Schriesheim, Boire, Drobny and Jooma remained unchanged for fiscal year 2012 from what they had been in fiscal year 2011. Mr. Lampert received no salary for fiscal year 2012; he will receive a salary of $1 for fiscal year 2013.

2012 Annual Incentive Plan Opportunity

The AIP is a cash-based program that is intended to reward associates, including our participating named executive officers, for their contributions to the achievement of certain SHC EBITDA (earnings before interest, taxes, depreciation and amortization), business unit operating profit, or “BOP,” or other goals or a combination of these goals. The Compensation Committee approved 2012 performance measures under the AIP (together with the AIP, the “2012 AIP”). For Messrs. D’Ambrosio, Schriesheim and Boire, an SHC EBITDA goal accounted for 100% of the annual incentive opportunity. For Mr. Drobny, 50% of his annual incentive opportunity was based on the level of performance of SHC EBITDA and 50% was based on the percentage of AIP payouts achieved by a group consisting of most of the operating business units (the “overall operating business units”). For Mr. Jooma, 50% of his annual incentive opportunity was based on the level of performance of SHC EBITDA, 25% was based on the percentage of AIP payouts achieved by the overall operating business units, and 25% was based on the financial performance of business units for which Mr. Jooma has responsibility. Mr. Lampert did not participate in the 2012 AIP.

2012 SHC EBITDA is defined as earnings of our company before interest, taxes, depreciation and amortization for the performance period computed as operating income on our company’s statement of operations for the applicable reporting period, other than Sears Canada Inc., excluding depreciation and amortization and gains/(losses) on the sales of assets. In addition, it is adjusted to exclude:

•	significant litigation or claim judgments or settlements (defined as matters which are $1 million or more);

•	the effect of purchase accounting and changes in accounting methods;

•	gains, losses and costs associated with store closings, acquisitions and divestitures;

•	integration costs that are disclosed as merger related;

•	impairment charges;

•	items classified as “extraordinary items” in the Company’s financial statements;

•	domestic pension expense; and

•	restructuring activities.

We continue to use SHC EBITDA as a performance goal because it is a key metric used by management to measure business performance. We also believe that it accurately reflects our compensation philosophy of encouraging growth and creating increased stockholder value through the efficient use of corporate assets.

BOP is defined as earnings before interest, taxes, and depreciation and other adjustments, if related to the business unit, which are excluded from the definition of EBITDA for each domestic business unit of the Company that is covered by the AIP, as reported in the Company’s domestic internal operating statements. We believe that BOP performance goals support our financial goals by reinforcing responsibility and accountability at the business unit level.

In establishing financial business goals for the fiscal year to be approved by the Compensation Committee, factors such as our prior fiscal year financial business results, our competitive situation, our evaluation of market trends, as well as the general state of the economy and our business all were considered. For fiscal year 2012, threshold and target performance goals were established for SHC EBITDA and the BOP components. The threshold level of performance under the 2012 AIP for Messrs. D’Ambrosio, Schriesheim and Boire, for whom the performance measure was 100% SHC EBITDA, and for Messrs. Drobny and Jooma, with respect to the 50% of their award that was tied to SHC EBITDA, was approximately 46% of the SHC EBITDA target. The threshold level of performance for Mr. Drobny, with respect to the 50% of his award, and Mr. Jooma, with respect to the 25% of his award, that was tied to overall business operating units BOP goals were based on the BOP-specific threshold level set for each business unit comprising the overall operating business units (the weighted average of which is 75%). The underlying BOP threshold levels of performance that applied to the 25% of Mr. Jooma’s award that was tied to the financial performance of the business units for which Mr. Jooma was responsible was approximately 95% of the targets. Threshold level performance for both the SHC EBITDA and BOP components of the 2012 AIP generate payouts at 20% of target incentive opportunity. The target level performance for SHC EBITDA and BOP components generate payouts of 100% of incentive opportunity. The maximum award payable to a named executive officer under the 2012 AIP was 200% of his target incentive award. 2012 AIP awards payable for performance above-target SHC EBITDA or above-target BOP were subject to an earnings-to-incentive ratio such that generally, for every $7 in earnings above the target amount, a minimum of $6 in earnings would have been retained by the Company for every $1 in incentive paid to participants. In addition, because the SHC EBITDA threshold performance target was not met, all BOP-related payouts were capped at 100%. The amount of the annual cash incentive award ultimately received depended on the achievement of the applicable performance goals. The “Grants of Plan-Based Awards” table on page 38 shows the range of possible payments to each of our participating named executive officers under the 2012 AIP.

Mr. Drobny will receive an annual incentive payment under the 2012 AIP of $128,286 and Mr. Jooma will receive an annual incentive payment under the 2012 AIP of $167,593, because the threshold performance levels under certain BOP goals were achieved in fiscal year 2012.

Under Mr. Schriesheim’s offer letter with the Company dated August 15, 2011, he is eligible to receive a special cash bonus equal to the greater of (1) the actual incentive payable to him under the 2012 AIP or (2) 50% of his target incentive opportunity under the 2012 AIP. Because there will be no payout to Mr. Schriesheim under the 2012 AIP, the special cash bonus payable to Mr. Schriesheim will be $600,000. Under Mr. Boire’s offer letter with the Company dated February 10, 2012, he is eligible to receive an incentive payment equal to the greater of (1) the actual incentive payable to him under the 2012 AIP, or (2) $600,000. Because there will be no payout to Mr. Boire under the 2012 AIP, the incentive payment payable to Mr. Boire will be $600,000. Payment of these awards are contingent on each Mr. Schriesheim and Mr. Boire being actively employed with the Company on the applicable payment date and were provided to induce Messrs. Schriesheim and Boire to join the Company, to compensate them for other foregone compensation opportunities and in recognition of their expected future contributions to the Company.

The AIP also provides that the Company will seek reimbursement from executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

LTIP Opportunities

The “Grants of Plan-Based Awards” table on page 38 of this proxy statement contains information regarding the long-term performance-based compensation opportunities for fiscal year 2012. These opportunities consist of a performance-based award under the 2012 Long-Term Incentive Program (the “2012 LTIP”) granted to our participating named executive officers in fiscal year 2012. Certain named executive officers participated in the 2011 Long-Term Incentive Program (the “2011 LTIP”), a performance-based cash program dependent upon the achievement of Company financial goals during fiscal years 2011 through 2013. Based on the Company’s financial performance during the performance period, payments appear likely to be made to one of the named executive officers participating in the 2011 LTIP (which amount cannot be estimated at this time), but no payments appear likely to be made to the other named executive officers participating in the 2011 LTIP . Certain named executive officers participated in the 2010 Long-Term Incentive Program (the “2010 LTIP”), a performance-based cash program dependent upon the achievement of Company financial goals during fiscal years 2010 through 2012; however, based on the Company’s financial performance during the performance period, no payments were made to participating named executive officers under the 2010 LTIP.

In making compensation decisions, no formal weighting formula is used in determining award amounts under our long-term incentive programs. Instead, the Compensation Committee considers the participating named executive officer’s relative level of responsibility and potential to affect the Company’s overall performance when it awards long-term performance-based compensation.

Each of our long-term incentive programs contains a different EBITDA performance goal. LTIP EBITDA is defined substantially the same for LTIP purposes as SHC EBITDA (as defined above) with respect to the 2012 AIP. We have historically used EBITDA as a performance measure for the reasons described under “2012 Annual Incentive Compensation” above. The Company has not achieved the threshold LTIP EBITDA performance target under any of its long-term incentive programs. Under the 2012 LTIP, 25% of the award is based on achievement of SHC LTIP EBITDA goal and 75% on achievement of specific BOP goal or goals. BOP is defined substantially the same for LTIP purposes as defined above with respect to the 2012 AIP.

The 2010 LTIP, the 2011 LTIP and the 2012 LTIP are described below.

2010 LTIP

The 2010 LTIP provided the opportunity for salaried employees who hold a position of divisional vice president or higher to receive a potential payment under a long-term incentive award equal to either a percentage of his or her base salary or a dollar amount subject to the attainment of performance goals for a three-year period (fiscal years 2010 to 2012). Awards under the 2010 LTIP represented the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash or a combination of cash and shares of common stock of the Company upon the achievement of certain performance goals.

The named executive officers who participated in the 2010 LTIP were Messrs. Drobny and Jooma.

The 2010 LTIP included four different performance plans. The Compensation Committee determined the level of financial performance for each performance plan, the performance plan that applied to each business, and which performance plan applied to each named executive officer.

The 2010 LTIP provided that the Company would seek reimbursement from executive officers of any payouts if the Company’s financial statements or approved financial measures were subject to restatement due to error or misconduct, to the extent permitted by law.

The participating named executive officers participated in the 100% LTIP EBITDA performance plan and the 50% LTIP EBITDA and 50% BOP-based performance plan under the 2010 LTIP. The threshold level of performance is the attainment of a three-year cumulative LTIP EBITDA and cumulative BOP targets for the three-year performance period. A threshold level of performance would have generated a payout at 40% of the long-term incentive opportunity and a target level of performance would have generated a payout at 100% of the long-term incentive opportunity.

Consistent with our pay-for-performance philosophy, the Company’s financial performance during the performance period (fiscal years 2010 to 2012) resulted in no payments to the participating named executive officers under the 2010 LTIP.

2011 LTIP

The 2011 LTIP provides the opportunity for salaried employees who hold a position of divisional vice president or higher to receive a long-term incentive award equal to either a percentage of his or her base salary or a dollar amount subject to the attainment of performance goals for a three-year period (fiscal years 2011 to 2013). Awards under the 2011 LTIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash or a combination of cash and shares of common stock of the Company upon the achievement of certain performance goals. The issuance of common stock under the 2011 LTIP is contingent on the availability of shares of stock under a stockholder approved plan of the Company providing for the issuance of shares in satisfaction of 2011 LTIP awards.

The named executive officers who participate in the 2011 LTIP are Messrs. Drobny and Jooma.

The 2011 LTIP includes five different performance plans. The Compensation Committee has determined the level of financial performance for each performance plan, the performance plan to apply to each business, and which performance plan applies to each named executive officer. The 2011 performance plans under the LTIP that cover the participating named executive officers include an LTIP EBITDA plan and BOP-based plans.

The 2011 LTIP provides that the Company will seek reimbursement of any payouts from executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

In the event of a participant’s death or disability before the payment date for his or her award, a payment will be made with respect to that participant in an amount equal to his or her prorated target cash incentive opportunity, but only if (1) the applicable performance measure(s) for the period of the performance period through the month preceding the participant’s termination of employment is equal to or greater than the target for such measure(s), pro-rated through the date of termination, (2) applicable the performance measure(s) is equal to or greater than the target for the applicable performance measure(s) for the performance period and (3) the participant has been employed by us for at least 12 months of the performance period. In the event of voluntary termination or termination with cause (as defined in the 2011 LTIP) before the payment date for his or her award, the participant will forfeit all of his or her LTIP award. To be eligible to receive payment of an award, a participant must be actively employed as of the payment date following completion of the performance period.

For Mr. Drobny, achievement of the LTIP EBITDA performance goal accounts for 100% of his 2011 LTIP opportunity (“LTIP EBITDA plan”). For Mr. Jooma, achievement of the LTIP EBITDA performance goal accounts for 50% of his 2011 LTIP opportunity and achievement of his BOP-based performance goal accounts for 50% of his 2011 opportunity. Threshold, target and maximum goals have been established for all performance measures under the 2011 LTIP.

The threshold level of performance for the LTIP EBITDA plan and the LTIP EBITDA portion of the LTIP EBITDA-BOP plan is 70% of target LTIP EBITDA in any year of the three-year performance period. The threshold level of performance for the BOP portions of the LTIP EBITDA-BOP plan is 70% of the three-year cumulative BOP targets for the performance period. For both plans, a threshold level of performance will generate a payout at 25% of the 2011 LTIP target opportunity and a target level of performance will generate a payout at 100% of the 2011 LTIP target opportunity. For both plans, for a performance level from threshold to 83% of the applicable target, the named executive officer will receive a 1.2% increase in his award for every 1% of additional performance above threshold. For a performance level from 83% of the applicable target to such target, the named executive officer will receive a 3.5% increase in his award for every 1% of additional performance. If the applicable target performance level is exceeded, for each 1% it exceeds the target, the named executive officer will receive a 2% increase in his award. Awards payable under either the LTIP EBITDA plan or LTIP EBITDA-BOP plan for performance above applicable targets will be subject to an earnings-to-incentive ratio such that for every $7 in earnings above the target amount, a minimum of $6 in earnings is retained by the Company for every $1 in incentive paid to participants. The maximum award payable to a participating named executive officer under the 2011 LTIP is 200% of his target incentive award.

During fiscal year 2012, the Company concluded that the LTIP EBITDA performance goal established in connection with the 2011 LTIP was unlikely to be achieved. Accordingly, the Company ceased recording expense and reversed a portion of the prior expense recognized in connection with the 2011 LTIP awards based on LTIP EBITDA. Payments based on achievement of the LTIP EBITDA performance goals under the 2011 LTIP are not likely to occur. Although payments under the 2011 LTIP to Mr. Jooma based on achievement of relevant BOP goals are likely, we cannot estimate the payout amount, if any, at this time.

2012 LTIP

The 2012 LTIP provides the opportunity for salaried employees who hold a position of divisional vice president or higher to receive a long-term incentive award equal to either a percentage of his or her base salary or a dollar amount subject to the attainment of performance goals for a three-year period (fiscal years 2012-2014).

The named executive officers who participate in the 2012 LTIP are Messrs. Drobny and Jooma.

Awards under the 2012 LTIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash or a combination of cash and shares of the Company’s common stock upon the achievement of certain performance goals. The issuance of common stock under the 2012 LTIP is contingent on the availability of shares of stock under a stockholder approved plan of the Company providing for the issuance of shares in satisfaction of 2012 LTIP awards.

The 2012 LTIP also provides that the Company will seek reimbursement from executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

In the event of a participant’s death or disability before the payment date for his or her award, a payment will be made with respect to that participant in an amount equal to his or her prorated target cash incentive opportunity, but only if (1) the applicable performance measure(s) for the period of the performance period through the month preceding the participant’s termination of employment is equal to or greater than the target for such measure(s), pro-rated through the date of termination, (2) the applicable performance measure(s) is equal to or greater than the target for the applicable performance measure(s) for the performance period and (3) the participant has been employed by us for at least 12 months of the performance period. In the event of voluntary termination or termination with cause (as defined in the 2012 LTIP) before the payment date for his or her award, the participant will forfeit all of his or her LTIP award. To be eligible to receive payment of an award, a participant must be actively employed as of the payment date following completion of the performance period.

The 2012 LTIP contains two different performance measures: SHC LTIP EBITDA and a BOP-based measure calculated for each business unit. Opportunities for participants under the 2012 LTIP consist of either 100% SHC LTIP EBITDA or a combination of SHC LTIP EBITDA and BOP-based measures for one or more business units. The Compensation Committee has determined the level of financial performance for each performance measure, the performance measure or measures to apply to each business, and which performance measure or measures applies to each participating named executive officer.

For Mr. Drobny, achievement of the SHC LTIP EBITDA performance goal accounts for 100% of his 2012 LTIP opportunity (“LTIP EBITDA plan”). For Mr. Jooma, achievement of the LTIP EBITDA performance goal accounts for 25% of his 2012 LTIP opportunity and achievement of each of two BOP-based performance goals accounts for 37.5% of his 2012 opportunity.

The threshold level of performance for the SHC LTIP EBITDA measure is approximately 80% of SHC LTIP EBITDA target in any year of the three-year performance period. A threshold level of performance will generate a payout at 25% of the 2012 LTIP target opportunity and a target level of performance will generate a payout at 100% of the 2012 LTIP target opportunity. With respect to BOP threshold levels of performance, the payout, if any, under the 2012 LTIP will be reduced by 25% for each year in the three-year period that the BOP goal achieved was not 90% or more of that BOP’s AIP target. In addition, payouts based on achievement of BOP goals will be limited to 100% of target levels of performance unless SHC LTIP EBITDA meets or exceeds the threshold level of payment under the 2012 LTIP. The maximum LTIP incentive opportunity under the 2012 LTIP is 200% of the participant’s target award amount (which is reached at 150% of target performance). The target award percentages under the 2012 LTIP for each of Messrs. Drobny and Jooma is 150% and 100%, respectively.

The Compensation Committee believes that at the time the performance goals for the 2012 LTIP were set, achievement of those levels of performance would require a high level of performance that would be difficult to attain. Our ability to achieve the SHC LTIP EBITDA performance target is dependent upon a number of factors. Given our recent operating performance and current retail market conditions, achievement of the SHC LTIP EBITDA performance goal in the performance period will require significant improvements in operating results by the Company, and payments based on achievement of the SHC LTIP EBITDA performance goal is uncertain. Payments under the 2012 LTIP to Mr. Jooma are based on achievement of relevant business unit goals, which will also require significant improvement in operating results by the relevant business units. We cannot estimate the payout, if any, at this time.

Other Long-Term Compensation Opportunities

Mr. Schriesheim’s offer letter provides for a long-term compensation opportunity of grants of restricted stock on each of the first and second anniversaries of his date of hire by the Company. On August 16, 2012, Mr. Schriesheim was granted 8,293 shares of restricted stock, which had a value of approximately $500,000 based on the market closing price of the Company’s common stock on the grant date and which will vest in full on August 16, 2014. Mr. Schriesheim received this long-term restricted stock award to induce him to join the Company, to compensate him for other foregone compensation opportunities and in recognition of his expected future contributions to the Company.

Mr. Boire’s offer letter provides a special sign-on bonus of $600,000 divided into three separate tranches of $200,000 each, payable in cash. The first $200,000 was paid to Mr. Boire in four equal installments in fiscal year 2012. The first $50,000 of the second tranche was paid to Mr. Boire in fiscal year 2012 on the first anniversary of his start date; the remainder of the second tranche is payable in three equal installments beginning on the first payroll period of each subsequent calendar quarter, and vests in equal monthly installments beginning as of the second anniversary of his start date. The third tranche will be paid in four equal quarterly installments beginning on the third anniversary of the date he began his employment with the Company, and also will vest in equal monthly installments beginning as of the anniversary of his start date. If Mr. Boire voluntarily terminates his employment with the Company or is terminated for cause within 12 months of the second or third anniversaries of his start date with the Company, he will be required to repay any unvested amount of the paid portion of the sign-on bonus for the second or third year, respectively. Mr. Boire received this sign-on bonus to induce him to join the Company, to compensate him for other foregone compensation opportunities and in recognition of his expected future contributions to the Company.

Time-Based Cash and Equity Compensation

Time-based cash and equity (i.e., equity that vests with the passage of time) compensation is granted from time to time to assist Sears Holdings to:

•	attract and retain top executive talent; and

•	with respect to equity, link executive and company long-term financial interests of our company, including the growth in value of our company’s equity and enhancement of long-term stockholder return.

Time-based cash and equity compensation is intended to complement base salary, annual incentive awards and long-term incentive awards.

Time-based equity compensation is currently awarded in the form of restricted stock. Generally, our practice is to determine the dollar amount of equity compensation and then grant a number of shares of restricted stock having a fair market value equal to that dollar amount on the date of grant. We determine the fair market value based upon the closing price of our stock on the grant date. Individual grant amounts are generally based on factors such as relative job scope, expected future contributions to our company and internal pay equity. Additionally, restricted stock grants are an effective means of offsetting equity awards that executives may lose when they leave a former company to join Sears Holdings.

In fiscal year 2012, the only named executive officer to whom restricted stock was granted was Mr. Schriesheim. Pursuant to the terms of his offer letter dated August 15, 2011, Mr. Schriesheim received an award of 8,293 shares of restricted stock on August 16, 2012, which award vests in full on the second anniversary of the grant date. For a discussion of grants of restricted stock made to Mr. Lampert in fiscal year 2013, see “Executive Compensation—Fiscal Year 2013 Compensation Decisions—Fiscal Year 2013 CEO Compensation.”

The Company has not had a stock option plan in the past. The Sears Holdings Corporation 2013 Stock Plan, if adopted by the stockholders at the Annual Meeting, contains provisions that would allow the Company to grant stock options; however, it is not currently anticipated that stock options will be a key pay component for the Company.

In connection with the pro-rata distribution of the Company’s interest in Orchard Supply Hardware Stores Corporation, each person, including named executive officers, who held outstanding shares of unvested restricted stock of the Company as of December 16, 2011, the record date for the spin-off, was granted a cash award in lieu of shares of Orchard common and preferred stock distributed in the Spin-Off in respect of such unvested restricted stock. The cash rights were granted in lieu of Orchard shares to preserve the benefit of the unvested restricted stock award with respect to the distribution (the “Orchard Make-Whole Awards”). The Orchard Make-Whole Awards are payable on the applicable vesting dates for such unvested restricted stock. The amounts of the Orchard Make-Whole Awards were calculated based on the volume-weighted average price per share of the Orchard common and preferred stock over the 10-trading day period beginning January 3, 2012. The Orchard Make-Whole Awards granted to Messrs. D’Ambrosio, Schriesheim, Drobny, and Jooma total $86,050, $71,139, $9,428, and $10,704, respectively. The amounts that vested during fiscal year 2012 for Messrs. D’Ambrosio, Schriesheim, Drobny and Jooma were $32,376, $23,713, $1,721, and $3,369, respectively.

In connection with the pro-rata distribution of transferable subscription rights (“Rights”) to purchase shares of common stock of Sears Hometown and Outlet Stores, Inc., each person, including named executive officers, who held outstanding shares of unvested restricted stock of the Company as of September 7, 2012, the record date for the distribution, was granted a cash award in lieu of Rights distributed in respect of such unvested restricted stock. The cash awards were granted in lieu of Rights to preserve the benefit of the unvested restricted stock award with respect to the distribution (the “Sears Hometown Make Whole Awards”). The Sears Hometown Make Whole Awards will be payable on the applicable vesting dates for such unvested restricted stock. The amounts of the Sears Hometown Make Whole Awards were calculated based on the volume-weighted average price per right of the Rights over the 10-trading day period beginning September 11, 2012. The Sears Hometown Make Whole Awards granted to Messrs. D’Ambrosio, Boire, Schriesheim, Drobny, and Jooma total $121,355, $157,515, $124,645, $17,425 and $24,201, respectively. The amount that vested for Mr. Boire in fiscal year 2012 was $52,505. The amount that vested for Mr. Jooma in fiscal year 2012 was $7,615. No other named executive officer had a vesting in fiscal year 2012 with respect to these cash awards.

In connection with the pro-rata distribution of common shares (“Sears Canada Shares”) of Sears Canada Inc., each person, including named executive officers, who held outstanding shares of unvested restricted stock of the Company as of November 1, 2012, the record date for the distribution, was granted a cash award in lieu of Sears Canada Shares distributed in respect of such unvested restricted stock. The cash awards were granted in lieu of Sears Canada Shares to preserve the benefit of the unvested restricted stock award with respect to the distribution (the “Sears Canada Make-Whole Awards”). The Sears Canada Make-Whole Awards will be payable on the applicable vesting date for such unvested restricted stock. The amounts of the Sears Canada Make-Whole Awards were calculated based on the volume-weighted average price per share of the Sears Canada Shares over the 10-trading day period beginning November 13, 2012. The Sears Canada Make-Whole Awards granted to Messrs. D’Ambrosio, Boire, Schriesheim, Drobny, and Jooma total $280,538, $364,130, $288,143, $40,283 and $38,340, respectively. The amount that vested for Mr. Boire in fiscal year 2012 was $121,377. No other named executive officer had a vesting in fiscal year 2012 with respect to these cash awards.

Other Compensation Elements

Discretionary Bonuses

We have paid, and may in the future pay, sign-on, first year guaranteed and other bonuses where determined necessary or appropriate to attract top executive talent from other companies and motivate or retain key executives or both. Executives we recruit often have unrealized value in the form of unvested equity and other forgone compensation opportunities. Sign-on bonuses are an effective means of offsetting compensation opportunities executives may lose when they leave a former company to join Sears Holdings. In fiscal year 2012, none of our named executive officers received discretionary bonuses. For a discussion of bonuses granted prior to fiscal year 2012 that had scheduled payouts in fiscal year 2012, see “Fiscal Year 2012 Compensation Decisions—Other Long-Term Compensation Opportunities.”

Perquisites and Other Benefits

The Company provides its named executive officers with perquisites and other personal benefits that the Compensation Committee deems reasonable and consistent with our overall compensation program. In fiscal year 2012, the Company provided to Mr. D’Ambrosio commuter benefits consisting of round trip transportation by limited charter and commercial aircraft between Philadelphia and the greater Chicago metropolitan area, corporate housing in the Hoffman Estates, Illinois area, and ground transportation between his primary residence in Philadelphia and the Philadelphia airport, as well as between the Company’s corporate headquarters and both the airport in the greater Chicago metropolitan airport and corporate housing in the Hoffman Estates, Illinois area. The Company provided Mr. D’Ambrosio with a tax gross-up of any imputed income arising out of commuter benefits, except that he is responsible for any tax on imputed income arising out of his personal use of charter aircraft.

In fiscal year 2012, the Company provided to Mr. Boire commuter benefits that will cease if he relocates to the greater Chicago metropolitan area. These benefits consisted of weekly round trip transportation by commercial aircraft (business class) between the greater New York metropolitan area and the greater Chicago metropolitan area, a housing allowance for housing in the Hoffman Estates, Illinois area, ground transportation between his primary residence in the greater metropolitan New York area and the airport in the New York area when travelling to the Company’s corporate headquarters in Hoffman Estates, Illinois, as well as ground transportation to and from Chicago area airports when commuting to his primary residence in New York. In fiscal year 2012, the Company paid for the shipment of his personal vehicle from his primary residence in New York to the greater Chicago metropolitan area. The Company will also provide Mr. Boire with a tax gross-up of 35% of any imputed income arising out of such commuter benefits.

Retirement Plans

We provide 401(k) savings plans to allow participants to contribute towards retirement on a pre-tax (including catch-up contributions) and after-tax basis. The U.S. 401(k) savings plan allows pre-tax contributions of up to 50% of eligible compensation (or the limit determined by the Internal Revenue Service) and after-tax contributions of up to 25% of eligible compensation, provided however that in the aggregate these contributions do not exceed 50% of eligible compensation. Notwithstanding the foregoing, effective January 31, 2009, additional contribution restrictions were imposed on plan participants who were highly compensated employees as defined by the Internal Revenue Code. Each named executive officer is subject to these additional contribution restrictions. In addition, the Company has suspended its matching contributions to the 401(k) savings plans.

Severance Benefits

Each of our named executive officers has entered into a severance agreement with the Company. The severance agreements contain non-competition restrictions. Additionally, the severance payments provide individuals a window of time to locate a new position in the marketplace. While the following description of the terms and conditions applies generally to our severance agreements with our named executive officers, severance agreements with certain of our executive officers contain different or additional terms and conditions that served as additional inducements for those named executive officers to join the Company and are more fully described under “Payments Pursuant to Severance Agreements” starting on page 40. Under the agreement, severance is provided for involuntary termination by the Company without cause (as defined in the agreement) or termination by the executive officer for “good reason” (as defined in the agreement). Named executive officers, except Mr. Lampert and except as described under the heading “Payments Pursuant to Severance Agreements,” will receive severance payments equal to one year of annual base salary, subject to mitigation for salary or wages earned from another employer, including self-employment depending on the form of agreement.

If a named executive officer becomes entitled to benefits under the severance agreement, the named executive officer will be entitled to other company benefits such as continued participation in Sears Holdings medical and dental plans during the salary continuation period. Except as described below under the heading

“Payments Pursuant to Severance Agreements—Other Severance Benefits,” the forms of executive severance agreements do not have specific change-in-control or similar provisions that would give rise to or impact the payment of severance benefits to the executive officers.

Awards under a long-term incentive program are payable in the event of a termination of employment as a result of death or disability during a performance period if certain conditions are met, as described under the applicable long-term incentive program. Please see “LTIP Opportunities” on page 25 and “Potential Payments Upon Termination of Employment” on page 40 for additional information.

Except as described under the heading “Payments Pursuant to Severance Agreements—Other Severance Benefits,” a named executive officer’s unvested restricted stock award under the 2006 Stock Plan will be forfeited upon termination of employment. In the event of a named executive officer’s death, disability, retirement or involuntary termination, at the discretion of the Compensation Committee, such officer’s restricted stock awards may be accelerated.

Fiscal Year 2012 CEO Compensation

In fiscal year 2012, Mr. D’Ambrosio received an annual base salary of $1,000,000, as set forth in his offer letter dated February 23, 2011; he also participated in the Company’s 2012 AIP with a target opportunity of 200% of his base salary. Mr. D’Ambrosio was not eligible to participate in the Company’s Long-Term Incentive Program. Mr. D’Ambrosio’s perquisites are described elsewhere in this section under the caption “Other Compensation Elements—Perquisites and Other Benefits.” Effective February 1, 2013, Mr. D’Ambrosio stepped down as Chief Executive Officer and President of the Company. From February 2, 2013 through February 28, 2013, Mr. D’Ambrosio continued as an employee of the Company in a non-officer capacity and received a salary of $26,000 for such period. Existing restricted stock grants to Mr. D’Ambrosio continued to vest through February 28, 2013; any grants not then vested were forfeited by Mr. D’Ambrosio. Mr. D’Ambrosio had 34,854 shares vest on February 24, 2012 and 34,854 shares vest on February 24, 2013. Portions of Mr. D’Ambrosio’s Orchard Make-Whole Award, Sears Hometown Make-Whole Award, and Sears Canada Make-Whole Award vested on February 24, 2013 in the aggregate amount of $274,799. Mr. D’Ambrosio forfeited 22,928 shares of unvested restricted stock and $180,768 in make-whole awards upon cessation of his employment with the Company. Mr. D’Ambrosio’s cessation of employment was a voluntary resignation without “good reason,” and therefore no severance benefits were payable under his severance agreement.

Fiscal Year 2013 Compensation Decisions

Fiscal Year 2013 CEO Compensation

On March 18, 2013, the Compensation Committee and the Board, with Edward S. Lampert recusing himself, approved the terms of an offer letter with Mr. Lampert under which he will continue to serve as the Company’s Chief Executive Officer. Under the offer letter, Mr. Lampert will be paid an annual base salary of $1, effective as of February 1, 2013, the date on which Mr. Lampert began to serve as our Chief Executive Officer. In addition, during each of the first three years of Mr. Lampert’s service as our Chief Executive Officer, Mr. Lampert will (1) participate in the Company’s Annual Incentive Plan, with a target incentive opportunity of $2,000,000 (based in fiscal year 2013 solely on the achievement of the SHC EBITDA goal), payouts under which (if any) may be paid, at Mr. Lampert’s election, in cash or in common stock of the Company, and (2) receive stock with value of $4,500,000 per annum, payable in equal monthly installments subject to his continued service as Chief Executive Officer. The number of shares issued to Mr. Lampert will be based on the value of the Company’s common stock on March 18, 2013 for shares issued through January 31, 2014, and on the February 1st of each successive 12 month period of his employment. To the extent there is not a sufficient number of shares available under the Company’s equity plans to make any award contemplated under Mr. Lampert’s offer letter, Mr. Lampert will be entitled to receive compensation of substantially equivalent economic value in such form as the Company and Mr. Lampert agree upon. Mr. Lampert’s primary place of employment will be located in the Miami, Florida metropolitan area. He is not eligible to participate in the Company’s long-term incentive programs. Mr. Lampert is not entitled to severance benefits if his employment with the Company is terminated for any reason, and has not entered into a severance agreement with the Company.

While the Compensation Committee recognizes that Mr. Lampert has other business interests and responsibilities, the Committee expects that Mr. Lampert will fully discharge the duties and responsibilities customary to his position as Chief Executive Officer of the Company. Accordingly, the Compensation Committee believes that it is appropriate and in the Company’s interest that Mr. Lampert receives reasonable compensation for his service as the Company’s Chief Executive Officer. The Compensation Committee’s objective in designing Mr. Lampert’s compensation package was to provide Mr. Lampert with substantially the same annual economic benefit as Mr. D’Ambrosio received when serving as our former Chief Executive Officer, although the Committee recognizes that the elements of Mr. Lampert’s compensation package differ from those of Mr. D’Ambrosio.

Salary Increases and Long-Term Incentive Cash Awards

On February 4, 2013, the Compensation Committee approved an increase in the annual base salary of Mr. Jooma from $650,000 to $750,000 in recognition of his responsibilities and the impact and importance of his position with the Company. On February 4, 2013, the Compensation Committee also approved an increase in the annual base salary of Mr. Drobny from $650,000 to $700,000 in recognition of his responsibilities and the impact and importance of his position with the Company. Mr. Jooma also received a long-term incentive cash award in the amount of $1,250,000, which will vest over three years. Mr. Drobny also received a long-term incentive cash award in the amount of $800,000, which will vest over three years. These long-term incentive cash awards were granted to motivate and retain Messrs. Jooma and Drobny and in recognition of their expected future contributions to the Company.

2013 Annual Incentive Plan and Long-Term Incentive Structure

On February 12, 2013, the Compensation Committee approved the restatement of the AIP and the 2013 performance goals, measures, definitions and other particulars under the AIP (together with the AIP, the “2013 AIP”). Also on February 12, 2013, the Compensation Committee approved a new long-term incentive structure, consisting of the LTIP and the new Sears Holdings Corporation Cash Long-Term Incentive Plan (the “Cash LTI”). The Compensation Committee also approved 2013 performance goals, measures, definitions and other particulars under the LTIP (together with the LTIP, the “2013 LTIP”) and 2013 particulars under the Cash LTI (together with the Cash LTI, the “2013 Cash LTI”).

2013 AIP

The primary financial performance goals under the 2013 AIP are based on (1) SHC EBITDA (earnings before interest, taxes, depreciation and amortization), (2) business unit or sub-business unit performance goals, or (3) a combination of these goals. All of the Company’s named executive officers, except Lou D’Ambrosio, participate in the 2013 AIP. The incentive opportunity for each of Messrs. Lampert, Boire and Schriesheim under the 2013 AIP is based solely on SHC EBITDA. The incentive opportunity for Mr. Drobny under the 2013 AIP is based on the aggregate performance of the business unit performance goals of certain operating business units and the level of performance of SHC EBITDA. The incentive opportunity for Mr. Jooma under the 2013 LTIP is based on the performance of certain operating business units for which Mr. Jooma has responsibility, and the level of performance of SHC EBITDA. Any payouts under the 2013 AIP will range from 20% of the target incentive award, at threshold level of performance, to 200% of the target incentive award, at maximum level of performance. The target award percentage (which is a percentage of base salary) under the 2013 AIP is 150% for Mr. Schriesheim, 150% for Mr. Boire, 75% for Mr. Drobny and 75% for Mr. Jooma. Mr. Lampert’s target opportunity is $2,000,000.

Long-Term Incentive Structure

The LTIP continues to be intended as a performance-based incentive program and the Cash LTI is intended to be a time-based incentive program. The named executive officers who participate in the 2013 LTIP and the 2013 Cash LTI are Messrs. Drobny and Jooma.

2013 LTIP

Opportunities for participants under the 2013 LTIP are based on 100% SHC LTIP EBITDA or a combination of SHC LTIP EBITDA and business unit performance goals. The performance period for the 2013 LTIP is fiscal years 2013 through 2015. The Compensation Committee determined the level of financial performance for each performance measure, the performance measure or measures to apply to each business, and which performance measure or measures applies to each participating executive officer. For Mr. Drobny, achievement of the SHC LTIP EBITDA performance goal accounts for 100% of his 2013 LTIP opportunity. For Mr. Jooma, achievement of the SHC LTIP EBITDA performance goal accounts for 25% of his 2013 LTIP opportunity, and two business unit performance goals each accounts for 37.5% of his 2013 LTIP opportunity.

Cash LTI and 2013 Cash LTI

The second component of the long-term incentive structure is the Cash LTI. Awards under the Cash LTI are designed to constitute a percentage of a participant’s overall long-term incentive opportunity. The Cash LTI provides the opportunity for participants to receive a long-term incentive payout, provided that the participant is actively employed by the Company on the vesting date, which is the April 1st following the end of a service period. Awards under the Cash LTI represent the right to receive cash as soon as administratively feasible after the vesting date but in no case later than the date that is the 15th day of the third month following the last day of the relevant service period. The service period for the 2013 Cash LTI is fiscal years 2013 through 2015.

Target Award Percentages and Certain Additional Conditions

The total long-term incentive target award percentage (which is a percentage of base salary) for Mr. Drobny is 150%, with 112.5% awarded under the 2013 LTIP and 37.5% awarded under the 2013 Cash LTI. The total long-term incentive target award percentage for Mr. Jooma is 100%, with 75% awarded under the 2013 LTIP and 25% awarded under the 2013 Cash LTI.

Certain Tax Consequences

In setting an executive officer’s compensation package, the Compensation Committee considers the requirements of Internal Revenue Code Section 162(m), which provides that compensation in excess of $1 million paid to certain executive officers is not deductible unless it is performance-based and paid under a program that meets certain other legal requirements. Neither base salary nor time-based cash or equity awards that vest based solely on continued service qualify as performance-based compensation under Section 162(m). Although a significant portion of each executive officer’s compensation is intended to satisfy the requirements for deductibility under Section 162(m), the Compensation Committee retains the ability to evaluate the performance of our executives and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation under federal tax law.

Compensation Committee Role in Executive Compensation Decisions

The Compensation Committee is appointed by the Board to fulfill the Board’s responsibilities relating to compensation of our senior officers. The Compensation Committee has overall responsibility for approving and evaluating all compensation plans, our policies and programs as they affect the Chief Executive Officer and the senior officers. The Compensation Committee is composed of independent members of the Board and consists of no fewer than two members.

The Compensation Committee has the sole authority to retain or terminate any compensation consultant to be used to assist it in the evaluation of Chief Executive Officer or senior officer compensation and has the sole authority to approve the consultant’s fees and the terms and conditions of the consultant’s retention. Neither the Compensation Committee nor the Company’s management retained a consultant that played a role in determining or recommending the amount or form of executive compensation in fiscal year 2012. The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

The Compensation Committee duties include:

•	evaluating the Chief Executive Officer’s performance in light of corporate goals and objectives;

•	determining the compensation of named executive officers, including base salaries and annual incentive opportunities;

•	determining cash-based and equity-based awards and opportunities for our named executive officers;

•

reviewing and approving employment agreements, severance arrangements, change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits affecting the Chief Executive Officer and other senior executives;

•	approving incentive compensation plans and programs;

•	serving as the administration committee of the company’s equity plans; and

•	approving any special or supplemental compensation and benefits for executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

The Compensation Committee also receives periodic reports on our compensation programs as they affect all associates.

During fiscal year 2012, pursuant to authority delegated by the Compensation Committee, the Company’s Stock Plan Committee was authorized to grant restricted stock awards to executives below the senior vice president level up to $150,000 per individual, and the Stock Plan Committee and the Senior Vice President and President, Talent and Human Capital Services, were authorized to approve increases in base salary and/or annual incentive target awards by up to 10% to officers at the level of senior vice president and above. In fiscal year 2012, Mr. D’Ambrosio was the sole member of the Stock Plan Committee until he stepped down as CEO and President. The current sole member of the Stock Plan Committee is Thomas J. Tisch, the Chairman of the Compensation Committee. No actions were taken pursuant to this delegation during fiscal year 2012 with respect to our named executive officers.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2012, the following directors (none of whom was or had been an officer or employee of the Company or any of its subsidiaries) served on the Company’s Compensation Committee: Ann N. Reese, Emily Scott and Thomas J. Tisch. There were no interlocks during fiscal year 2012 with other companies within the meaning of the SEC’s proxy rules.

Summary Compensation Table

The following table sets forth information concerning the total compensation paid to each person who served as our Chief Executive Officer or our Chief Financial Officer during fiscal year 2012 and to our three other most highly compensated executive officers for fiscal year 2012 who were executive officers at the end of the fiscal year (collectively, the “named executive officers”). The amounts shown for 2012 reflect the inclusion of an additional week of compensation in fiscal year 2012 (comprised of 53 weeks) as compared to fiscal years 2011 and 2010 (comprised of 52 weeks).

Name and Principal Position	Year	Salary (a)	Bonus (b)	Stock Awards (c)	Non Equity Incentive Plan Compensation (d)	All Other Compensation (e)	Total
Edward S. Lampert*	2012	$—	$—	$—	$—	$—	$—
Chief Executive Officer

Robert A. Schriesheim	2012	815,385	600,000	499,985	—	23,713	1,939,083
Executive Vice President and Chief Financial Officer	2011	366,154	894,710	3,999,982	2,490	—	5,263,336

Ronald D. Boire	2012	815,385	850,000	—	—	317,704	1,983,089
Executive Vice President, Chief Merchandising Officer and President, Sears Full Line Stores and Kmart Formats	2011	46,154	—	2,226,750	—	10,207	2,283,111

Dane A. Drobny	2012	662,500	108,500	—	128,286	1,721	901,007
Senior Vice President, General Counsel and Corporate Secretary	2011	650,000	—	325,479	2,218	—	977,697
	2010	457,917	150,000	499,960	42,277	—	1,150,154

Imran Jooma	2012	662,500	250,000	—	167,593	10,984	1,091,077
Executive Vice President, and President, Online, Marketing, Pricing & Financial Services

Louis J. D’Ambrosio**	2012	1,019,231	—	—	—	278,741	1,297,972
Former Chief Executive Officer and President	2011	930,769	150,000	8,000,118	—	852,037	9,932,924

*	Mr. Lampert became our Chief Executive Officer effective February 1, 2013. For a discussion of Mr. Lampert’s compensation arrangements, see “Compensation Discussion and Analysis—Fiscal Year 2013 Compensation Decisions—Fiscal Year 2013 CEO Compensation.”

**	Mr. D’Ambrosio served as our Chief Executive Officer and President from February 24, 2011 through the close of business on February 1, 2013.

(a)	After Mr. D’Ambrosio stepped down as our Chief Executive Officer and President effective February 1, 2013, the last business day of fiscal year 2012, he was employed by the Company through February 28, 2013 in a non-officer capacity and received a salary during this period of $26,000, none of which is included in the table above.

(b)	The amount for Mr. Schriesheim represents a cash retention bonus payment for fiscal year 2012 made pursuant to the terms of his offer letter. The amount for Mr. Boire represents the following payments made pursuant to the terms of his offer letter: (1) a $600,000 incentive award for fiscal year 2012, (2) a sign-on bonus of $50,000, and (3) four quarterly bonus payments of $50,000 each. The amount for each of Messrs. Drobny and Jooma represents a portion of a cash retention award granted in fiscal year 2011 that vested and was paid during fiscal year 2012.

(c)	Amounts shown in this column represent the full grant date fair value of the restricted stock awards granted under the Company’s 2006 Stock Plan. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award’s applicable vesting period. Restricted stock is common stock that cannot be sold or otherwise transferred by the named executive officer until such restrictions lapse. On August 16, 2012, Mr. Schriesheim received a restricted stock award of 8,293 shares. These shares vest in full on August 16, 2014, provided that he is an active employee of the Company on the vesting date. The closing stock price on the date of grant was $60.29.

(d)	For Messrs. Drobny and Jooma, the amounts shown were earned under the 2012 AIP.

(e)	For each of Messrs. Schriesheim and Drobny, the amount consists of the amount vested and paid in fiscal year 2012 under their respective Orchard Make-Whole Award, which each of them received in respect of their respective previously-awarded unvested restricted stock in lieu of shares of Orchard distributed to the Company’s stockholders.

For Mr. Boire, the amount in fiscal year 2012 includes $55,069 attributable to the aggregate incremental cost to the Company of weekly round-trip fare for commercial air travel (business class) between Mr. Boire’s primary residence in the greater metropolitan New York area and the greater metropolitan Chicago area, $19,327 attributable to the aggregate incremental cost to the Company of ground transportation between his primary residence and the airport in the greater metropolitan New York area when commuting to Company headquarters in Hoffman Estates, Illinois and between Company headquarters and the airport in the greater metropolitan Chicago area when commuting to his primary residence, and $36,000 attributable to the incremental cost to the Company for housing in the Hoffman Estates, Illinois area. The Company provided Mr. Boire with a tax gross-up of $32,927 on imputed income arising out of the foregoing commuter benefits for fiscal year 2012. The amount also includes the cost of Mr. Boire’s meals while commuting and the cost of ground transportation provided to Mr. Boire’s spouse in connection with her attendance at a Company meeting and a Company-sponsored charity event held in the Chicago area to which spouses were invited. The amount also includes (1) $52,505 representing the amount vested and paid in fiscal year 2012 under Mr. Boire’s Sears Hometown Make-Whole Award, which he received in respect of previously-awarded unvested restricted stock in lieu of Rights to purchase shares of Sears Hometown distributed to the Company’s stockholders, and (2) $121,377 representing the amount vested and paid in fiscal year 2012 under Mr. Boire’s Sears Canada Make-Whole Award, which he received in respect of previously-awarded unvested restricted stock in lieu of shares of Sears Canada distributed to the Company’s stockholders.

For Mr. Jooma, the amount consists of (1) $3,369 representing the amount vested and paid in fiscal year 2012 under his Orchard Make-Whole Award, which he received in respect of his previously-awarded unvested restricted stock in lieu of shares of Orchard distributed to the Company’s stockholders, and (2) $7,615 representing the amount vested and paid in fiscal year 2012 under his Sears Hometown Make-Whole Award, which he received in respect of previously-awarded unvested restricted stock in lieu of Rights to purchase shares of Sears Hometown distributed to the Company’s stockholders.

For Mr. D’Ambrosio, the amount in fiscal year 2012 includes $160,699 attributable to the aggregate incremental cost of Mr. D’Ambrosio’s limited personal use of chartered aircraft for commuter travel to and from the greater metropolitan Philadelphia area, the site of his principal residence, and the greater metropolitan Chicago area, as well as the cost of commercial flights between such locations, $4,325 attributable to the aggregate incremental cost to the Company of Mr. D’Ambrosio’s commuter travel using Company-operated vehicles, $6,137 attributable to the aggregate incremental cost to the Company of ground transportation between his home and the airport in the greater metropolitan Philadelphia area, and $31,090 attributable to the aggregate incremental cost of temporary housing in the Hoffman Estates, Illinois area. The Company provided Mr. D’Ambrosio with tax gross-ups in fiscal year 2012 of $44,114 on imputed income arising out of the foregoing commuter benefits, except that he is responsible for any tax on imputed income arising out of his personal use of charter aircraft for commuter travel as described above. $32,376 of the amount represents the amount vested and paid in fiscal year 2012 under Mr. D’Ambrosio’s Orchard Make-Whole Award, which he received in respect of his previously-awarded unvested restricted stock in lieu of shares of Orchard distributed to the Company’s stockholders.

For purposes of determining the aggregate incremental cost to the Company of the personal use of Company-operated vehicles by the named executive officers, we first calculate the personal and commuting mileage attributable to the named executive officer’s personal use as a percentage of the vehicle’s overall annual mileage. This percentage is then applied to the annual cost of the operating the vehicle, which includes the cost of leasing, fuel, insurance, license and title, tolls, depreciation, maintenance and repairs. Drivers’ salaries and overtime are also included in the costs associated with the usage of Company-operated cars and drivers. In all other instances, the aggregate incremental cost to the Company of the perquisites provided to the named executive officers in fiscal year 2012 was the actual amount paid to the service provider for such perquisite.

Unless otherwise specifically noted, the Company does not provide a tax gross-up on income imputed for perquisites.

The amounts in this column do not include the discount on Sears Holdings merchandise and services that is extended to all Sears Holdings associates and directors.

Grants of Plan-Based Awards

The compensation plans under which the grants in the following table were made are generally described in the Compensation Discussion and Analysis beginning on page 20 of this proxy statement.

Name	Plan(a)	Grant Date for Equity-Based Awards	Compensation Committee Action Date for Equity- Based Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(b)				All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option Awards (c)
				Threshold		Target	Maximum
Robert A. Schriesheim	2012 AIP		—	$240,000		$1,200,000	$2,400,000	—	$—
	2006 Stock Plan	August 16, 2012	August 15, 2011	—		—	—	8,293	499,985

Ronald D. Boire	2012 AIP	—	—	240,000		1,200,000	2,400,000	—	—

Dane A. Drobny	2012 AIP	—	—	(d	)	487,500	975,000	—	—
	2012 LTIP	—	—	243,750		975,000	1,950,000	—	—

Imran Jooma	2012 AIP	—	—	(d	)	487,500	975,000	—	—
	2012 LTIP	—	—	162,500		650,000	1,300,000	—	—

Louis J. D’Ambrosio	2012 AIP	—	—	400,000		2,000,000	4,000,000	—	—

(a)	Mr. Lampert received no grants of plan-based awards in fiscal year 2012. Messrs. Schriesheim, Boire and D’Ambrosio did not participate in the 2012 LTIP. Mr. Schriesheim is the only named executive officer who received an award under the 2006 Stock Plan during fiscal year 2012.

Does not include the following Sears Hometown Make-Whole Awards and Sears Canada Make-Whole Awards granted in fiscal year 2012 to certain named executive officers in respect of unvested restricted stock (which awards were previously granted and reported for such named executive officers) in order to preserve the benefit of the original grants to the named executive officers. Such awards vest on the same schedule as the related unvested restricted stock.

	Sears Hometown Make-Whole Award	Sears Canada Make-Whole Award
R. Schriesheim	$124,645	$288,143
R. Boire	157,515	364,130
D. Drobny	17,425	40,283
I. Jooma	24,201	38,340
L. D’Ambrosio	121,355	280,538

(b)	For Messrs. Schriesheim, Boire and D’Ambrosio, the estimated threshold payout amount under the 2012 AIP was based on the threshold level of performance for SHC EBITDA. For Mr. Drobny, the threshold payout amount under the 2012 AIP was based on the (1) threshold level of performance for SHC EBITDA, and (2) threshold level of performance of the overall operating business units. For Mr. Jooma, the estimated threshold payout amount under the 2012 AIP was based on the (1) threshold level of performance for SHC EBITDA, (2) threshold level of performance of the overall operating business units, and (3) threshold level of performance for the operating business units for which Mr. Jooma is responsible.

(c)	This column reflects the full grant date fair value of restricted stock granted. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award’s applicable vesting period. The fair value of Mr. Schriesheim’s restricted stock award under the 2006 Stock Plan was calculated using the closing price of our common stock on the grant date, which was $60.29.

(d)	For each of Messrs. Drobny and Jooma, the threshold payout amount payable under the 2012 AIP is nominal.

Outstanding Equity Awards at 2012 Fiscal Year End

The following table shows the number of shares covered by unvested restricted stock held by the Company’s named executive officers on February 2, 2013. None of our named executive officers held stock options on February 2, 2013.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Edward S. Lampert	—	$—	—	—
Robert A. Schriesheim	59,349	2,822,045	—	—
Ronald D. Boire	50,000	2,377,500	—	—
Dane A. Drobny	8,297	394,522	—	—
Imran Jooma	7,897	375,502
Louis J. D’Ambrosio(b)	57,783	2,747,581	—	—

(a)	The market value of the outstanding restricted stock awards represents the product of the number of shares of restricted stock that have not vested multiplied by $47.55, the closing price of our common stock on February 1, 2013, the last trading day of our common stock in fiscal year 2012.

(b)	Mr. D’Ambrosio ceased serving as our Chief Executive Officer effective February 1, 2013, and his employment with the Company ceased on February 28, 2013. Under the terms of his termination agreement, Mr. D’Ambrosio forfeited his restricted stock that was unvested as of the last day of his employment with the Company. See, “Executive Compensation—Compensation Discussion and Analysis—Fiscal Year 2012 CEO Compensation.”

Option Exercises and Stock Vested

The following table shows the number of shares acquired upon vesting of restricted stock awards and the value realized, before payment of any applicable withholding tax. None of our named executive officers owned or exercised any stock options during fiscal year 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (a)
Edward S. Lampert	—	$—
Robert A. Schriesheim	25,528	1,428,036
Ronald D. Boire	25,000	1,019,250
Dane A. Drobny	1,853	97,746
Imran Jooma	3,626	206,646
Louis J. D’Ambrosio	34,854	2,380,877

(a)	For Mr. Schriesheim, the amount represents 25,528 shares that vested on August 22, 2012 (including 9,815 shares withheld by the Company to satisfy tax obligations associated with the vesting of these shares) multiplied by $55.94, the closing price of our common stock on August 22, 2012.

For Mr. Boire, the amount represents 25,000 shares that vested on January 9, 2013 (including 9,925 shares withheld by the Company to satisfy tax obligations associated with the vesting of these shares) multiplied by $40.77, the closing price of our common stock on January 9, 2013.

For Mr. Drobny, the amount represents 1,853 shares that vested on September 1, 2012 (including 583 shares withheld by the Company to satisfy tax obligations associated with the vesting of these shares) multiplied by $52.75, the closing price of our common stock on August 31, 2012.

For Mr. Jooma, the amount represents 3,626 shares that vested on October 4, 2012 (including 1,141 shares withheld by the Company to satisfy tax obligations associated with the vesting of these shares) multiplied by $56.99, the closing price of our common stock on October 4, 2012.

For Mr. D’Ambrosio, the amount represents 34,854 shares that vested on February 24, 2012 (including 12,984 shares withheld by the Company to satisfy tax obligations associated with the vesting of these shares) multiplied by $68.31, the closing price of our common stock on February 24, 2012.

Potential Payments Upon Termination of Employment

The amount of compensation paid to each of the named executive officers of the Company, excluding Mr. D’Ambrosio, in the event of termination of such executive’s employment is discussed below, and potential payouts are detailed in the tables beginning on page 44. The amounts shown assume that such termination was effective as of February 1, 2013, the last business day of fiscal year 2012. Therefore, the tables include amounts earned through such time and are estimates of the amounts which would be paid to each named executive officer upon his or her termination, subject to mitigation (as applicable). The actual amounts that would be paid to the executives can only be determined at the time of such executive’s separation from the Company.

Payments Pursuant to Severance Agreements

As described under the heading “Compensation Discussion and Analysis” beginning on page 20, the Company provides severance benefits to our named executive officers pursuant to severance agreements that the Company entered into with each of such executive officers, other than Mr. Lampert, who is not entitled to severance benefits and with whom there is no severance agreement. The amounts shown in the table for termination for “good reason” or termination without “cause” are based on the following agreement provisions.

•	Good Reason:

•

For the named executive officers with severance agreements, other than Messrs. Schriesheim and Boire, a termination by the executive officer is for good reason if it results from (1) a reduction of more than 10% in the sum of the executive officer’s annual salary and target bonus from those in effect as of the date of the severance agreement; (2) an executive officer’s mandatory relocation to an office more than 50 miles from the primary location at which the executive officer is required to perform his or her duties; or (3) any action or inaction that constitutes a material breach under the severance agreement, including the failure of a successor company to assume or fulfill the obligations under the severance agreement.

•

For Mr. Schriesheim, termination by him is for good reason if it results from (1) a reduction of more than 10% in the sum of his annual salary and target bonus from those in effect as of the date of the severance agreement; (2) a change in reporting relationship such that he reports to anyone other than the Chief Executive Offer or the Chairman of the Board; (3) after August 22, 2011, no longer holding the position of Executive Vice President, Chief Financial Officer or an equivalent or more senior position of the Company or a successor corporation; (4) his mandatory relocation to an office more than 50 miles from the primary location at which the executive officer is required to perform his or her duties as of the date of the agreement; (5) the Company ceasing to have securities registered under the Securities Exchange Act of 1934 or the equivalent applicable law; or (6) any action or inaction that constitutes a material breach under the severance agreement, including the failure of a successor company to assume or fulfill the obligations under the severance agreement.

•

For Mr. Boire, termination by him is for good reason if it results from (1) a reduction of more than 10% in the sum of the executive officer’s annual salary and target bonus from those in effect as of the date of the severance agreement; (2) his mandatory relocation to an office more than 50 miles from the primary location at which the executive officer is required to perform his or her duties as of the date of the agreement; (3) the failure of the Company to pay any undisputed amount due under the agreement, (4) a material diminution of his title, duties or responsibilities unrelated to (a) an organizational or a corporate restructuring or (b) his performance, or (5) any action or inaction that constitutes a material breach under the severance agreement, including the failure of a successor company to assume or fulfill the obligations under the severance agreement.

•	Cause—A termination by an executive officer is without cause if the executive officer is involuntarily terminated because of job elimination (other than poor performance) or without “cause.”

•

For the named executive officers with severance agreements other than Mr. Schriesheim, “cause” generally is defined as (1) a material breach by the executive officer, other than due to incapacity due to a disability, of the executive officer’s duties and responsibilities which breach is demonstrably willful and deliberate on the executive officer’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and such breach is not remedied by the executive officer in a reasonable period of time after receipt of written notice from Sears specifying such breach; (2) the commission by the executive officer of a felony; or (3) dishonesty or willful misconduct in connection with the executive officer’s employment.

•

For Mr. Schriesheim, “cause” is (1) his continued failure to substantially perform the job duties (other than a failure resulting from incapacity due to disability) which failure is not remedied in a reasonable period of time after receipt of written notice from Sears (as used in the severance agreement) specifying such breach; (2) a material breach by the him of his duties and responsibilities which breach is demonstrably willful and deliberate on his part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; (3) the commission of a felony; or (iv) dishonesty or willful misconduct in connection with his employment. If his employment is terminated for cause pursuant to subsection (3) and it is later determined that he did not commit the felony which was the basis for the termination, his termination shall be treated as not terminated for cause unless the Company demonstrates that another basis for a cause termination existed.

Severance Benefits upon termination for “good reason” or without “cause”

•

For the named executive officers with severance agreements other than Messrs. Schriesheim and Boire, base salary at the rate in effect immediately prior to the date of termination, payable in the form of salary continuation for 12 months, subject to mitigation.

•

For Mr. Schriesheim, if the termination occurs after his first employment anniversary (August 16, 2012), the sum of (1) base salary at the rate in effect immediately prior to the date of termination and (2) a bonus equivalent to his target bonus for the year in which the termination occurs (or, if no target bonus has been set yet for such year, his target bonus for the year immediately preceding the year in which the termination occurred), payable in the form of salary continuation for 12 months.

•

For Mr. Boire, the sum of (1) base salary at the rate in effect immediately prior to the date of termination and (2) the bonus payable under such AIP (subject to proration), to the extent an incentive award would have been payable to him under the terms of the such AIP but for incurring the employment termination, payable in the form of salary continuation for 12 months, subject to mitigation. For purposes of calculating the prorated bonus, the incentive award to which he otherwise would have been entitled to under the AIP is subject to a fraction, the numerator of which is the number of full days on active payroll during the applicable performance period and the denominator of which is the number of full days in such performance period. In the event the payment date for the AIP occurs after the executive officer’s salary continuation period, such bonus becomes payable in a one-time, single lump sum payment.

•

For all named executive officers with severance agreements, continuation of active medical and dental coverage the named executive officer was eligible to participate in prior to the end of employment during the salary continuation period.

Other Severance Benefits

•

For Mr. Schriesheim, if a “transfer of shareholdings” occurs after the first 12 months of his employment with the Company, and he is terminated by the Company other than for “cause” or terminates his employment for “good reason” (as described above) within 12 months after such transfer of shareholdings, then he shall vest on such termination date in any portion of any equity or equity-based award granted to him that is scheduled to vest within 12 months following such termination. As used in Mr. Schriesheim’s severance agreement, a transfer of shareholdings is defined as either (1) the acquisition by any person of beneficial ownership from ESL Investments, Inc. (or persons associated with ESL Investments, Inc.) of 50% or more of the then-outstanding shares of common stock of the Company or (2) the Company ceasing to have securities registered under the Securities Exchange Act of 1934, as amended.

The forms of severance agreements do not provide for payments to the participating named executive officers upon termination of employment due to death, disability or retirement. If a termination had been effective as of February 2, 2013 due to death or disability, the participating named executive officers would have been eligible to receive payments under the Company’s annual and long-term incentive programs, as provided below.

An eligible named executive officer will not be entitled to a severance payment under the severance agreements in the event of termination for “cause” or voluntary termination.

Under the severance agreements, the named executive officers agree to non-disclosure of confidential information, non-solicitation and non-compete covenants, as well as a release of liability for certain claims against the Company.

Payments Pursuant to Incentive Compensation Programs

2012 Annual Incentive Plan

If a named executive officer with a severance agreement voluntarily terminates employment (for any reason other than disability) or is involuntarily terminated for any reason (other than death), he will forfeit his 2012 AIP award, except as prohibited by law. If such a named executive officer’s employment is terminated because of death or disability, the named executive officer will be entitled to a pro-rated payment through the termination date if the financial criteria under the 2012 AIP are satisfied. Because certain of the Company’s business units were successful in achieving the threshold level of performance under their BOP goals and received payouts under the 2012 AIP, Messrs. Drobny and Jooma would be entitled to receive a distribution under the 2012 AIP if their employment was terminated due to death or disability on February 1, 2013. The remaining named executive officers with severance agreements would not be entitled to a distribution under the 2012 AIP in the event of death or disability because the financial goals were not achieved.

2010 Long-Term Incentive Program; 2011 Long-Term Incentive Program and 2012 Long-Term Incentive Program

If a named executive officer with a severance agreement voluntarily terminates employment (for any reason other than disability) or is involuntarily terminated for any reason (other than death), he will forfeit his 2010 LTIP, 2011 LTIP and 2012 LTIP award, if any, except as prohibited by law. If such a named executive officer’s employment is terminated because of death or disability, the named executive officer will be entitled to a pro-rated payment through the termination date if the financial goals under the 2010 LTIP, 2011 LTIP or 2012 LTIP, as of the termination dates, equal or exceed the applicable targets and the named executive officer was a participant in the applicable LTIP for at least 12 months of the performance period. Because certain of the Company’s business units for which Mr. Jooma has responsibility were successful in achieving at least the threshold level of performance under their BOP goals under the 2011 LTIP, Mr. Jooma would be entitled receive a distribution under the 2011 LTIP if his employment was terminated due to death or disability on February 1, 2013. As of February 1, 2013, the financial goals under the 2010 LTIP, 2011 LTIP (except with respect to Mr. Jooma as aforesaid) and 2012 LTIP were not equal to or in excess of the applicable targets; therefore, the eligible named executive officers would not be entitled to any payments under these plans in the event of death or disability.

Time-Based Equity Compensation

Any unvested restricted stock held by our named executive officers on February 1, 2013, the last business day of fiscal year 2012, will be forfeited upon termination of employment with the Company.

The table below summarizes the potential payouts to Messrs. Lampert, Schriesheim, Boire, Drobny, and Jooma for the termination events described above assuming such termination occurred on February 1, 2013.

Edward S. Lampert(a)	Salary Continuation	Continuation of Medical/ Welfare Benefits (b)	Target Bonus (c)	AIP Payment		LTIP Payment	Accelerated Vesting of Restricted Stock	Total
Termination for Good Reason	$—	$—	$—	$—		$—	$—	$—
Termination without Cause	—	—	—	—		—	—	—
Termination with Cause	—	—	—	—		—	—	—
Voluntary Termination	—	—	—	—		—	—	—
Termination due to Disability	—	—	—	—		—	—	—
Termination due to Retirement	—	—	—	—		—	—	—
Termination due to Death	—	—	—	—		—	—	—

Robert A. Schriesheim	Salary Continuation	Continuation of Medical/ Welfare Benefits (b)	Target Bonus (c)	AIP Payment		LTIP Payment	Accelerated Vesting of Restricted Stock (d)	Total
Termination for Good Reason	$800,000	$7,103	$1,200,000	$—		$—	$1,213,856	$3,220,959
Termination without Cause	800,000	7,103	1,200,000	—		—	1,213,856	3,220,959
Termination with Cause	—	—	—	—		—	—	—
Voluntary Termination	—	—	—	—		—	—	—
Termination due to Disability	—	—	—	—			—	—
Termination due to Retirement	—	—	—	—		—	—	—
Termination due to Death	—	—	—	—		—	—	—

Ronald D. Boire	Salary Continuation	Continuation of Medical/ Welfare Benefits (b)	Target Bonus (c)	AIP Payment		LTIP Payment	Accelerated Vesting of Restricted Stock	Total
Termination for Good Reason	$800,000	$7,103	$—	$—		$—	$—	$807,103
Termination without Cause	800,000	7,103	—	—		—	—	807,103
Termination with Cause	—	—	—	—		—	—	—
Voluntary Termination	—	—	—	—		—	—	—
Termination due to Disability	—	—	—	—		—	—	—
Termination due to Retirement	—	—	—	—		—	—	—
Termination due to Death	—	—	—	—		—	—	—

Dane A. Drobny	Salary Continuation	Continuation of Medical/ Welfare Benefits (b)	Target Bonus (c)	AIP Payment		LTIP Payment	Accelerated Vesting of Restricted Stock	Total
Termination for Good Reason	$650,000	$7,103	$—	$—		$—	$—	$657,103
Termination without Cause	650,000	7,103	—	—		—	—	657,103
Termination with Cause	—	—	—	—		—	—	—
Voluntary Termination	—	—	—	—		—	—	—
Termination due to Disability	—	—	—	128,286	(e)	—	—	128,286	(e)
Termination due to Retirement	—	—	—	—		—	—	—
Termination due to Death	—	—	—	128,286	(e)	—	—	128,286	(e)

Imran Jooma	Salary Continuation	Continuation of Medical/ Welfare Benefits (b)	Target Bonus (c)	AIP Payment		LTIP Payment		Accelerated Vesting of Restricted Stock	Total
Termination for Good Reason	$650,000	$7,103	$—	$—		$—		$—	$657,103
Termination without Cause	650,000	7,103	—	—		—		—	657,103
Termination with Cause	—	—	—	—		—		—	—
Voluntary Termination	—	—	—	—		—		—	—
Termination due to Disability	—	—	—	167,593	(e)	333,333	(e)	—	500,926	(e)
Termination due to Retirement	—	—	—	—		—		—	—
Termination due to Death	—	—	—	167,593	(e)	333,333	(e)	—	500,926	(e)

(a)	Mr. Lampert became our Chief Executive Officer on February 1, 2013. Mr. Lampert is not entitled to severance benefits if his employment with the Company is terminated for any reason, and has not entered into a severance agreement with the Company. Accordingly, he would not have received any benefits if his employment had terminated on February 1, 2013.

(b)	For Messrs. Boire, Drobny, Jooma, and Schriesheim, the amounts represent the continuation of medical benefits for one year.

(c)	For Mr. Schriesheim, this amount represents the amount of his target bonus under his severance agreement for the year in which the termination occurred. Messrs. Boire, Drobny and Jooma are not entitled to receive target bonuses under the terms of their severance agreements.

(d)	For Mr. Schriesheim, if a “transfer of shareholdings” occurs after his first year of employment and he is terminated by the Company other than for Cause or terminates his employment for Good Reason within twelve months after such “transfer of shareholdings,” then any unvested stock that will vest in the twelve months following such termination will be deemed vested as of the termination date. In the twelve months following February 1, 2013, 25,528 shares of restricted stock awarded to Mr. Schriesheim are scheduled to vest. The closing price of our common stock on February 1, 2013 was $47.55.

(e)	Because certain of the Company’s business units achieved threshold level of performance under the 2012 AIP and received payouts under the AIP, Messrs. Drobny and Jooma (or their respective estates) would be entitled to a distribution in the amount of $128,286, and $167,593, respectively, under the terms of the 2012 AIP in the event of permanent and total disability or death. In addition, because certain of the Company’s business units achieved at least the threshold level of performance under their BOP goals under the 2011 LTIP, if Mr. Jooma’s employment with the Company terminated due to death or disability on February 1, 2013, Mr. Jooma would be entitled to receive a distribution under the 2011 LTIP in an amount estimated to be $333,333. Such estimate reflects the fact that 2/3 of the performance period would have elapsed as of February 1, 2013 and that the payout with respect to the applicable business unit is currently expected to be 200% of the target level of performance.

Louis J. D’Ambrosio

Effective February 1, 2013, Mr. D’Ambrosio ceased serving as our Chief Executive Officer and President. From February 2, 2013 through February 28, 2013, Mr. D’Ambrosio continued as an employee of the Company in a non-officer capacity and received a salary of $26,000 for such period. Existing restricted stock grants to Mr. D’Ambrosio continued to vest through February 28, 2013; any grants not then vested were forfeited by Mr. D’Ambrosio. Mr. D’Ambrosio had 34,854.5929 shares vest on February 24, 2013. Portions of Mr. D’Ambrosio’s Orchard Make-Whole Award, Sears Hometown Make-Whole Award, and Sears Canada Make-Whole Award vested on February 24, 2013 in the aggregate amount of $274,799. Mr. D’Ambrosio forfeited 22,928.593 shares of unvested restricted stock and $180,768 in make-whole awards upon cessation of his employment with the Company. For purposes of his Executive Severance Agreement, Mr. D’Ambrosio’s cessation of employment was a voluntary resignation without “good reason” and therefore no severance benefits were payable under his severance agreement.

COMPENSATION OF DIRECTORS

The following table shows information concerning the compensation paid in fiscal year 2012 to non-employee directors who served on the Board during fiscal year 2012.

Name	Fees Earned or Paid in Cash	Total
E. Lampert, Chairman	$—	$—
P. DePodesta	23,250	23,250
W. Kunkler	60,000	60,000
S. Mnuchin	60,000	60,000
A. Reese	70,000	70,000
E. Scott	60,000	60,000
T. Tisch	60,000	60,000

Sears Holdings provides its non-employee directors an annual cash retainer in the amount of $60,000 for serving as a director of the Company, except that Ms. Reese receives an additional $10,000 retainer for service as chair of the Audit Committee. Mr. D’Ambrosio, who will not stand for re-election to the Board, also served as the Company’s Chief Executive Officer and President until February 1, 2013. Information regarding Mr. D’Ambrosio’s compensation arrangements can be found beginning on page 23 of this proxy statement. Mr. DePodesta became a director of the Company on December 12, 2012; the amounts shown represent a prorated share of the annual cash retainer.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management of the Company. Based on the review and discussions noted above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended February 2, 2013 and in this proxy statement.

Compensation Committee

Thomas J. Tisch, Chair

Ann N. Reese

Emily Scott

ITEM 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED

EXECUTIVE OFFICERS

We are providing our stockholders with an annual opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

At the Company’s annual meeting of stockholders held in May 2012, over 90% of the votes cast on the advisory vote to approve the compensation of our named executive officers were voted in favor of the proposal. The Compensation Committee believes this affirms our stockholders’ support for the Company’s approach to executive compensation.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek, to the extent practicable, to link the compensation of our named executive officers with the Company’s performance. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk taking in the short term. We believe that our compensation program is strongly aligned with the long-term interests of our stockholders. We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2012 compensation of our named executive officers.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company or our Board or the Compensation Committee of the Board. However, the Board and Compensation Committee value the opinions expressed by our stockholders in their vote on this proposal, and will continue to consider the outcome of the vote when making future compensation decisions and policies regarding our named executive officers.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

ITEM 3. APPROVAL OF THE SEARS HOLDINGS CORPORATION 2013 STOCK PLAN

Item 3 is the approval of the Sears Holdings Corporation 2013 Stock Plan (the “2013 Stock Plan”). The Board believes that adoption of the 2013 Stock Plan is in the best interests of the Company. The 2013 Stock Plan was established to:

•	allow us to attract and retain key employees;

•	provide additional incentive to each participant to work to increase the value of the Company’s common stock; and

•	provide each participant with a stake in the future of the Company that corresponds to that of all stockholders of the Company.

The Sears Holdings Corporation 2006 Stock Plan (the “2006 Stock Plan”) was adopted seven years ago at our 2006 annual meeting of stockholders. A total of one million shares of our common stock were initially authorized for issuance under the 2006 Stock Plan, approximately 300,000 of which remain available for future grants as of March 1, 2013. As of March 1, 2013, approximately 360,000 shares issuable under the 2006 Stock Plan were subject to outstanding unvested stock awards. Only shares of our common stock actually issued pursuant to an award under the 2006 Stock Plan will ultimately count against the reserved shares under the 2006 Stock Plan. If any shares subject to an award are forfeited, settled in cash or used to satisfy tax withholding obligations, these shares will again become available for issuance under the 2006 Stock Plan. We intend to continue making grants pursuant to the 2006 Stock Plan even if the 2013 Stock Plan is approved by our stockholders. However, because we can only count on approximately 300,000 shares remaining available for grant under the 2006 Stock Plan, and because the 2006 Stock Plan provides that no participant can be granted more than 100,000 shares during the term of the 2006 Stock Plan, we expect that if our stockholders do not approve this proposal, we will not have a sufficient number of shares available under the 2006 Stock Plan to grant the stock awards we anticipate will be necessary to retain and motivate our key employees over the next three years. Based on past practice, we currently anticipate that the 2013 Stock Plan, together with the remaining shares reserved under the 2006 Stock Plan, will provide sufficient shares to permit making the equity grants we have committed to make to eligible individuals (including the grants to Mr. Lampert described below) through the 10-year term of the 2013 Stock Plan. The number of awards we have granted under the 2006 Stock Plan as a percentage of our annual weighted average diluted shares (commonly referred to as the “burn rate”), has been on average 0.46% over the last three years, calculated using a multiplier of 2x for awards other than stock options and stock appreciation rights. Another key consideration in adopting the 2013 Stock Plan is that it does not contain this limit on grants over the lifetime of the plan, thereby freeing us to make equity grants of a size sufficient to adequately incentivize our key employees.

For these reasons, the Compensation Committee recommended, and the Board approved the 2013 Stock Plan on March 28, 2013, subject to approval by our stockholders. The following summarizes the material terms and conditions of the 2013 Stock Plan. APPENDIX A to this Proxy Statement contains the full text of the 2013 Stock Plan. Stockholders should refer to that appendix for complete and detailed information regarding the 2013 Stock Plan.

Awards. The 2013 Stock Plan allows for the grant of restricted stock, options, stock appreciation rights, stock units and other stock-based awards to Eligible Individuals. The 2013 Stock Plan also allows common stock of the Company to be awarded in settlement of an incentive award under the Sears Holdings Corporation Umbrella Incentive Program (and any incentive program established thereunder).

Shares Reserved Under the 2013 Stock Plan. There are 5,000,000 shares of the Company’s common stock, par value $0.01 per share (“stock”), reserved for issuance under the 2013 Stock Plan. The shares of our common stock that may be awarded under the 2013 Stock Plan are shares currently authorized but unissued, and shares which have been reacquired by the Company. Only shares of our common stock actually issued pursuant to an award under the 2013 Stock Plan will count against the reserved shares. If any restricted stock award, stock unit award, option, stock appreciation right or other stock-based award is forfeited, the underlying shares will become available for issuance again under the 2013 Stock Plan. If a grant of stock units, other stock-based awards, options or stock appreciation rights is settled in cash, the related shares will again become available for issuance. If any awards are granted in substitution for outstanding awards issued by another entity and such grants are made in connection with the Company’s acquisition of that entity, the shares underlying those substitute awards will not count against the maximum number of shares of common stock reserved for issuance under the 2013 Stock Plan. The last sale price of the stock on March 26, 2013 as reported on NASDAQ was $50.89 per share.

Effective Date and Termination of the 2013 Stock Plan. The 2013 Stock Plan became effective on March 28, 2013, subject to approval by the stockholders of the Company, and will continue in effect, unless earlier terminated by the Compensation Committee, until the earlier of (1) the tenth anniversary of the date the 2013 Stock Plan was adopted by the Company or (2) the date on which all of the stock reserved for issuance under the 2013 Stock Plan has been issued or is no longer available for use and all cash payments due under any Stock Unit or Other Stock-Based Award granted under the 2013 Stock Plan have been paid or forfeited.

Eligible Individuals. Any employee, non-employee Director or other individual providing advisory or consulting services to our Company or any of our Subsidiaries, as designated by the Compensation Committee, (“Eligible Individual”) will be eligible to participate in the 2013 Stock Plan.

Administration. The 2013 Stock Plan will be administered by the Compensation Committee, to which such responsibility was delegated by the Board. The Compensation Committee has the authority to interpret the terms and intent of the 2013 Stock Plan and to make all other determinations deemed equitable under the circumstances for the administration of the 2013 Stock Plan. The Compensation Committee may allocate its responsibilities and powers to one or more members of the Board and may delegate all or any part of its responsibilities and powers to any one or more officers of the Company, subject to applicable law. The Compensation Committee may revoke any such allocation or delegation at any time. The Compensation Committee has made certain delegations with respect to the 2013 Stock Plan as noted above under the caption, “Election of Directors—Committees of the Board of Directors—Compensation Committee.”

Terms and Conditions of Restricted Stock, Stock Unit and Other Stock-Based Awards. A “Restricted Stock” award is a grant of shares of our common stock that is subject to risk of forfeiture or other restrictions determined by the Compensation Committee. A “Stock Unit” award is a right to receive a payment in cash or shares based on the fair market value of the shares of stock underlying such award. An “Other Stock-Based Award” is a grant of common stock or other type of equity-based or equity-related award, including the grant of fully vested, unrestricted common stock or the grant of common stock in settlement of an award under the Sears Holdings Corporation Umbrella Incentive Program (“UIP”), as determined by the Compensation Committee. Restricted Stock, Stock Unit and Other Stock-Based Awards may be subject to one or more employment, performance or other forfeiture conditions which the Compensation Committee shall determine appropriate. In the event of the participant’s termination of employment, the Compensation Committee may permit accelerated vesting, payment or other applicable terms. No Restricted Stock, Stock Unit or Other Stock-Based Awards in any combination may be made in any calendar year to an Eligible Individual (except a non-employee director) representing more than 250,000 shares of stock. No Restricted Stock, Stock Unit or Other Stock-Based Awards in any combination may be made in any calendar year to a non-employee director representing more than $250,000 in aggregate value of the stock at grant date. Separate and in addition to the above limits, no more than 250,000 shares of stock may be awarded in any calendar year to an Eligible Individual in settlement of an award under the UIP.

Dividends. A Restricted Stock or Other Stock-Based Award may include the right to receive a cash dividend with respect to the stock subject to the award. These payments may be subject to such conditions, restrictions and contingencies as the Compensation Committee establishes. If a cash dividend is paid on the shares of stock subject to the Stock Unit award, the cash dividend will be treated as reinvested in shares of stock and will increase the number of shares subject to the Stock Unit award, unless the Compensation Committee determines otherwise at the time of grant. If a stock dividend is declared on a share of Restricted Stock or Other Stock-Based Award, such stock dividend will be treated as part of the Restricted Stock or Other Stock-Based Award and will be subject to the same forfeiture conditions as the Restricted Stock or Other Stock-Based Award. If a stock dividend is paid on the shares of stock subject to a Stock Unit, the dividend shall increase the number of shares of stock subject to the Stock Unit award, unless the Compensation Committee determines otherwise at the time of grant. Unless otherwise set forth in the Stock Agreement, Eligible Individuals will have the right to vote shares of Restricted Stock or Other Stock-Based Award but will not have the right to vote with respect to shares covered by a Stock Unit award.

Terms and Conditions of Options and Stock Appreciation Rights. An “option” is a right to purchase a specified number of shares of stock, upon the satisfaction of certain exercise conditions, at an exercise price not less than the fair market value of a share of stock on the date the option is granted. Options granted under the 2013 Stock Plan may be either incentive stock options (“ISOs”), which qualify for certain tax favored treatment under the Internal Revenue Code if certain conditions are satisfied, or nonqualified stock options (“NSOs”). A “stock appreciation right” is a right to the appreciation in the fair market value of a share of stock in excess of the share value for such share designated at the time of grant, which may be no less than the fair market value of a share of stock on the grant date. The Compensation Committee may make an option or a stock appreciation right subject to certain conditions, including performance-based vesting conditions. The Compensation Committee may include in the option or stock appreciation right agreement the right to exercise a stock appreciation right following termination of employment or service. No option or stock appreciation right may be exercisable more than ten years from the grant date. Upon exercise of a stock appreciation right, an Eligible Individual will receive a payment in cash or stock or a combination of the two, equal to the product of (1) the number of shares of stock underlying the stock appreciation right multiplied by (2) the excess of the fair market value of a share of stock on the exercise date over the share value assigned on the date of grant. Holders of options or stock appreciation rights will not be entitled to receive dividend equivalents with respect to such award. An Eligible Individual (except a non-employee director) may not be granted options or stock appreciation rights representing more than 500,000 shares of stock in any calendar year. A non-employee director may not be granted options or stock appreciation rights in any calendar year representing more than $250,000 in aggregate value at grant date(s), based on the accounting value as recognized by the Company.

Performance Based Awards. If the Compensation Committee intends for an award granted under the 2013 Stock Plan to qualify as performance based compensation within the meaning of Code Section 162(m), not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain, the Compensation Committee will establish objective written performance goals for such award.

A participant otherwise entitled to receive an award intended to be performance based compensation will not receive a settlement of the award until the Compensation Committee determines that the applicable performance goal(s) have been attained. In exercising discretion in making this determination, the Compensation Committee may not increase the amount of the payment of an award intended to be performance based compensation.

Performance measures may be based on one or more or any combination (in any relative proportion) of the following: share price; market share; cash flow; revenue; revenue growth; earnings per share; operating earnings per share; operating earnings; earnings before interest, taxes, depreciation and amortization; return on equity; return on assets; return on capital; return on investment; net income; net income per share; economic value added; market value added; store sales growth; customer and member growth, maintenance and satisfaction performance goals and employee opinion survey results measured by an independent firm; and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals and goals relating to acquisitions or divestitures. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be based on the Company as a whole or on any one or more business units or subsidiaries of the Company, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units or subsidiaries of the Company, and/or the past or current performance of other companies, or an index.

In establishing any performance goals, the Compensation Committee may exclude the effects of the following items, to the extent identified in our audited financial statements, including footnotes, or the Management’s Discussion and Analysis of Financial Condition and Results of Operations accompanying those financial statements: asset write-downs; litigation or claim judgments or settlements; extraordinary, unusual and/or nonrecurring items of gain or loss; gains or losses on acquisitions, divestitures or store closings; domestic pension expenses; noncapital, purchase accounting items; changes in tax or accounting principles, regulations or laws; mergers or acquisitions; integration costs disclosed as merger related; accruals for reorganization or restructuring programs; investment income or loss; foreign exchange gains and losses; and tax valuation allowances and/or tax claim judgment or settlements. To the extent the exclusion of any item affects awards intended to be performance-based compensation, the exclusion will be specified in a manner that satisfies the requirements of Code Section 162(m).

Transferability of Awards. Restricted Stock, Stock Unit and Other Stock-Based Awards under the 2013 Stock Plan are not transferable except by will or by the laws of descent and distribution, except as otherwise provided in the related stock agreement. Except as otherwise provided by the Compensation Committee, no option or stock appreciation right shall be transferable by an Eligible Individual other than by will or by the laws of descent and distribution, and any grant by the Compensation Committee of a request by an Eligible Individual for any transfer (other than a transfer by will or by the laws of descent and distribution) will be conditioned on the transfer not being made for value or consideration.

Corporate Transactions. The Compensation Committee will make equitable adjustments to reflect any corporate transactions, which may include (a) adjusting the number, kind, or class (or any combination thereof) of shares of stock reserved for issuance under the 2013 Stock Plan or underlying outstanding awards granted under the 2013 Stock Plan and the grant limitations (described above), as well as applicable option and stock appreciation right exercise prices, (b) replacing outstanding awards with other awards of comparable value, (c) cancelling outstanding awards in return for a cash payment, and (d) any other adjustments that the Compensation Committee determines to be equitable. A corporate transaction includes, without limitation, any dividend (other than a cash dividend that is not an extraordinary dividend) or other distribution, recapitalization, stock split, reverse stock split, combination of shares, reorganization, merger, consolidation, acquisition, split-up, spin-off, combination, repurchase or exchange of stock or other securities of the Company, issuance of warrants or other rights to purchase stock or other securities of the Company or other similar corporate transaction.

Amendment and Termination of the 2013 Stock Plan. The Board or Compensation Committee may, at any time, amend, modify, suspend or terminate the 2013 Stock Plan, and may amend any award agreement under the 2013 Stock Plan, provided that without the approval of stockholders of the Company, no amendment or modification to the 2013 Stock Plan may materially modify the 2013 Stock Plan in any way that would require stockholder approval under any regulatory requirement that the Compensation Committee determines to be applicable. Furthermore, no amendment, modification, suspension or termination may, without the written consent of an affected participant or beneficiary, materially adversely affect the rights of a participant or beneficiary under any vested and outstanding award, except to the extent necessary to comply with applicable law.

Compensation Consultant. The Compensation Committee engaged Exequity LLP to provide advice with respect to all aspects of the 2013 Stock Plan, including , but not limited to, the performance measures, the total number of shares of stock to be reserved under the 2013 Stock Plan and the annual individual grant limits under the 2013 Stock Plan. Exequity LLP has not provided any other services to the Company or the Compensation Committee and it has been determined that no conflict of interest existed with respect to the engagement.

Federal Income Tax Consequences. Under present federal income tax laws, awards granted under the 2013 Stock Plan will generally have the following tax consequences:

Restricted Stock, Stock Units, and Other Stock-Based Awards. Restricted Stock that is subject to a substantial risk of forfeiture generally results in income recognition by the participant in an amount equal to the excess of the fair market value of the shares of stock over the purchase price, if any, of the Restricted Stock at the time the restrictions lapse. A recipient of restricted stock may make an election under Section 83(b) of the Internal Revenue Code to be taxed on the excess of the fair market value of the shares granted, measured at the time of grant and determined without regard to any applicable risk of forfeiture or transfer restrictions, over the purchase price, if any, of such restricted stock. A participant who has been granted a stock award that is not subject to a substantial risk of forfeiture for federal income tax purposes will realize ordinary income in an amount equal to the fair market value of the shares at the time of grant. A recipient of Stock Units or an Other Stock-Based Award will generally recognize ordinary income at the time that the award is settled in an amount equal to the cash and/or fair market value of the shares received at settlement. In each of the foregoing cases, the Company will have a corresponding deduction at the same time the participant recognizes such income, subject to the requirements of Code Section 162(m) (described below), if applicable.

Options. Generally, a participant receiving an option grant will not recognize income at the time of grant. Upon the exercise of an NSO, the participant will generally recognize ordinary income equal to the excess of the then fair market value of the shares acquired over the exercise price paid. A participant will generally recognize no income upon the exercise of an ISO, although the alternative minimum tax may apply. Instead, upon a disposition of the shares received upon the exercise of an ISO after satisfying certain holding period requirements, the participant will generally recognize long-term capital gain in an amount equal to the excess, if any, of the sales price of such shares over the exercise price paid. To receive such capital gain treatment, the sale must occur no earlier than one year from the date of exercise of the ISO and two years from the date the ISO was granted. If either of these holding periods is not satisfied at the time any shares acquired upon the exercise of an ISO are disposed of, the participant will generally recognize ordinary income in the amount equal to the excess of the fair market value of the shares sold at the date of exercise over the exercise price paid. If the sales price exceeds such fair market value, the excess shall be treated as long-term capital gain if such shares have been held for at least one year from the date of exercise, and short-term capital gain if they have not been held for at least one year. However, if the sales price is less than the fair market value of such shares at the date of exercise, the amount of ordinary income recognized will be limited to the excess of the amount realized upon such sale over the participant’s adjusted basis in such shares. In each of the foregoing cases, the Company will have a corresponding deduction at the same time and to the extent that the participant recognizes any ordinary income, subject to the requirements of Code Section 162(m), if applicable.

Stock Appreciation Rights. Generally, a participant receiving a stock appreciation right will not recognize income at the time of grant. If the participant receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income at the time it is received. If a participant receives the appreciation inherent in a stock appreciation right in stock, the spread between the then current market value and the share value designated at the time of grant will be taxed as ordinary income at the time the stock is received. In either case, the Company will be entitled to a corresponding deduction when the participant recognizes such income, subject to the requirements of Code Section 162(m), if applicable.

Section 162(m). A U.S. income tax deduction will generally be unavailable to us for annual compensation in excess of $1 million paid to our chief executive officer and any of our three other most highly compensated officers (other than our chief financial officer). Amounts that constitute “performance-based compensation” under Code Section 162(m) are not counted toward the $1 million limit.

The foregoing discussion is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to the Company and the participants in the 2013 Stock Plan. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the 2013 Stock Plan, particularly in jurisdictions outside the United States. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the 2013 Stock Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

New Benefits under the 2013 Stock Plan. The Compensation Committee has not granted any awards under the 2013 Stock Plan. Awards that may be made under the 2013 Stock Plan are discretionary, except that the Company has entered into an offer letter with its Chief Executive Officer, Edward S. Lampert, pursuant to which Mr. Lampert will receive during each of the three 12 month periods starting February 1, 2013 Sears Holdings common stock with a value of $4,500,000 per year (“Annual Equity Compensation”), payable in equal monthly installments subject to his continued service as Chief Executive Officer. The number of shares to be issued to Mr. Lampert in respect of the Annual Equity Compensation will be based on a value per share of $52.10 (the value of the Company’s common stock on March 18, 2013, the date the Compensation Committee approved Mr. Lampert’s offer letter) for shares issued through January 31, 2014 and on the value per share on February 1st of each successive 12 month period of his employment. Accordingly, the Company has agreed to pay Mr. Lampert a total of 86,372 shares of its common stock as Annual Equity Compensation through January 31, 2014. In addition, Mr. Lampert has a target annual incentive opportunity under the AIP of $2,000,000, any payout of which he may receive, at his discretion, in cash or Sears Holdings common stock. Under Mr. Lampert’s offer letter, to the extent there is not a sufficient number of shares available under the Company’s equity plans to pay any equity compensation contemplated thereby, Mr. Lampert will be entitled to receive compensation of substantially equivalent economic value in such form as he and the Company agree. The maximum number of shares of stock that may be issued under the 2006 Stock Plan to any single participant is 100,000, or 13,628 shares in excess of the 86,372 shares scheduled to be paid to Mr. Lampert as Annual Equity Compensation through January 31, 2014. Accordingly, it is expected that the Company will not have sufficient shares available under the 2006 Stock Plan to pay to Mr. Lampert the entire amount of the stock compensation contemplated by his offer letter when considering each of his annual equity awards and potential AIP payouts. The Company would therefore be required to pay Mr. Lampert a portion of the compensation payable under the offer letter with stock issued under the 2013 Stock Plan, if the 2013 Stock Plan is approved by stockholders. If the 2013 Stock Plan is not approved by our stockholders, the Company would be required to satisfy a portion of its compensation obligations to Mr. Lampert through the payment of an alternative form of mutually agreed upon consideration. The number of shares that would be issued under the 2013 Stock Plan, including to Mr. Lampert, is not presently determinable.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE

SEARS HOLDINGS CORPORATION 2013 STOCK PLAN

ITEM 4. APPROVAL OF AN AMENDMENT TO THE PERFORMANCE MEASURES UNDER THE AMENDED AND RESTATED SEARS HOLDINGS CORPORATION UMBRELLA INCENTIVE PROGRAM

Item 4 is the approval of an amendment to the performance measures under the Sears Holdings Corporation Umbrella Incentive Program, as amended and restated effective March 7, 2012 (the “Umbrella Program”). The Umbrella Program was adopted by the Compensation Committee on March 7, 2012, and approved by the stockholders of the Company on May 2, 2012. Awards issued under the Umbrella Program may be structured as “performance-based compensation” under Internal Revenue Code (“Code”) Section 162(m). Performance-based awards under the Umbrella Program are designed to motivate our salaried employees to achieve significant, lasting change that successfully positions the Company for future growth. Performance goals under the Umbrella Program align employees’ financial incentives with our financial goals.

The Board, following adoption by the Compensation Committee, authorized that an amendment to the Umbrella Program, solely to add two new performance measures to the Umbrella Program, be submitted for approval by the stockholders of the Company. The new performance measures are (1) return on capital and (2) member growth, maintenance and satisfaction performance goals. Except as proposed to be amended to add new performance measures, the Umbrella Program would remain unchanged. If stockholders fail to approve the proposed amendment, the Umbrella Program will remain in effect as it currently exists. The Board believes that adoption of the amendment to the Umbrella Program is in the best interests of the Company.

The Compensation Committee may make an award to an eligible employee under the Umbrella Program, or from time to time may establish under the Umbrella Program annual and long term incentive plans or programs for specific performance periods for specified groups of eligible employees and make awards under these plans, consistent with the terms of the Umbrella Program. References to awards under the Umbrella Program also refer to awards made under any annual or long-term incentive plan established pursuant to the Umbrella Program.

The Compensation Committee adopted the following incentive programs on February 12, 2013 under the Umbrella Program:

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the restatement of the Sears Holdings Corporation Annual Incentive Plan and 2013 performance goals and measures thereunder (the “2013 AIP”), which provides for awards depending on performance for our 2013 fiscal year.

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the 2013 Long-Term Incentive Structure, which consists of the 2013 Long-Term Incentive Plan and the 2013 Long-Term Cash Incentive Plan (the “2013 LTI”), which provides awards depending on performance over our 2013-2015 fiscal years.

We intend to treat these 2013 programs as established under, and part of, the Umbrella Program.

The Compensation Committee expects to establish similar incentive programs for future years or multiple-year periods under the Umbrella Program.

The amendment to the Umbrella Program is set forth in its entirety in APPENDIX B to this Proxy Statement. The following description of the material terms and conditions of the Umbrella Program is qualified by the Umbrella Program, which is set forth in its entirety in APPENDIX C to this Proxy Statement, as revised to reflect the terms of the proposed amendment. Stockholders should refer to that appendix for complete and detailed information regarding the Umbrella Program.

Under the Umbrella Program, any cash incentive award intended to constitute “performance-based compensation” within the meaning of Code Section 162(m) and based on one of the new performance measures contained in the amendment is contingent on stockholder approval of the amendment to the Umbrella Program. No amount intended to be performance-based compensation under Code Section 162(m) and based on one of the new performance measures contained in the amendment shall be paid under such an award unless and until our stockholders have approved the amendment to the Umbrella Program. Awards under the Umbrella Program that are not intended to constitute “performance-based compensation” will be paid even if our stockholders do not approve the amendment to the Umbrella Program, except to the extent that an award (or incentive program under which an award is issued) provides otherwise.

Eligible Employees. Any salaried employee (and certain hourly employees) may be designated by the Compensation Committee to participate in the Umbrella Program and granted one or more awards under the Umbrella Program or under annual or long-term incentive programs established under the Umbrella Program. We have approximately 17,600 salaried employees, as well as approximately 2,800 hourly employees who may be designated to participate in the Umbrella Plan.

From time to time, the Compensation Committee may also designate as participants those employees who have been newly hired or promoted into the group of eligible employees. The Compensation Committee may adjust the terms and conditions of awards to these employees, in order to qualify such awards as performance-based compensation for purposes of Code Section 162(m), if such awards are intended to meet the requirements of Code Section 162(m).

Awards under the Umbrella Program—Generally. An award may be granted under the Umbrella Program in the form of a “cash incentive award” or a “stock award.” Awards under the Umbrella Program are designed to vary commensurately with achieved performance. A cash incentive award is the grant of a right to receive a payment of cash (or, in the discretion of the Compensation Committee, shares of common stock of the Company having a fair market value on the payment date equivalent to the cash otherwise payable) that is contingent on the achievement of performance goals established by the Compensation Committee for the applicable performance period. A stock award is a grant of shares of common stock of the Company, which grant will be subject to risk of forfeiture or other restrictions that will lapse upon the achievement of performance goals for the applicable performance period, as established by the Compensation Committee. The Compensation Committee may impose other conditions, restrictions and contingencies on any cash incentive award or stock award.

Performance-Based Compensation Awards. A U.S. income tax deduction will generally be unavailable to us for annual compensation in excess of $1 million paid to our chief executive officer and any of our three other most highly compensated officers (other than our chief financial officer). However, amounts that constitute “performance-based compensation” under Code Section 162(m) are not counted toward the $1 million limit. Under the Umbrella Program, the Compensation Committee may issue both awards structured to satisfy the requirements for performance-based compensation outlined in Code Section 162(m) (“performance-based compensation”) and awards not so structured. An award intended to be performance-based compensation will be conditioned on the achievement of one or more performance goals, to the extent required by Code Section 162(m). The performance goals that may be used for these awards will be based on any one or more of the performance measures as described below under “Performance Measures” selected by the Compensation Committee. All awards under the Umbrella Program that are intended to be performance-based compensation will be structured to meet the requirements of Code Section 162(m).

Maximum Performance-Based Awards. For awards that are intended to be performance-based compensation under Code Section 162(m) (and the regulations issued thereunder), the maximum value payable under all such awards granted to any one individual during any (a) consecutive 36 month period shall not exceed $15,000,000, and (b) consecutive 48 month period shall not exceed $20,000,000. Awards that are not intended to constitute “performance-based compensation” under Code Section 162(m) (and the regulations issued thereunder) are not subject to these limits.

Performance Goals. The Compensation Committee will establish, not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain, objective written performance goals for awards intended to be performance-based compensation. These goals will be based on one or more performance measures (as described below), and may be with respect to: corporate performance; operating group or sub-group performance; individual company performance; other group or individual performance; or division performance.

A participant otherwise entitled to receive an award intended to be performance-based compensation for any performance period will not receive a settlement of the award until the Compensation Committee determines that the applicable performance goal(s) have been attained. In exercising discretion in making this determination, the Compensation Committee may not increase the amount of the payment of an award intended to be performance-based compensation.

Performance Measures. Performance measures, if the amendment proposed hereby is approved by stockholders, may be based on any one or more or any combination (in any relative proportion) of the following: share price; market share; cash flow; revenue; revenue growth; earnings per share; operating earnings per share; operating earnings; earnings before interest, taxes, depreciation and amortization; return on equity; return on assets; return on capital; return on investment; net income; net income per share; economic value added; market value added; store sales growth; customer and member growth, maintenance and satisfaction performance goals and employee opinion survey results measured by an independent firm; and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals and goals relating to acquisitions or divestitures. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be based on the Company as a whole or on any one or more business units or subsidiaries of the Company, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units or subsidiaries of the Company, and/or the past or current performance of other companies, or an index.

The terms of an award may provide that partial achievement of the performance goals may result in a payment or vesting based on the degree of achievement. In establishing any performance goals, the Compensation Committee may exclude the effects of the following items, to the extent identified in our audited financial statements, including footnotes, or the Management’s Discussion and Analysis of Financial Condition and Results of Operations accompanying those financial statements: asset write-downs; litigation or claim judgments or settlements; extraordinary, unusual and/or nonrecurring items of gain or loss; gains or losses on acquisitions or divestitures or store closings; domestic pension expenses; noncapital, purchase accounting items; changes in tax or accounting principles, regulations or laws; mergers or acquisitions; integration costs disclosed as merger related; accruals for reorganization or restructuring programs; investment income or loss; foreign exchange gains and losses; and tax valuation allowances and/or tax claim judgment or settlements.

To the extent the exclusion of any item affects awards intended to be performance-based compensation, the exclusion will be specified in a manner that satisfies the requirements of Code Section 162(m), including the requirement that performance goals be objectively determinable.

Distribution. Subject to the provisions described below regarding termination of employment and administration of the Umbrella Program, we will distribute, in a single lump sum, the cash or shares of our common stock resulting from an award as soon as practicable after the first Compensation Committee meeting after the results of a performance period are available to the Compensation Committee. For awards intended to be performance-based compensation, we will not make any distribution before the Compensation Committee has certified the satisfaction of the performance goals and the amount to be paid to each participant. For awards not intended to be performance-based compensation, we will make distributions at the time specified by the Compensation Committee in the award.

Termination of Employment. The terms of an award (or the annual on long-term incentive program under which the award it is granted) will provide the extent to which a participant may receive an award in the event of the participant’s death, disability or termination of employment with us. Receipt of an award in these circumstances may depend on both the reason for the termination, if applicable, and the point in the performance period at which the event occurs (subject, in the case of awards intended to be performance-based compensation, to Code Section 162(m)).

Transferability of Awards. Except as otherwise provided by the Compensation Committee, awards under the Umbrella Program are not transferable except by will or by the laws of descent and distribution.

Settlement of Awards. We may use cash, shares of our common stock, or a combination of cash and stock to satisfy our obligation to make payments and distributions with respect to awards under the Umbrella Program. Satisfaction of our obligations under an award (sometimes referred to as “settlement” of the award) may be subject to such conditions, restrictions and contingencies as the Compensation Committee may determine, and, in the case of stock, to the terms of the applicable stock plan.

Source of Awards Settled in Stock. For awards under the Umbrella Program that are settled in shares of our common stock, the shares will be distributed under a stock plan adopted by us and approved by our stockholders. For this purpose, we intend to use the Sears Holdings Corporation 2006 Stock Plan (which was previously approved by our stockholders on April 12, 2006), and the Sears Holdings Corporation 2013 Stock Plan, if approved by stockholders.

Administration of the Umbrella Program. The Compensation Committee administers the Umbrella Program, and it may make changes it considers appropriate for the effective administration of the Umbrella Program. These changes may not increase the benefits available to participants under, nor change the pre-established measures in goals approved with respect to, an award intended to be performance-based compensation. Notwithstanding anything in the Umbrella Program to the contrary, before settlement of any award, the Compensation Committee may reduce the amount of cash or shares of our common stock to be delivered in connection with that award and, with respect to awards that are not intended to be performance-based compensation under Code Section 162(m), may change the pre-established measures in goals that have been approved for such award and increase the amount of such award or the number of shares of stock or amount of cash to be delivered in connection with such award.

Corporate Transaction or Capital Adjustment. In the event of a corporate transaction or capital adjustment affecting our common stock, the Compensation Committee may adjust awards to preserve but not increase the benefits or potential benefits of the awards. However, the Compensation Committee may not make any adjustment that would cause awards intended to be performance-based compensation to cease to qualify as such.

Amendment and Termination. The Board or the Compensation Committee may, at any time, amend or terminate the Umbrella Program, and may amend any award under it. However, no amendment or termination may, without the written consent of the affected participant (or, if the participant is not then living, his or her beneficiary), adversely affect the rights of any participant or beneficiary under any award granted before the date the Board or the Compensation Committee adopted the amendment or terminated the Umbrella Program. In addition, no amendment requiring stockholder approval may be made without the consent of our stockholders. However, the Compensation Committee may amend, without participant consent, the Umbrella Program and any award under the program to the extent the Compensation Committee determines the amendment is necessary to cause the program or award to comply with Code Section 409A or any other applicable law or rule of any applicable securities exchange or any similar entity.

Notwithstanding anything in the Umbrella Program to the contrary, the Compensation Committee may not amend the Umbrella Program if the amendment would cause the Umbrella Program not to comply with Code Section 409A or any other applicable law or rule of any applicable securities exchange or any similar entity.

2013 AIP. On February 12, 2013, the Compensation Committee approved the 2013 AIP. The 2013 AIP provides the opportunity for salaried and certain corporate hourly employees of the Company, including its executive officers, to receive an incentive award equal to percentage of his or her base salary or a dollar amount subject to the attainment of quarterly and annual performance goals. Awards under the 2013 AIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash or a combination of cash and shares, or, in the case of Mr. Lampert, in cash or shares of common stock of the Company, at Mr. Lampert’s election. The issuance of common stock under the 2013 AIP is contingent on the availability of shares of stock under a shareholder approved plan of the Company providing for the issuance of shares in satisfaction of 2013 AIP awards. The 2013 AIP provides that, for each performance period, the Compensation Committee will establish in writing the financial performance goals and any particulars or components applicable to each business and the annual incentive opportunity and assignment with respect to each participant. The primary financial performance goals under the 2013 AIP for the executive officers are based on SHC EBITDA (earnings before interest, taxes, depreciation and amortization), business unit performance goals, or a combination of these goals. The definition of the financial performance goals, including SHC EBITDA and business unit performance goals, were approved by the Compensation Committee. Payouts under the 2013 AIP will range from 20%, generally, of the target incentive award at a threshold level of performance established by the Compensation Committee for each performance goal to 200% of the target incentive award at a maximum level of performance (150% of the target level of performance). Target incentive awards will be calculated as a percentage up to 200% of base salary.

Certain additional conditions will apply in order for a participant whose employment with us terminates due to his or her death or disability prior to the payment date. We will pay awards earned under the 2013 AIP to participants within 75 days after the end of our 2013 fiscal year, provided that the participant is actively employed by us on the payment date (unless otherwise prohibited by law), or, in the case of Mr. Lampert, that he is actively employed by us on the last day of fiscal year 2013. The 2013 AIP also provides that the Company will seek reimbursement from executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

2013 LTI. On February 12, 2013, the Compensation Committee approved a new long-term incentive structure, consisting of the LTIP and the new Sears Holdings Corporation Cash Long-Term Incentive Plan (the “Cash LTI”). The Compensation Committee also approved 2013 performance goals, measures, definitions and other particulars under the LTIP (together with the LTIP, the “2013 LTIP”) and 2013 particulars under the Cash LTI (together with the Cash LTI, the “2013 Cash LTI”).

The LTIP continues to be intended as a performance-based incentive program and the Cash LTI is intended to be a time-based incentive program. The named executive officers who participate in the 2013 LTIP and the 2013 Cash LTI are Messrs. Drobny and Jooma.

Opportunities for participants under the 2013 LTIP are based on 100% SHC LTIP EBITDA or a combination of SHC LTIP EBITDA and business unit performance goals. The performance period for the 2013 LTIP is fiscal years 2013 through 2015. The Compensation Committee determined the level of financial performance for each performance measure, the performance measure or measures to apply to each business, and which performance measure or measures applies to each participating executive officer. For Mr. Drobny, achievement of the SHC LTIP EBITDA performance goal accounts for 100% of his 2013 LTIP opportunity. For Mr. Jooma, achievement of the SHC LTIP EBITDA performance goal accounts for 25% of his 2013 LTIP opportunity, and two business unit performance goals each accounts for 37.5% of his 2013 LTIP opportunity.

The second component of the long-term incentive structure is the Cash LTI. Awards under the Cash LTI are designed to constitute a percentage of a participant’s overall long-term incentive opportunity. The Cash LTI provides the opportunity for participants to receive a long-term incentive payout, provided that the participant is actively employed by the Company on the vesting date, which is the April 1st following the end of a service period. Awards under the Cash LTI represent the right to receive cash as soon as administratively feasible after the vesting date but in no case later than the date that is the 15th day of the third month following the last day of the relevant service period. The service period for the 2013 Cash LTI is fiscal years 2013 through 2015.

The total long-term incentive target award percentage (which is a percentage of base salary) for Mr. Drobny is 150%, with 112.5% awarded under the 2013 LTIP and 37.5% awarded under the 2013 Cash LTI. The total long-term incentive target award percentage for Mr. Jooma is 100%, with 75% awarded under the 2013 LTIP and 25% awarded under the 2013 Cash LTI.

Benefits under the Umbrella Program. The Compensation Committee approved awards under the 2013 AIP on February 12, 2013 to the named executive officers and to other eligible participants as set forth in the table below. Any other awards that may be made under the Umbrella Program are not currently determinable.

	2013 AIP	2013 LTI
Name and Position	Dollar Value of Range of Potential Award (a)	Dollar Value of Range of Potential Award (c)
Edward S. Lampert, Chief Executive Officer	$0 – $4,000,000	—
Robert A. Schriesheim, Executive Vice President and Chief Financial Officer	$0 – $2,400,000	—
Ronald D. Boire, Executive Vice President, Chief Merchandising Officer and President, Sears Full Line Stores and Kmart Formats	$0 – $2,400,000	—
Dane A. Drobny, Senior Vice President, General Counsel and Corporate Secretary	$0 –$1,050,000	—
Imran Jooma, Executive Vice President, and President, Online, Marketing, Pricing and Financial Services	$0 –$1,125,000	—
Louis J. D’Ambrosio, Former Chief Executive Officer and President(b)	$0	—
Executive Group	$0 –$12,035,000	—
Non-Executive Director Group	$0	—
Non-Executive Officer Employee Group	$0 –$518,638,000	—

(a)	2013 AIP awards will be based on performance for fiscal year 2013. The range of awards shown is the minimum and maximum potential payout after the fiscal period. No payout is guaranteed and payouts will only be distributed upon the achievement of the threshold goals; the maximum payout represents 200% of target bonus amounts under the 2013 AIP.

(b)	Mr. D’Ambrosio ceased serving as our Chief Executive Officer and President effective February 1, 2013, and his employment with the Company ceased on February 28, 2013.

(c)	Amounts payable under the 2013 LTI are not presently determinable.

Equity Compensation Plan Information. The following table reflects information about securities authorized for issuance under our equity compensation plans at February 2, 2013.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans*
Equity compensation plans approved by security holders	—	—	261,774
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	261,774

*	Represents shares of common stock that may be issued pursuant our 2006 Stock Plan. Awards under the 2006 Stock Plan may be restricted stock awards, a grant of shares of our common stock in connection with an award made under a long-term incentive plan, or certain other awards.

Federal Income Tax Consequences. Under present federal income tax laws, awards granted under the Umbrella Program will have the following tax consequences:

Incentive Awards. A participant will realize taxable income at the time the incentive award is distributed either in cash or shares of stock in an amount equal to the cash distributed or the fair market value of the shares on the date of distribution, and we will be entitled to a corresponding deduction, subject Code Section 162(m).

A U.S. income tax deduction will generally be unavailable to us for annual compensation in excess of $1 million paid to our chief executive officer and any of our three other most highly compensated officers (other than our chief financial officer). Amounts that constitute performance-based compensation are not counted toward the $1 million limit. Awards under the Umbrella Program and under annual and long-term incentive programs may be structured to meet the requirements of performance-based compensation under applicable tax regulations.

Code Section 409A of the Code. Awards under the Compensation Programs generally should not be subject to Code Section 409. If such an award were subject to those rules, and failed to conform to them, the recipient would have accelerated recognition of taxable income, and might also become liable for interest and tax penalties. Failure to satisfy those rules generally would not have an adverse tax effect on our company, but could result in violations of withholding and reporting obligations.

Withholding of Taxes. We may deduct from any payment or distribution of cash or shares under the Umbrella Program (an any annual or long-term incentive program established under the Umbrella Program) the amount of any tax required by law to be withheld with respect to such payment, or may require the participant to pay such amount to us prior to, and as a condition of, making the payment or distribution. To the extent permitted by the Compensation Committee, such withholding obligations may be satisfied (a) through cash payment by the participant, (b) by having us withhold shares of our common stock from any payment under the Umbrella Program, or (c) by surrender of shares of stock that the participant already owns, provided that the number of shares used to satisfy the withholding requirement may not be more than the number required to satisfy the company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The portion of the withholding that is satisfied with shares will be determined using the fair market value of our common stock on the date as of which the amount of taxes to be withheld is determined.

The use of shares of our common stock to satisfy any withholding requirement will be treated, for federal income tax purposes, as a sale of those shares for an amount equal to their fair market value on the date as of which the amount of taxes to be withheld is determined. If a participant delivers previously-owned shares of our common stock to satisfy a withholding requirement, the disposition of those shares would generally result in the participant’s recognition of gain or loss for tax purposes, depending on whether the basis in the delivered shares is less than or greater than the fair market value of the shares at the time of disposition.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE PERFORMANCE MEASURES UNDER THE AMENDED AND RESTATED SEARS HOLDINGS CORPORATION UMBRELLA INCENTIVE PROGRAM.

ITEM 5. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Item 5 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2013. Representatives of Deloitte will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company and its subsidiaries for the audit and other services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, for each of the past two fiscal years:

	Fiscal Year 2012	Fiscal Year 2011
Audit Fees(1)	$8,020,000	$6,987,000
Audit-Related Fees(2)	540,000	879,000
Tax Fees(3)	404,000	641,000
All Other Fees(4)	0	24,000

Total	$8,964,000	$8,521,000

(1)	Audit Fees represent fees for professional services provided in connection with the audit of the Company’s consolidated annual financial statements and internal control over financial reporting and review of the quarterly financial statements, and audit services in connection with statutory or regulatory filings, accounting consultations, consents and other SEC matters.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” In 2011 and 2012, this category consisted primarily of services related to subsidiary audits and employee benefit plan audits.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance and tax planning and advice. Fees for tax compliance services totaled $182,000 and $336,000 in 2012 and 2011, respectively. Tax compliance services included federal, state, local and international income tax return assistance, sales and use tax return assistance and assistance with tax audits. Fees for tax planning and advice services totaled $222,000 and $305,000 in 2012 and 2011, respectively.

(4)	All Other Fees consist of fees for permitted advisory services related to the assessment of informational technology procurement, network security and data centers at Sears Canada Inc. (“Sears Canada”).

The Audit Committee must pre-approve all engagements of our independent registered public accounting firm as required by its charter and the rules of the SEC. Each fiscal year, the Audit Committee approves an annual estimate of fees for engagements, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. In addition, the Audit Committee will evaluate known potential engagements of the independent registered public accounting firm, including the scope of the proposed work to be performed and the proposed fees, and approve or reject each service. Management may present additional services for approval at subsequent committee meetings. The Audit Committee has delegated to the Audit Committee Chair the authority to evaluate and approve engagements on behalf of the Audit Committee in the event a need arises for pre-approval between Committee meetings and in the event the engagement for services was within the annual estimate but not specifically approved. If the Chair so approves any such engagements, she will report that approval to the full Committee at the next Committee meeting. Additionally, the Audit Committee of Sears Canada initially approves audit, audit-related and tax services for Sears Canada; however, the Audit Committee reviews these services to confirm that they will not impair the auditor’s independence.

All of the audit, audit-related and tax services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, were pre-approved in accordance with the Audit Committee’s policies and procedures.

Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our stockholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under the NASDAQ listing rules. The Audit Committee Charter complies with the NASDAQ listing rules.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. The Audit Committee reviewed and discussed the audited financial statements of Sears Holdings Corporation for the fiscal year ended February 2, 2013 with management and Deloitte. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of Sears Holdings Corporation be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended February 2, 2013.

Audit Committee

Ann N. Reese, Chair

William C. Kunkler, III

Thomas J. Tisch

OTHER INFORMATION

Other Business That May Come Before the Meeting

Our management does not intend to bring any other business before the meeting for action and has not been notified of any other business proposed to be brought before the meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in accordance with their judgment on such business.

2014 Annual Meeting of Stockholders

Procedures for Submitting Stockholder Proposals

If you want to include a stockholder proposal in the proxy statement for our 2014 Annual Meeting, it must be delivered to the Company not later than December 3, 2013, and it must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting. However, if the date of our 2014 Annual Meeting changes by more than 30 days from anniversary of the date of our 2013 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials for the 2014 Annual Meeting.

If you want to submit a stockholder proposal for our 2014 Annual Meeting, but you do not require that the proposal be included in the Company’s proxy materials, you must notify the Company of such proposal on or prior to the date that is 90 days before the 2014 Annual Meeting. However, if the 2014 Annual Meeting is not held on or within eight days of May 27, 2014, and if we provide you with less than 100 days notice or public disclosure of the 2014 Annual Meeting date, your notice must not be received later than the 10th day following the date on which we give notice or public disclosure of the meeting date. Your notice must also include the information required by our By-Laws.

All stockholder proposals must be delivered to the Company at the following address: Sears Holdings Corporation, Law Department, 3333 Beverly Road, Hoffman Estates, Illinois 60179, Attn: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and the beneficial holders of more than 10% of our common stock to file reports of ownership and changes in ownership with respect to our common stock with the SEC and to furnish copies of these reports to us. Based on a review of these reports and written representations from our directors and executive officers that no other reports were required, all Section 16(a) filing requirements were met during fiscal year 2012.

Solicitation of Proxies

The proxies are solicited by our Board of Directors. We will pay the cost to solicit proxies. Directors and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, facsimile transmission or through the Internet.

IMPORTANT

The interest and cooperation of all stockholders in the affairs of Sears Holdings Corporation are considered to be of the greatest importance by your management. Even though you expect to attend the Annual Meeting, it is urgently requested that, whether your share holdings are large or small, you promptly vote by telephone, through the Internet or by mail (if you received your proxy materials by mail).

APPENDIX A—SEARS HOLDINGS CORPORATION 2013 STOCK PLAN

SEARS HOLDINGS CORPORATION

2013 STOCK PLAN

SECTION 1. BACKGROUND AND PURPOSE

The name of this Plan is the Sears Holdings Corporation 2013 Stock Plan. The purpose of this Plan is to promote the interests of the Company and its Subsidiaries through grants to Eligible Individuals of Restricted Stock, Stock Units, Other Stock-Based Awards, Options, and Stock Appreciation Rights in order (1) to attract and retain the services of Eligible Individuals, (2) to provide an additional incentive to each Eligible Individual to work to increase the value of Stock and (3) to provide each Eligible Individual with a stake in the future of the Company which corresponds to the stake of each Company stockholder.

SECTION 2. DEFINITIONS

Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

2.1. Board shall mean the Board of Directors of the Company.

2.2. Code shall mean the Internal Revenue Code of 1986, as amended.

2.3. Committee shall mean the Compensation Committee of the Board to which the responsibility to administer this Plan is delegated by the Board and which shall consist of at least two members of the Board, each of whom shall be a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act) and each of whom shall be an “outside director” for purposes of Code Section 162(m).

2.4. Company shall mean Sears Holdings Corporation, a Delaware corporation, and any successor to such corporation.

2.5. Employee shall mean any individual employed by the Company or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company (or any Subsidiary) as an independent contractor or any employee of an employment or temporary agency or firm, without regard to whether such individual is subsequently determined to have been or is subsequently retroactively reclassified as a common-law employee of the Company or any Subsidiary during such period.

2.6. Eligible Individual shall mean an Employee, Non-Employee Director or other individual performing advisory or consulting services for the Company or a Subsidiary, as determined and designated by the Committee. An award may be granted to an Eligible Individual, in connection with hiring, retention or otherwise, prior to the date the Employee, Non-Employee Director or service provider first performs service for the Company or the Subsidiaries, provided such award shall not become vested prior to the date the Employee, Non-Employee Director or other service provider first performs such service. Notwithstanding the above, for purposes of ISOs, Eligible Individual shall be limited to an Employee of the Company or a Subsidiary, as determined and designated by the Committee.

2.7. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

2.8. Fair Market Value shall mean, for any given date, the fair market value of the Stock as of such date, as determined by the Committee on a basis consistently applied based on actual transactions in Stock on the exchange on which the Stock generally has the greatest trading volume.

2.9. ISO shall mean an Option granted under Section 8 to purchase Stock and evidenced by an Option Agreement which provides that the Option is intended to satisfy the requirements for an incentive stock option under Code Section 422.

2.10. NQO shall mean an Option granted under Section 8 to purchase Stock and evidenced by an Option Agreement which provides that the Option shall not be treated as an incentive stock option under Code Section 422.

2.11. Non-Employee Director shall mean a member of the Board who is not an Employee of the Company or a Subsidiary.

2.12. Option shall mean an ISO or a NQO.

2.13. Option Agreement shall mean the written agreement or instrument which sets forth the terms of an Option granted to an Eligible Individual under this Plan.

2.14. Option Price shall mean the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.15. Other Stock-Based Award shall mean a grant under Section 7 to an Eligible Individual of Stock or other type of equity-based or equity-related award not otherwise described by the terms of this Plan, including without limitation, the grant or offer for sale of unrestricted Stock or the grant of Stock in settlement of an award under the Sears Holdings Corporation Umbrella Incentive Program, as amended and restated from time to time, and any incentive program thereunder, in such amounts and subject to such terms and conditions, as the Committee shall determine.

2.16. Performance Period shall mean the period selected by the Committee during which performance is measured for purpose of determining the extent to which an award of SARs, Options, Restricted Stock, Stock Units or Other Stock-Based Awards has been earned.

2.17. Plan shall mean this Sears Holdings Corporation 2013 Stock Plan, as amended from time to time.

2.18. Restricted Stock shall mean Stock granted to an Eligible Individual pursuant to Section 7.

2.19. SAR Agreement shall mean the written agreement or instrument which sets forth the terms of a SAR granted to an Eligible Individual under this Plan.

2.20. SAR Share Value shall mean the figure which is set forth in each SAR Agreement and which is no less than the Fair Market Value of a share of Stock on the date the related SAR is granted.

2.21. Stock shall mean the common stock of the Company, par value $0.01 per share.

2.22. Stock Agreement shall mean the written agreement or instrument which sets forth the terms of a Restricted Stock, Stock Unit or Other Stock-Based Award grant to an Eligible Individual under this Plan.

2.23. Stock Appreciation Right or SAR shall mean a right which is granted pursuant to the terms of Section 8 to the appreciation in the Fair Market Value of a share of Stock in excess of the SAR Share Value for such a share.

2.24. Stock Unit shall mean a right granted to an Eligible Individual pursuant to Section 7 to receive a payment in cash or shares based on the Fair Market Value of the number of shares of Stock described in such grant.

2.25. Subsidiary shall mean any corporation which is a subsidiary corporation (within the meaning of Code Section 424(f)) of the Company.

SECTION 3. SHARES RESERVED UNDER PLAN

3.1. Shares. There shall be reserved for issuance under this Plan 5,000,000 shares of Stock; which limit also shall be the maximum number of shares that may be issued pursuant to ISOs under Section 8.

3.2. Share Counting. The shares of Stock described in Section 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. Shares of Stock covered by an award under the Plan shall only be counted as used to the extent they are actually issued. Furthermore, any shares of Stock issued pursuant to a Restricted Stock or Other Stock-Based Award grant which are forfeited or cancelled thereafter shall again become available for issuance under this Plan. The net number of shares of Stock issued under a Stock Unit or Other Stock-Based Award, if applicable, shall not again become available under Section 3.1 for issuance under this Plan. If a Stock Unit or Other Stock-Based Award is forfeited or settled in cash, the related shares of Stock shall again become available for issuance under this Plan. The net number of shares of Stock issued under an Option or SAR, to the extent it is exercised, shall not again become available under Section 3.1 for issuance under this Plan. If an Option or SAR is forfeited or settled in cash, if applicable, the related shares of Stock shall again become available for issuance under this Plan. Any shares of Stock which are (a) tendered to the Company to pay the Option Price of an Option, (b) tendered to the Company in satisfaction of any condition to a grant of Restricted Stock or Other Stock-Based Award, or (c) used to satisfy a withholding obligation under Section 14.4, shall again become available under Section 3.1 for issuance under this Plan.

3.3. Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.4. Substitute Awards. Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees or directors of other entities who are about to become Employees, whose employer is about to become an affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a Subsidiary. The terms and conditions of the substitute awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted. If shares of Stock are issued under the Plan with respect to a substitute award granted under this Section 3.4, as described above, to the extent permitted by appliable law and exchange rules, such shares of Stock will not count against the maximum number of shares of Stock reserved for issuance under the Plan, as set forth in Section 3.1.

SECTION 4. EFFECTIVE DATE

The Plan shall become effective on March 28, 2013, subject to the stockholders of the Company (acting at a duly called meeting of such stockholders) approving the adoption of this Plan.

SECTION 5. PLAN ADMINISTRATION

5.1. Authority of Committee. The Plan shall be administered by the Committee. Except as limited by law, or by the Certificate of Incorporation or By-Laws of the Company, and subject to the provisions of this Plan, the Committee shall have full power, authority, and sole and exclusive discretion to construe, interpret and administer this Plan, including without limitation, the power and authority to make determinations relating to Plan grants and correct mistakes in Stock, Option, or SAR Agreements, and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In addition, the Committee shall have full and exclusive power to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting award recipients and establishing all award terms and conditions.

5.2. Amendment of Awards. The Committee, in its sole discretion, may amend any outstanding award at any time in any manner not inconsistent with the terms of the Plan, provided that no outstanding, vested award may be amended without the grantee’s consent if the amendment would have a materially adverse effect on the grantee’s rights under the award. Notwithstanding the foregoing, the Committee, in its sole discretion, may amend an award if it determines such amendment is necessary or advisable for the Company to comply with applicable law (including Code Section 409A), regulation, rule, or accounting standard.

5.3. Delegation. To the extent permitted by applicable law, the Committee may delegate its authority as identified herein to one or more officers of the Company or members of the Board, including without limitation the authority to approve grants to Eligible Individuals other than any of the Company’s officers. To the extent that the Committee delegates its authority to make grants as provided by this Section 5.3, all references in the Plan to the Committee’s authority to make grants and determinations with respect thereto shall be deemed to include the Committee’s delegate(s). In addition, the Committee may delegate to one or more of its members, officers of the Company or agents or advisors such administrative duties or powers as it may deem advisable. Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Committee.

5.4. Decisions Binding. In making any determination or in taking or not taking any action under the Plan, the Committee or its delegate(s) may obtain and may rely on the advice of experts, including Employees of and professional advisors to the Company. Any action taken by, or inaction of, the Committee or its delegate(s) relating to or pursuant to the Plan shall be within the absolute discretion of the Committee or its delegate. Such action or inaction of the Committee or its delegate(s) shall be conclusive and binding on the Company, on each affected Eligible Individual and on each other person directly or indirectly affected by such action.

SECTION 6. ELIGIBILITY

Eligible Individuals shall be eligible for the grant of awards under this Plan.

SECTION 7. RESTRICTED STOCK, STOCK UNITS AND OTHER STOCK-BASED AWARDS

7.1. Committee Action.

(a) General. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock, Stock Units and Other Stock-Based Awards to Eligible Individuals from time to time.

(b) Limitations:

(1) Other than Non-Employee Directors. Except as provided herein and subject to subsection (b)(2) immediately below, no Restricted Stock, Stock Unit or Other Stock-Based Award grants in any combination may be made to an Eligible Individual in any calendar year with respect to more than 250,000 shares of Stock. Each grant of Restricted Stock, Stock Units and Other Stock-Based Awards shall be evidenced by a Stock Agreement. Notwithstanding the foregoing, separate and in addition to the above limit, no more than 250,000 shares of Stock may be awarded to any Eligible Individual in any calendar year with respect to Stock that is granted in settlement of an award under the Sears Holdings Corporation Umbrella Incentive Program (or any incentive program established thereunder).

(2) Non-Employee Directors. Notwithstanding subsection (b)(1) immediately above, no Restricted Stock, Stock Unit and Other Stock-Based Award grants in any combination may be made to a Non-Employee Director in any calendar year with respect to more than $250,000 in aggregate value at grant date(s). Each grant of Restricted Stock, Stock Units and Other Stock-Based Awards to a Non-Employee Director shall be evidenced by a Stock Agreement.

7.2. Forfeiture Conditions. The Committee may make a Restricted Stock, Stock Unit or Other Stock-Based Award grant subject to one or more employment, performance or other forfeiture conditions which the Committee acting in its absolute discretion deems appropriate under the circumstances, and the related Stock Agreement shall set forth each such forfeiture condition and the deadline for satisfying each such forfeiture condition. Any Restricted Stock or Other Stock-Based Award issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any physical stock certificate is issued in respect of Restricted Stock or Other Stock-Based Award granted under the Plan, such certificates shall be registered in the name of the Eligible Individual, shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the award, and shall be held by the Company as escrow agent until the restrictions on such award have lapsed.

7.3. Rights Under Awards.

(a) Cash Dividends. Each Stock Agreement which evidences a Restricted Stock or Other Stock-Based Award grant shall state whether the Eligible Individual shall have a right to receive any cash dividends which are paid after any shares of Restricted Stock or Other Stock-Based Award are issued to him or her and before the first day that the Eligible Individual’s interest in such Stock is forfeited. If such a Stock Agreement provides that an Eligible Individual has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Eligible Individual will be eligible to receive one, or more than one, payment in the future to compensate the Eligible Individual for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock or Other Stock-Based Award when such dividends were paid. If such a Stock Agreement calls for any such payments to be made, the Company shall make such payments from the Company’s general assets, and the Eligible Individual shall be no more than a general and unsecured creditor of the Company with respect to such payments. Unless otherwise set forth in the Stock Agreement which evidences a Stock Unit grant, if a cash dividend is paid on the shares of Stock described in a Stock Unit grant, such cash dividend shall be treated as reinvested in shares of Stock and shall increase the number of shares of Stock described in such Stock Unit grant.

(b) Stock and Other Dividends. Unless otherwise provided in the related Stock Agreement, and subject to such rules as the Committee shall adopt with respect to each dividend, if a Stock dividend is declared on a share of Restricted Stock or Other Stock-Based Award, such Stock dividend shall be treated as part of the grant of the related Restricted Stock or Other Stock-Based Award, and an Eligible Individual’s interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable. Unless otherwise set forth in the Stock Agreement which evidences a Stock Unit grant, and subject to such rules as the Committee shall adopt with respect to each dividend, if a Stock dividend is declared on any shares of Stock described in a Stock Unit grant, such dividend shall increase the number of shares of Stock described in such Stock Unit grant. If a dividend is paid on a share of Restricted Stock or Other Stock-Based Award or on a share of Stock described in a Stock Unit grant other than in cash or Stock, the disposition of such dividend with respect to such Restricted Stock or Other Stock-Based Award grant and the treatment of such dividend with respect to such Stock Unit grant shall be effected in accordance with the terms of the related Stock Agreement or such rules as the Committee shall adopt with respect to each such dividend.

(c) Voting Rights. An Eligible Individual shall have the right to vote shares of Restricted Stock or Other Stock-Based Award unless otherwise provided in the related Stock Agreement. An Eligible Individual receiving a Stock Unit grant shall not possess any voting rights with respect to such Stock Units.

(d) Effect of Termination. In the discretion of the Committee, a Stock Agreement may provide for vesting, payment, or other applicable terms after the Eligible Individual ceases to be employed or provide services to the Company or Subsidiary for any reason whatsoever, including death or disability.

(e) Nontransferability. No Restricted Stock or Other Stock-Based Award grant and no shares issued pursuant to a Restricted Stock or Other Stock-Based Award grant shall be transferable by an Eligible Individual other than by will or by the laws of descent and distribution before an Eligible Individual’s interest in such shares have become completely nonforfeitable, and no interests in a Stock Unit grant shall be transferable other than by will or the laws of descent and distribution, except as otherwise provided in the related Stock Agreement.

(f) Creditor Status. An Eligible Individual to whom a Stock Unit is granted shall be no more than a general and unsecured creditor of the Company with respect to any payment due under such grant.

7.4. Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be Restricted Stock or Other Stock-Based Award at such time as an Eligible Individual’s interest in such Stock becomes nonforfeitable under this Plan and the terms of the related Stock Agreement. Upon vesting of a Stock Unit, the Eligible Individual shall receive payment in cash or Stock in accordance with the terms of the related Stock Agreement.

SECTION 8. OPTIONS AND SARs

8.1. Options. The Committee acting in its absolute discretion shall have the right to grant Options to purchase shares of Stock to Eligible Individuals from time to time, and Options may be granted for any reason the Committee deems appropriate under the circumstances. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions, including without limitation any performance-based vesting conditions or forfeiture provisions, of such grant, as the Committee acting in its absolute discretion deems consistent with the terms of this Plan.

8.2. ISO Rules. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan or any ISO under Code Section 422. The aggregate Fair Market Value of ISOs granted to an Eligible Individual under this Plan and incentive stock options granted to such Eligible Individual under any other stock option plan adopted by the Company or a Subsidiary which first become exercisable in any calendar year shall not exceed $100,000. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted, and the Committee shall interpret and administer the limitation set forth in this Section 8.2 in accordance with Code Section 422(d).

8.3. Option Price, Exercise Period and No Dividend Equivalents.

(a) Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted. The Option Price shall be payable in full upon the exercise of any Option. Except in accordance with the provisions of Section 12, the Committee shall not, absent the approval of the Company’s stockholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to directly or indirectly reduce the Option Price of any outstanding Option.

(b) Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable before the date such Option is granted or on or after the date which is the tenth anniversary of the date such Option is granted. In the discretion of the Committee, an Option Agreement may provide for the exercise of an Option after the Eligible Individual ceases to be employed or provide services to the Company or a Subsidiary for any reason whatsoever, including death or disability.

(c) No Dividend Equivalents. In no event shall any Option or Option Agreement granted under the Plan include any right to receive dividend equivalents with respect to such award.

8.4. Method of Exercise.

(a) Committee Rules. An Option may be exercised as provided in this Section 8.4 pursuant to procedures (including, without limitation, procedures restricting the frequency or method of exercise) as shall be established by the Committee or its delegate from time to time for the exercise of Options.

(b) Notice and Payment. An Option shall be exercised by delivering to the Committee or its delegate during the period in which such Option is exercisable, (1) written notice of exercise in a form acceptable to the Committee indicating the specific number of shares of Stock subject to the Option which are being exercised and (2) payment in full of the Option Price for such specific number of shares. An Option Agreement, at the discretion of the Committee, may provide for the payment of the Option Price by any of the following means:

(1) in cash, electronic funds transfer or a check acceptable to the Committee;

(2) in Stock which has been held by the Eligible Individual for a period acceptable to the Committee and which Stock is otherwise acceptable to the Committee, provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment;

(3) through a broker-facilitated cashless exercise procedure acceptable to the Committee; or

(4) in any combination of the methods described in this Section 8.4(b) which is acceptable to the Committee.

Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed stock certificate for such Stock is delivered to the Committee (or to its delegate) or, if payment is effected through a certification of ownership of Stock in lieu of a stock certificate, on the date the Option is exercised.

(c) Restrictions. The Committee may from time to time establish procedures for restricting the exercise of Options on any given date as the result of excessive volume of exercise requests or any other problem in the established system for processing Option exercise requests or for any other reason the Committee or its delegate deems appropriate or necessary.

8.5. SARs.

(a) SARs and SAR Share Value.

(1) The Committee acting in its absolute discretion may grant an Eligible Individual a SAR which will give the Eligible Individual the right to the appreciation in one, or more than one, share of Stock, and any such appreciation shall be measured from the related SAR Share Value; provided, however, in no event shall the SAR Share Value be less than the Fair Market Value of a share of Stock on the date such SAR is granted. The Committee shall have the right to make any such grant subject to such additional terms, including without limitation any performance-based vesting conditions or forfeiture provisions, as the Committee deems appropriate and such terms shall be set forth in the related SAR Agreement.

(2) Each SAR granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related SAR Agreement, but no SAR Agreement shall make a SAR exercisable before the date such SAR is granted or on or after the date which is the tenth anniversary of the date such SAR is granted. In the discretion of the Committee, a SAR Agreement may provide for the exercise of a SAR after the Eligible Individual ceases to be employed or provide services to the Company or Subsidiary for any reason whatsoever, including death or disability.

(3) Except in accordance with the provisions of Section 12, the Committee shall not, absent the approval of the Company’s stockholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to directly or indirectly reduce the SAR Share Value of any outstanding SAR.

(b) Procedure. The exercise of a SAR shall be effected by the delivery of the related SAR Agreement to the Committee together with a statement signed by the Eligible Individual which specifies the number of shares of Stock as to which the Eligible Individual exercises his or her SAR.

(c) Payment. An Eligible Individual who exercises his or her SAR will receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount to the product of (i) the number of shares of Stock with respect to which the SAR is exercised multiplied by (ii) the excess of the Fair Market Value of a share of Stock on the exercise date over the applicable SAR Share Value. The Committee acting in its absolute discretion shall determine the form of such payment. Any cash payment shall be made from the Company’s general assets, and an Eligible Individual shall be no more than a general and unsecured creditor of the Company with respect to such payment.

(d) No Dividend Equivalents. In no event shall any SAR or SAR Agreement granted under the Plan include any right to receive dividend equivalents with respect to such award.

8.6. Nontransferability. Except to the extent the Committee deems permissible and consistent with the best interests of the Company, no Option or SAR shall be transferable by an Eligible Individual other than by will or by the laws of descent and distribution, and any grant by the Committee of a request by an Eligible Individual for any transfer (other than a transfer by will or by the laws of descent and distribution) of an Option or SAR shall be conditioned on the transfer not being made for value or consideration. Any such Option or SAR granted under this Plan shall be exercisable during an Eligible Individual’s lifetime, as the case may be, only by (subject to the first sentence in this Section 8.6) the Eligible Individual, provided that in the event an Eligible Individual is incapacitated and unable to exercise such Eligible Individual’s Option or SAR, such Eligible Individual’s legal guardian or legal representative whom the Committee deems appropriate based on all applicable facts and circumstances presented to the Committee may exercise such Eligible Individual’s Option or SAR, in accordance with the provisions of this Plan and the applicable Option or SAR Agreement. The person or persons to whom an Option or SAR is transferred by will or by the laws of descent and distribution (or pursuant to the first sentence of this Section 8.6) thereafter shall be treated as the Eligible Individual under this Plan.

8.7. Share Limitations.

(a) Other than Non-Employee Directors. Subject to subsection (b) immediately below, an Eligible Individual may not be granted in any calendar year Options, or SARs, or one or more Options and SARs in any combination which in the aggregate relate to more than 500,000 shares of Stock.

(b) Non-Employee Directors. Notwithstanding subsection (a) immediately above, a Non-Employee Director may not be granted in any calendar year Options, or SARs, or one or more Options and SARs in any combination which in the aggregate relate to more than $250,000 in aggregate value at grant date(s), based on the accounting value as recognized by the Company.

SECTION 9. PERFORMANCE-BASED AWARDS

9.1 Establishment of Performance Goals. If, at the time of grant, the Committee intends an award to qualify as “performance based compensation” within the meaning of Code Section 162(m)(4), the Committee must establish in writing, objective performance goals for the applicable Performance Period no later than ninety (90) days after the Performance Period begins (but in no event after twenty-five percent (25%) of the Performance Period has elapsed), and while the outcome as to the performance goals is substantially uncertain. Such performance goals established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the criteria described in Section 9.2.

9.2 Performance Measures. A performance goal may be based on any one or more or any combination (in any relative proportion) of the following: share price, market share, cash flow, revenue, revenue growth, earnings per share, operating earnings per share, operating earnings, earnings before interest, taxes, depreciation and amortization, return on equity, return on assets, return on capital, return on investment, net income, net income per share, economic value added, market value added, store sales growth, customer and member growth, maintenance and satisfaction performance goals and employee opinion survey results measured by an independent firm, and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals and goals relating to acquisitions or divestitures. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be based on the Company as a whole or on any one or more business units of the Company, or its Subsidiaries, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units of the Company or its Subsidiaries, and/or the past or current performance of other companies, or an index.

9.3 Certification of Performance. A Participant otherwise entitled to receive an award intended to meet the requirements of performance-based compensation under Code Section 162(m) and the regulations thereunder for any Performance Period shall not receive a settlement of the award until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection, such exercise of discretion may not result in an increase in the amount of the payment with respect to such award.

9.4 Extraordinary Items. In establishing any performance goals, the Committee may, no later than the date such performance goals are established in accordance with Section 9.1, provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management Discussion and Analysis of Financial Condition and Results of Operations accompanying such financial statements: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) extraordinary, unusual, and/or nonrecurring items of gain or loss; (d) gains or losses on acquisitions or divestitures or store closings; (e) domestic pension expenses; (f) noncapital, purchase accounting items; (g) changes in tax or accounting principles, regulations or laws; (h) mergers or acquisitions; (i) integration costs disclosed as merger related; (j) accruals for reorganization or restructuring programs; (k) investment income or loss; (l) foreign exchange gains and losses; and (m) tax valuation allowances and/or tax claim judgment or settlements. To the extent the exclusion of any item affects awards intended to constitute performance-based compensation under Code Section 162(m), such exclusion shall be specified in a manner that satisfies the requirements of Code Section 162(m) and the regulations thereunder, including without limitation the requirement that performance goals be objectively determinable.

SECTION 10. SECURITIES REGISTRATION

For Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Eligible Individual under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Eligible Individual; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Eligible Individual.

SECTION 11. LIFE OF PLAN

No award shall be granted under this Plan on or after the earlier of: (a) the tenth (10th) anniversary of the date the Company adopts this Plan, in which event this Plan otherwise thereafter shall continue in effect until all Options and SARs have been exercised in full or no longer are exercisable and all Restricted Stock, Stock Unit and Other Stock-Based Award grants under this Plan have been forfeited or the forfeiture conditions on the related Stock or cash payments have been satisfied in full, or (b) the date on which all of the Stock reserved under Section 3 has been issued or is no longer available for use under this Plan and all cash payments due under any Stock Unit grants have been paid or forfeited, in which event this Plan also shall terminate on such date.

SECTION 12. ADJUSTMENT

12.1. Corporate Transactions. The Committee shall make equitable adjustments to reflect any corporate transaction, which may include (a) adjusting the number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3, the grant limitations described in Section 7.1(b) and Section 8.7, the number, kind or class (or any combination thereof) of shares of Stock subject to Options and SARs granted under this Plan and the applicable Option Price and SAR Share Value as well as the number, kind or class of shares of Stock subject to Restricted Stock, Stock Unit and Other Stock-Based Award grants under this Plan, (b) replacing outstanding awards with other awards of comparable value, (c) cancelling outstanding awards in return for a cash payment, and (d) any other adjustments that the Committee determines to be equitable. For purposes of this paragraph a corporate transaction includes without limitation any dividend (other than a cash dividend that is not an extraordinary cash dividend) or other distribution (whether in the form of cash, Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, combination of shares, reorganization, merger, consolidation, acquisition, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction. Notwithstanding anything in this paragraph to the contrary, an adjustment to an Option or SAR under this paragraph shall be made in a manner that will not result in the grant of a new Option or SAR under Code Section 409A or cause the Option or SAR to fail to be exempt from Code Section 409A.

12.2. General. If any adjustment under this Section 12 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any grant shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjustment made under this Section 12 by the Committee shall be conclusive and binding on all affected persons.

SECTION 13. AMENDMENT OR TERMINATION

The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval of stockholders of the Company, no amendment or modification to the Plan may materially modify the Plan in any way that would require stockholder approval under any regulatory requirement that the Committee determines to be applicable, including without limitation, the rules of any exchange. No amendment, modification, suspension or termination of the Plan shall have a materially adverse effect on any vested and outstanding award on the date of such amendment, modification, suspension or termination, without the written consent of the affected grantee. Notwithstanding the foregoing, no Eligible Individual consent shall be needed for an amendment, modification, or termination of the Plan if the Committee determines such amendment, modification, or termination is necessary or advisable for the Company to comply with applicable law (including Code Section 409A), regulation, rule, or accounting standard. Suspension or termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it with respect to awards under this Plan prior to the date of such suspension or termination.

SECTION 14. MISCELLANEOUS

14.1. Stockholder Rights. No Eligible Individual shall have any rights as a stockholder of the Company as a result of the grant of an Option or SAR under this Plan or his or her exercise of such Option or SAR pending the actual delivery of any Stock subject to such Option or SAR to such Eligible Individual. Except as otherwise provided in this Plan, an Eligible Individual’s rights as a stockholder in the shares of Stock related to a Restricted Stock or Other Stock-Based Award grant shall be set forth in the related Stock Agreement.

14.2. No Contract of Employment or Contract for Services. The grant of an award to an Eligible Individual under this Plan shall not constitute a contract of employment or contract for the performance of services or an agreement to continue his or her status as an Eligible Individual and shall not confer on an Eligible Individual any rights in addition to those rights, if any, expressly set forth in any Stock, Option or SAR Agreement.

14.3. Coordination with Corporate Policies. Shares of Stock and cash acquired by an Eligible Individual under this Plan shall be subject to share retention, forfeiture, and clawback policies established by the Company in accordance with the terms of such policies.

14.4. Withholding. The exercise of any Option or SAR granted under this Plan and the acceptance of a Restricted Stock, Stock Unit or Other Stock-Based Award grant shall constitute an Eligible Individual’s full and complete consent to whatever action the Committee deems necessary to satisfy the minimum tax withholding requirements, if any, which the Committee acting in its discretion deems applicable. Subject to applicable law, the Committee, in its discretion, shall have the right to condition the delivery of any shares of Stock (or other benefit) under the Plan on the satisfaction of an Eligible Individual’s applicable withholding obligation and shall have the right to satisfy such tax withholding requirements, if any: (a) through cash payment by the Eligible Individual; (b) with the Committee’s consent, through the surrender of shares of Stock which the Eligible Individual already owns (provided, however, that to the extent shares of Stock described in this subsection (b) are used to satisfy more than the minimum statutory withholding obligation, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this subsection (b) shall be limited to shares of Stock held by the Eligible Individual for not less than six (6) months prior to the payment date); or (c) through the surrender of shares of Stock to which the Eligible Individual is otherwise entitled under the Plan; provided, however, that such shares of Stock under this subsection (c) may be used to satisfy not more than the Company’s minimum statutory withholding obligation.

14.5 Compliance with Code Section 409A. To the extent that amounts payable under this Plan are subject to Code Section 409A, the Plan is intended to comply with Code Section 409A and official guidance issued thereunder. Notwithstanding anything herein to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with this intention.

14.6 Requirements of Law. The granting of awards and the issuance of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.7 Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. Such foregoing right of indemnification shall not apply in circumstances involving such person’s bad faith or willful misconduct. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

14.8 Headings and Captions. The headings and captions here are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

14.9 Governing Law. This Plan shall be governed under the internal laws of the state of Illinois without regard to principles of conflicts of laws, to the extent not superseded by federal law. The state and federal courts located in the state of Illinois shall have exclusive jurisdiction in any action, lawsuit or proceeding based on or arising out of the Plan.

14.10 Invalid Provisions. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.11 Conflicts. In the event of a conflict between the terms of this Plan and any Stock, Option or SAR Agreement, the terms of the Plan shall prevail.

14.12 Successors. All obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

14.13 Deferral of Awards. The Committee may, in a Stock Agreement or otherwise, establish procedures for the deferral of Stock or cash deliverable upon settlement, vesting or other events with respect to Restricted Stock, Stock Units or Other Stock-Based Awards. Notwithstanding anything herein to the contrary, in no event will any deferral of Stock or any other payment with respect to any award granted under the Plan be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Code Section 409A.

14.14 Employees in Foreign Jurisdictions. Notwithstanding any provision of this Plan to the contrary, in order to achieve the purposes of this Plan or to comply with provisions of the laws in countries outside the United Sates in which the Company operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Eligible Individuals (if any) employed by the Company outside the United States should participate in the Plan, (ii) modify the terms and conditions of any awards made to such Eligible Individuals, and (iii) establish sub-plans and other award terms, conditions and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws in such countries outside the United States in order to assure the lawfulness, validity and effectiveness of awards granted under this Plan.

APPENDIX B—PROPOSED AMENDMENT

TO THE PERFORMANCE MEASURES UNDER

THE AMENDED AND RESTATED SEARS

HOLDINGS CORPORATION UMBRELLA INCENTIVE

PROGRAM

FIRST AMENDMENT

TO THE

SEARS HOLDINGS CORPORATION

UMBRELLA INCENTIVE PROGRAM (UIP)

Pursuant to the authority reserved to the Board or the Committee under Section 8 of the Sears Holdings Corporation Umbrella Incentive Program (as amended and restated effective March 7, 2012) (the “UIP”) , the UIP is hereby amended in the following respects, effective as of March 28, 2013, contingent upon stockholder approval of this First Amendment to the UIP:

1. Subsection (a) of Section 3.6 (Performance Measures) of the UIP is amended by deleting it in its entirety and inserting a new subsection 3.6(a) in its place to read as follows:

“(a) Generally. Performance measures may be based on any one or more or any combination (in any relative proportion) of the following: share price, market share, cash flow, revenue, revenue growth, earnings per share, operating earnings per share, operating earnings, earnings before interest, taxes, depreciation and amortization, return on equity, return on assets, return on capital, return on investment, net income, net income per share, economic value added, market value added, store sales growth, customer and member growth, maintenance and satisfaction performance goals and employee opinion survey results measured by an independent firm, and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals and goals relating to acquisitions or divestitures. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be based on the Company as a whole or on any one or more business units of the Company, or its Subsidiaries, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units of the Company or its Subsidiaries, and/or the past or current performance of other companies, or an index.”

2. Except as amended herein, the UIP is hereby confirmed in all other respects.

B-1

APPENDIX C—AMENDED AND RESTATED SEARS

HOLDINGS COMPANY UMBRELLA INCENTIVE PROGRAM

SEARS HOLDINGS CORPORATION

UMBRELLA INCENTIVE PROGRAM

SECTION 1

GENERAL

1.1. Purpose. The Sears Holdings Corporation Umbrella Incentive Program (the “UIP”) is a performance-based program. The UIP is designed to motivate the salaried employees of Sears Holdings Corporation (the “Company”), Sears Holdings Management Corporation, Sears, Roebuck and Co., Kmart Holding Corporation, and their Subsidiaries, to achieve significant, lasting change that successfully positions the Company for future growth. Performance goals under the UIP align Participants’ financial incentives with the financial goals of the Company. Awards under the UIP are designed to vary commensurately with achieved performance. Both Awards structured to satisfy the requirements for “performance-based compensation” outlined in regulations issued under Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”) and Awards not so structured may be issued hereunder. The UIP was first approved by the shareholders April 12, 2006 and confirmed in all respects by the shareholders on May 4, 2007 as part of the approval of the First Amendment to the UIP. The UIP is hereby fully amended and restated as of March 7, 2012, subject to approval of the shareholders.

The Committee may make an Award to an Eligible Employee under the UIP, or from time to time may establish under the UIP annual and long-term incentive plans for specific performance periods for specified groups of Eligible Employees, and make Awards under such plans, consistent with the terms of the UIP. References throughout this document to Awards under the UIP shall also refer to Awards under any annual or long-term incentive plan established pursuant to the UIP. All Awards hereunder, including Awards under any annual or long-term incentive plan established pursuant hereto, that are intended to constitute “performance-based compensation” within the meaning of Code Section 162(m) and the regulations thereunder are contingent on shareholder approval of the UIP, as provided in subsection 3.1.

1.2. Operation, Administration, and Definitions. The operation and administration of the UIP, including the Awards made under the UIP, shall be subject to the provisions of Section 6 (relating to operation and administration). Capitalized terms in the UIP shall be defined as set forth in the UIP (including the definitional provisions of Section 9).

SECTION 2

PARTICIPATION

2.1. Eligible Employee. The term “Eligible Employee” means those salaried employees of the Company or a Subsidiary who are designated as Eligible Employees by the “Committee” (as such term is defined in subsection 6.2 and further described in Section 7). Subject to the terms and conditions of the UIP, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who shall be granted one or more Awards under the UIP, and thereby become “Participants” in the UIP. Notwithstanding the foregoing, with respect to any annual incentive plan or long-term incentive plan established under the UIP, the term “Eligible Employee” shall mean those salaried and hourly employees of the Company or a Subsidiary who are designated as Eligible Employees under the terms of the applicable annual incentive plan or long-term incentive plan and thereby become “Participants” under such incentive plan.

2.2. New Hires. The Committee may designate as Participants those salaried employees whom the Committee determines have been newly hired or promoted into the group of Eligible Employees, provided that the terms and conditions of Awards to such individuals shall be subject to such adjustments as the Committee deems necessary or desirable to qualify such Awards as performance-based compensation for purposes of Code Section 162(m), if such Awards are intended to meet the requirements of Code Section 162(m) and the regulations thereunder. Notwithstanding the foregoing, with respect to any annual incentive plan or long-term incentive plan established under the UIP, the eligibility of newly hired employees shall be determined in accordance with the terms of the applicable incentive plan.

SECTION 3

AWARDS

3.1 Awards. An Award may be granted under the UIP in the form of a “Cash Incentive Award” or a “Stock Award”.

(a) A Cash Incentive Award is a grant of a right to receive a payment of cash (or, in the discretion of the Committee, shares of Stock having Fair Market Value, as of the date of payment, equivalent to the cash otherwise payable) that is contingent upon achievement of performance goals for the applicable performance period, as established by the Committee.

(b) A Stock Award is a grant of shares of Stock, which grant shall be subject to risk of forfeiture or other restrictions that will lapse upon the achievement of performance goals for the applicable performance period, as established by the Committee.

The grant of an Award may also be subject to such other conditions, restrictions and contingencies as determined by the Committee. Except as otherwise provided in this Section 3, Awards are intended to be “performance-based compensation” as that term is used in regulations issued under Code Section 162(m), and shall comply with the requirements of this Section 3 to the extent such compliance is determined by the Committee to be required for the Awards to be treated as performance-based compensation. With respect to Awards that are intended to constitute “performance-based compensation” within the meaning of Code Section 162(m) and the regulations issued thereunder, any such Award shall be contingent upon shareholder approval of the UIP or any amendment to the UIP requiring shareholder approval under Code Section 162(m) and the regulations issued thereunder, and no amount shall be paid under any such Award unless and until shareholder approval has been obtained in accordance with Code Section 162(m) and the regulations issued thereunder.

3.2 Maximum Amount. For Awards that are intended to be performance-based compensation under Code Section 162(m) and the regulations issued thereunder, the maximum value payable under all such Awards granted to any one individual during any (i) consecutive thirty-six (36) month period shall not exceed $15,000,000, and (ii) consecutive forty-eight (48) month period shall not exceed $20,000,000. Awards that are not intended to constitute “performance-based compensation” under Code Section 162(m) and the regulations issued thereunder are not subject to the foregoing limits.

3.3 Performance Goals. The performance goals established for the performance period established by the Committee with respect to Awards intended to constitute performance-based compensation under Code Section 162(m) and the regulations thereunder shall be objective (as that term is described in regulations under Code Section 162(m)), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain. The performance goals established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Measures described in subsection 3.6, below.

3.4 Attainment of Performance Goals. A Participant otherwise entitled to receive an Award intended to meet the requirements of performance-based compensation under Code Section 162(m) and the regulations thereunder for any performance period shall not receive a settlement of the Award until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection, such exercise of discretion may not result in an increase in the amount of the payment with respect to an Award intended to meet the requirements of performance-based compensation under Code Section 162(m) and the regulations thereunder.

3.5 Partial Achievement. The terms of an Award may provide that partial achievement of the performance goals may result in a payment or vesting based upon the degree of achievement.

3.6 Performance Measures.

(a) Generally. Performance measures may be based on any one or more or any combination (in any relative proportion) of the following: share price, market share, cash flow, revenue, revenue growth, earnings per share, operating earnings per share, operating earnings, earnings before interest, taxes, depreciation and amortization, return on equity, return on assets, return on capital, return on investment, net income, net income per share, economic value added, market value added, store sales growth, customer and member growth, maintenance and satisfaction performance goals and employee opinion survey results measured by an independent firm, and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals and goals relating to acquisitions or divestitures. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be based on the Company as a whole or on any one or more business units of the Company, or its Subsidiaries, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units of the Company or its Subsidiaries, and/or the past or current performance of other companies, or an index.

(b) Extraordinary Items. In establishing any performance goals, the Committee may, no later than the date such performance goals are established in accordance with subsection 3.3, provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management Discussion and Analysis of Financial Condition and Results of Operations accompanying such financial statements: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) extraordinary, unusual, and/or nonrecurring items of gain or loss; (iv) gains or losses on acquisitions or divestitures or store closings; (v) domestic pension expenses; (vi) noncapital, purchase accounting items; (vii) changes in tax or accounting principles, regulations or laws; (viii) mergers or acquisitions; (ix) integration costs disclosed as merger related; (x) accruals for reorganization or restructuring programs; (xi) investment income or loss; (xii) foreign exchange gains and losses; and (xiii) tax valuation allowances and/or tax claim judgment or settlements. To the extent the exclusion of any item affects Awards intended to constitute performance-based compensation under Code Section 162(m), such exclusion shall be specified in a manner that satisfies the requirements of Code Section 162(m) and the regulations thereunder, including without limitation the requirement that performance goals be objectively determinable.

3.7 Non-Performance-Based Compensation. Nothing in this Section 3 shall preclude the Committee, the Company, or any Subsidiary from granting Awards that are not intended to be performance-based compensation under Code Section 162(m) and the regulations thereunder; provided, however, that, at the time of grant of Awards by the Committee, the Committee shall designate whether such amounts are intended to constitute performance-based compensation within the meaning of Code Section 162(m) and the regulations thereunder. To the extent that the provisions of this Section 3 reflect the requirements applicable to performance-based compensation under Code Section 162(m) and the regulations thereunder, such provisions shall not apply to any Award which is not intended to satisfy such performance-based compensation requirements.

SECTION 4

DISTRIBUTION

4.1. General. Subject to Sections 5 and 6, the shares of Stock or the cash that result from an Award, granted with respect to a particular performance period, shall be distributed, in a single lump sum, as soon as practicable after the first Committee meeting after the results for the applicable performance period are available to the Committee (or in the case of Awards not intended to satisfy the requirements of Code Section 162(m) and the regulations thereunder, such time as specified by the Committee in the Award). Notwithstanding anything herein to the contrary, as to Awards intended to meet the requirements of performance-based compensation under Code Section 162(m) and the regulations thereunder, no distribution shall be made hereunder until after the Committee has certified the attainment of the performance goals and the amount to be paid to each Participant. Further, each Award shall be paid to each Participant no later than the date that is the 15th day of the third month following the last day of the relevant performance period or such other date as required by Code Section 409A to avoid treatment of the Award as deferred compensation subject to Code Section 409A. The date as of which payment is made in accordance with this subsection 4.1 is referred to herein as the “payment date.”

4.2. Termination and Other Provisions. All distributions are subject to the provisions of Sections 5 and 6, below.

SECTION 5

TERMINATION

5.1. The effect of death, disability, or termination of employment on a Participant’s right to receive an Award (whether payable in cash or Stock) shall be determined by the Committee under the terms of the Award (or the terms of the annual or long term incentive plan under which the Award is granted) and may depend both on the reason for the termination, if applicable, and the point in the performance period at which the event occurs, subject to the requirements of Code Section 162(m) and the regulations thereunder in the case of Awards intended to constitute performance-based compensation under that Code Section.

SECTION 6

OPERATION AND ADMINISTRATION

6.1. Source of Awards. In the case of Awards under the UIP that are settled in shares of Stock, such shares shall be distributed under a stock plan adopted by the Company and approved by the shareholders thereof that provides for the issuance of Stock in satisfaction of Awards hereunder (which in no event shall be an employee stock purchase plan). In the event of any conflict between this document and such stock plan, the provisions of the stock plan shall govern.

6.2. Committee. The UIP is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”), as further described at Section 7. Any determinations by the Committee regarding the UIP are binding on all Participants. The Committee may make changes that it deems appropriate for the effective administration of the UIP. Subject to subsection 6.3, these changes may not increase the benefits to which Participants may become entitled under an Award, nor change the pre-established measures in goals that have been approved with respect to any Award that is intended to constitute performance-based compensation under Code Section 162(m) and the regulations thereunder.

6.3. Discretion. Notwithstanding anything in the UIP to the contrary, prior to the settlement of any Award, the Committee may (i) reduce the amount of such Award, or the number of shares of Stock or amount of cash to be delivered in connection with such Award, and (ii) with respect to Awards that are not intended to constitute performance-based compensation under Code Section 162(m) and the regulations thereunder, change the pre-established measures in goals that have been approved for such Award and increase the amount of such Award or the number of shares of Stock or amount of cash to be delivered in connection with such Award.

6.4. General Restrictions. Notwithstanding any other provision of the UIP, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the UIP unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

6.5. Tax-Withholding. All distributions under an Award are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under an Award on satisfaction of the applicable withholding obligations. To the extent permitted by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant, (ii) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) shall be limited to shares held by the Participant for not less than six months prior to the payment date (or such other period of time as the Company’s accountants may require), or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the UIP; provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

6.6. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, or a combination thereof, subject, in the case of settlement in shares, to the terms of the stock plan under which the Stock is issued. Satisfaction of any such obligations under an Award, which is sometimes referred to as the “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Each Subsidiary shall be liable for payment of cash due under the UIP with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

6.7. Transferability. Except as otherwise provided by the Committee, Awards under the UIP are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

6.8. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under an Award, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the UIP, as the Committee shall require.

6.9. Agreement with Company. Any Award under the UIP shall be subject to such terms and conditions, not inconsistent with the UIP, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to as an “Award Agreement” regardless of whether any Participant signature is required.

6.10. Action by Company or Subsidiary. Any action required or permitted to be taken under the UIP by the Company, Sears Holdings Management Corporation, Sears, Roebuck and Co., Kmart Holding Corporation or any Subsidiary shall be by resolution of its respective board of directors, or by action of one or more members of the board of directors of such company (including a committee of the board) who are duly authorized to act for such board with respect to the applicable action, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange or similar entity) by a duly authorized officer of such company.

6.11. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

6.12. Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the UIP, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the UIP. A Participant shall have only a contractual right to the cash or Stock, if any, payable under the UIP, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the UIP shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The UIP does not constitute a contract of employment, and selection as a Participant shall not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the UIP, unless such right or claim has specifically accrued under the terms of the UIP. Except as otherwise provided in the UIP, no Award under the UIP shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

6.13. Evidence. Evidence required of anyone under the UIP may be by certificate, affidavit, document or other information, which the person charged with acting on such evidence considers pertinent and reliable, and which has been signed, made or presented by the proper party or parties.

6.14. Corporate Transaction. In the event of a corporate transaction involving the Company (including without limitation, any Stock dividend, Stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee may adjust Awards to preserve, but in no event increase, the benefits or potential benefits of the Awards; provided, however, that no such adjustment may be made to the extent such adjustment would cause Awards that are intended to constitute performance-based compensation to cease to qualify as such under Code Section 162(m) and the regulations thereunder. Actions permitted under the preceding sentence by the Committee may include any adjustments that the Committee determines to be equitable (which may include, without limitation, (a) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (b) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of the payment.

6.15. Governing Law. The UIP will be governed under the internal laws of the state of Illinois without regard to principles of conflicts of laws. The state and federal courts located in the state of Illinois shall have exclusive jurisdiction in any action, lawsuit or proceeding based on or arising out of the UIP.

6.16. Severability. If any provision(s) of the UIP shall be found invalid, illegal, or unenforceable, in whole or in part, then such provision(s) shall be modified or restricted so as to effectuate as nearly as possible in a valid and enforceable way the provisions hereof, or shall be deemed excised from the UIP, as the case may require, and the UIP shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted or as if such provision(s) had not been originally incorporated herein, as the case may be.

SECTION 7

COMMITTEE

7.1. Administration. As provided in subsection 6.2, the authority to control and manage the operation and administration of the UIP shall be vested in the Committee.

7.2. Powers of Committee. The Committee’s administration of the UIP shall be subject to the following:

(a) As provided in subsection 2.1 above, the Committee shall have the authority and discretion to determine those salaried employees who are Eligible Employees and to select from among the Eligible Employees those persons who shall receive Awards.

(b) Subject to the other provisions of the UIP, the Committee shall have the authority and discretion to determine the time or times of receipt and the types of Awards, to establish the terms, conditions, restrictions, and other provisions of Awards, and (subject to the restrictions imposed by Section 8) to amend, cancel, or suspend Awards. However (and subject at all times to the requirements of Code Section 162(m) and the regulations thereunder as to Awards that are intended to constitute performance-based compensation under that Section), to the extent that the Committee determines that the restrictions imposed by the UIP preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee shall have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee shall have the authority and discretion to interpret the UIP, to establish, amend, and rescind any rules and regulations relating to the UIP, to determine the terms and provisions of any Award Agreement made pursuant to the UIP, and to make all other determinations that may be necessary or advisable for the administration of the UIP.

(d) Any interpretation of the UIP by the Committee and any decision made by it under the UIP are final and binding on all persons.

7.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange or similar entity, or as would cause UIP Awards intended to constitute performance-based compensation under Code Section 162(m) and the regulations thereunder to fail to so qualify, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Committee may revoke any such allocation or delegation at any time.

7.4. Information to be Furnished to Committee. The Company, Sears Holdings Management Corporation, Sears, Roebuck and Co., Kmart Holding Corporation, and their Subsidiaries, shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties hereunder. The records of the Company, Sears Holdings Management Corporation, Sears, Roebuck and Co., Kmart Holding Corporation and their Subsidiaries, as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment, and compensation shall be conclusive on all persons unless determined by the Company or the Committee to be incorrect. Participants and other persons entitled to benefits under the UIP must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the UIP, subject to any applicable privacy laws.

SECTION 8

AMENDMENT AND TERMINATION

The Board or the Committee may, at any time, amend or terminate the UIP, and the Board or the Committee may amend any Award; provided, that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the UIP prior to the date such amendment or termination is adopted by the Board or the Committee, and no amendment requiring shareholder approval, including, but not limited to, under Code Section 162(m) and the regulations thereunder may be made without consent of the shareholders of the Company.

Notwithstanding anything herein to the contrary, (i) no amendment shall be made that would cause the Plan not to comply with the requirements of Code Section 409A or any other applicable law or rule of any applicable securities exchange or similar entity, and (ii) the UIP and any Award thereunder may be amended without Participant consent to the extent that the Committee determines such amendment necessary to cause the UIP or Award to comply with the requirements of Code Section 409A or any other applicable law or rule of any applicable securities exchange or similar entity.

SECTION 9

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Award. The term “Award” means any Cash Incentive Award or Stock Award as described in Section 3.1.

(b) Board. The term “Board” means the Board of Directors of the Company.

(c) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(d) Fair Market Value. The term “Fair Market Value” shall mean the reported closing price of a share of Stock on the principal securities exchange or market on which the Stock is then listed or admitted to trading.

(e) Stock. The term “Stock” means shares of common stock of the Company.

(f) Subsidiary. The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Section 424(f) of the Code) with respect to the Company.

IN WITNESS WHEREOF, on March 7, 2012 the Compensation Committee of the Board of Directors of Sears Holdings Corporation approved this restatement of the UIP, effective as of March 7, 2012, subject to approval of the shareholders, and delegated the authority to the undersigned to execute this document.

SEARS HOLDINGS CORPORATION

By:	/s/ Dean Carter
Dean Carter

Title:	Vice President, Talent and Human Capital Services

Date:	March 8, 2012

ADMISSION TICKET

You should present this admission ticket in order to gain admittance to the 2013 Annual Meeting of Stockholders. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trust, bank, or other nominee, you should bring with you a statement, proxy or letter from the broker, trustee, bank or nominee confirming the beneficial ownership of the shares as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

DIRECTIONS TO SEARS HOLDINGS CORPORATION

Directions from Midway Airport:

Take Cicero Avenue North to I-290, Eisenhower Expressway, West and exit on I-90, Northwest Tollway, West, towards Rockford. Stay on I-90 West to the exit at Beverly Road and proceed North (right). You will see the Sears Holdings Entrance on the right. Turn right into the Sears Holdings complex and follow the signs to Visitor Parking. Proceed from Visitor Parking to the Main Entrance (you passed it on the way to the Visitor Parking area).

Directions from the Loop or O’Hare Airport:

Take I-90/94 West and stay on I-90, Northwest Tollway, West, towards Rockford. Exit at Beverly Road and proceed North (right). You will see the Sears Holdings Entrance on the right. Turn right into the Sears Holdings complex and follow the signs to Visitor Parking. Proceed from Visitor Parking to the Main Entrance (you passed it on the way to the Visitor Parking area).

Directions from West to Route 59:

Take I-90, Northwest Tollway, East to Rt. 59 (first exit after Rt. 25). Exit at Rt. 59 and proceed North. At Higgins Road (Rt. 72) turn left. Proceed West on Higgins Road to Beverly Road. At Beverly Road, turn left and proceed South. You will see the Sears Holdings Entrance on the left. Turn left into the Sears Holdings complex and follow the signs to Visitor Parking. Proceed from Visitor Parking to the Main Entrance (you passed it on the way to the Visitor Parking area).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Form10-K are available at www.proxyvote.com.

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M34215-P08040

Sears Holdings Corporation

This Proxy is Solicited on Behalf of the Board of Directors

of Sears Holdings Corporation

May 1, 2013

The undersigned, revoking any proxy previously given, hereby appoint(s) Robert A. Schriesheim, Dane A. Drobny and Robert A. Riecker, all of whom are officers of Sears Holdings Corporation, and each of them, as proxies with full powers of substitution, to vote, as directed on the reverse side of this card, all shares the undersigned is entitled to vote at the 2013 Annual Meeting of Stockholders of Sears Holdings Corporation to be held on May 1, 2013 and at any adjournment or postponement of the meeting, and authorizes each proxy to vote at his discretion on any other matter that may properly come before the meeting, or at any adjournment or postponement of the meeting INCLUDING WITHOUT LIMITATION TO VOTE ON THE ELECTION OF SUCH SUBSTITUTE NOMINEES FOR DIRECTOR AS SUCH PROXIES MAY SELECT IN THE EVENT THAT ANY NOMINEE(S) NAMED ON THIS PROXY CARD BECOME(S) UNABLE TO SERVE AS A DIRECTOR.

This card also provides voting instructions for any common shares held on the undersigned’s behalf in the Sears Holdings Savings Plan, the Lands’ End, Inc. Retirement Plan, the Sears Holdings Puerto Rico Savings Plan, and the Sears Holdings Corporation Associate Stock Purchase Plan brokerage account.

This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxy holders on all other matters properly coming before the meeting. If no direction is made, this proxy will be voted FOR all of the Board of Directors’ nominees for election to the Board of Directors, FOR proposal 2, FOR proposal 3, FOR proposal 4 and FOR proposal 5, except for any shares the undersigned holds in the Sears Holdings Savings Plan, the Lands’ End, Inc. Retirement Plan, and the Sears Holdings Puerto Rico Savings Plan, which will be voted according to the rules of those plans, and his or her Sears Holdings Corporation Associate Stock Purchase Plan brokerage account, which will not be voted.

SEE REVERSE SIDE

SEARS HOLDINGS CORPORATION 3333 BEVERLY ROAD, B6-256B HOFFMAN ESTATES, IL 60179	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. To allow sufficient time for the trustees of the Sears Holdings Savings Plan, the Lands’ End, Inc. Retirement Plan, and the Sears Holdings Puerto Rico Savings Plan, to tabulate the vote of the plan shares, you must vote by telephone or Internet or return this proxy so that it is received by 5:00 p.m. Eastern Time on April 28, 2013.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. To allow sufficient time for the trustees of the Sears Holdings Savings Plan, the Lands’ End, Inc. Retirement Plan, and the Sears Holdings Puerto Rico Savings Plan, to tabulate the vote of the plan shares, you must vote by telephone or Internet or return this proxy so that it is received by 5:00 p.m. Eastern Time on April 28, 2013.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M34214-P08040 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEARS HOLDINGS CORPORATION The Board of Directors recommends that you vote FOR the following:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors			☐	☐	☐
Nominees:
	01)	Paul G. DePodesta	04) Steven T. Mnuchin
	02)	William C. Kunkler, III	05) Ann N. Reese
	03)	Edward S. Lampert	06) Thomas J. Tisch

The Board recommends that you vote FOR the following:				For	Against	Abstain	The Board of Directors recommends that you vote FOR the following:		For	Against	Abstain

2.	Advisory vote to approve the compensation of our named executive officers.			☐	☐	☐	4.	Approve an amendment to the performance measures under the Amended and Restated Sears Holdings Corporation Umbrella Incentive Program.	☐	☐	☐

The Board of Directors recommends that you vote FOR the following:				For	Against	Abstain	The Board of Directors recommends that you vote FOR the following:		For	Against	Abstain

3.	Approve the Sears Holdings Corporation 2013 Stock Plan			☐	☐	☐	5.	Ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2013.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please indicate if you plan to attend this meeting.				☐	☐		Please indicate if you would like to keep your vote confidential under the current policy		☐	☐
				Yes	No				Yes	No

Please sign exactly as your name or names appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date